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Exhibit 4.4

MANAGEMENT PROXY CIRCULAR         NOTICE OF 2012 ANNUAL GENERAL MEETING         MAY 1, 2012

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SUNCOR ENERGY INC.

The annual general meeting of shareholders of Suncor Energy Inc. (the "Corporation") will be held on May 1, 2012, in the Telus Convention Centre, 120 Ninth Avenue SE, Calgary, Alberta, at 10:30 a.m. Mountain Daylight Time (MDT).

The meeting will have the following purposes:

•
to receive the consolidated financial statements of the Corporation for the year ended December 31, 2011 together with the auditors' report thereon;

•
to elect directors of the Corporation to hold office until the close of the next annual meeting;

•
to appoint auditors of the Corporation to hold office until the close of the next annual meeting;

•
to consider and, if deemed fit, approve an advisory resolution on the Corporation's approach to executive compensation; and

•
to transact such other business as may properly be brought before the meeting or any continuation of the meeting after an adjournment or postponement.

The accompanying management proxy circular provides detailed information relating to the matters to be dealt with at the meeting and forms part of this notice.

Shareholders are encouraged to express their vote in advance by completing the enclosed form of proxy. Detailed instructions on how to complete and return proxies are provided on pages 2 to 4 of the accompanying management proxy circular. To be effective, the completed form of proxy must be received by our transfer agent and registrar, Computershare Trust Company of Canada, Proxy Department, 135 West Beaver Creek, P.O. Box 300, Richmond Hill, Ontario, L4B 4R5, at any time prior to 10:30 a.m. MDT on April 27, 2012.

Shareholders may also vote their shares by telephone or through the internet using the procedures described in the enclosed form of proxy.

Shareholders registered at the close of business on March 5, 2012, will be entitled to receive notice of and vote at the meeting.

By order of the Board of Directors of Suncor Energy Inc.

Janice B. Odegaard
Senior Vice President, General Counsel and Corporate Secretary

March 1, 2012
Calgary, Alberta

INVITATION TO SHAREHOLDERS

Dear Shareholder:

On behalf of Suncor Energy Inc.'s (the "Corporation") board of directors (the "Board of Directors"), management and employees, we invite you to attend our annual general meeting of shareholders on May 1, 2012, to be held in the Telus Convention Centre, 120 Ninth Avenue SE, Calgary, Alberta, at 10:30 a.m. Mountain Daylight Time (MDT).

The items of business to be considered at this meeting are described in the Notice of Annual General Meeting of Shareholders of Suncor Energy Inc. and accompanying management proxy circular. The contents and the sending of this management proxy circular have been approved by the Board of Directors.

Your participation at this meeting is very important to us. We encourage you to vote, which can easily be done by following the instructions enclosed with this management proxy circular. Following the formal portion of the meeting, management will review the Corporation's operational and financial performance during 2011 and provide an outlook on priorities for 2012 and beyond. You will also have an opportunity to ask questions and to meet your directors and executives.

Many of our public documents, including our 2011 Annual Report, are available in the Investor Centre on our web site located at www.suncor.com. We encourage you to visit our web site during the year for information about our company, including news releases and investor presentations. To ensure you receive all the latest news on the Corporation, including the speeches of senior executives, you can use the 'email alerts' subscribe feature on the Corporation's web site. Additional information relating to the Corporation is available on SEDAR at www.sedar.com.

We look forward to seeing you at the meeting.

Yours sincerely,

John Ferguson Chairman of the Board	Rick George Chief Executive Officer

VOTING AND PROXIES: QUESTIONS AND ANSWERS	2
ADVISORIES	5
BUSINESS OF THE MEETING	6
Financial Statements	6
Election of Directors	6
Appointment of Auditors	14
Advisory Vote on Approach to Executive Compensation	14
BOARD OF DIRECTORS COMPENSATION	15
Compensation Philosophy and Approach	15
Compensation Structure	15
Total Compensation	16
Equity-Based Compensation	17
EXECUTIVE COMPENSATION	20
Letter to Shareholders	20
Compensation Discussion and Analysis	23
Compensation Disclosure of Named Executive Officers	41
Termination Agreements and Change of Control Arrangements	46
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS	47
SUMMARY OF INCENTIVE PLANS	48
DIRECTORS' AND OFFICERS' INSURANCE	52
CORPORATE GOVERNANCE	52
SCHEDULE A: DIRECTORS' OUTSTANDING OPTION-BASED AWARDS	A-1
SCHEDULE B: NAMED EXECUTIVE OFFICERS' OUTSTANDING OPTION-BASED AWARDS	B-1
SCHEDULE C: CORPORATE GOVERNANCE SUMMARY	C-1
SCHEDULE D: POSITION DESCRIPTION FOR INDEPENDENT BOARD CHAIR	D-1
SCHEDULE E: DIRECTOR INDEPENDENCE POLICY AND CRITERIA	E-1
SCHEDULE F: BOARD TERMS OF REFERENCE	F-1

Note: All financial information is reported in Canadian dollars unless otherwise noted. Financial information is provided in the Corporation's Comparative Financial Statements and Management's Discussion & Analysis for the year ended December 31, 2011, which is included in our 2011 Annual Report.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         1

VOTING AND PROXIES: QUESTIONS AND ANSWERS

This management proxy circular is dated March 1, 2012 and is furnished in connection with the solicitation by or on behalf of the management of Suncor Energy Inc. ("Suncor", the "Corporation", "our" or "we") of proxies to be used at the annual general meeting of shareholders of Suncor to be held in the Telus Convention Centre, 120 Ninth Avenue SE, Calgary, Alberta, on May 1, 2012, at 10:30 a.m. (MDT) for the purposes indicated in the Notice of Annual General Meeting.

It is expected that solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or facsimile or other similar means by Suncor employees or agents. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common shares of Suncor and normal handling charges will be paid for such forwarding services. The record date to determine which shareholders are entitled to receive notice of and vote at the meeting is March 5, 2012.

Your vote is very important to us. We encourage you to exercise your vote using any of the voting methods described herein. To be valid, completed proxy forms must be dated, completed, signed and deposited with our transfer agent, Computershare Trust Company of Canada ("Computershare"): (i) by mail using the enclosed return envelope or one addressed to Computershare Trust Company of Canada, Proxy Department, 135 West Beaver Creek, P.O. Box 300, Richmond Hill, Ontario, L4B 4R5; (ii) by hand delivery to Computershare, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1; or (iii) by facsimile to (416) 263-9524 or 1-866-249-7775. Additionally, you may vote by using the internet at www.investorvote.com or by calling 1-866-732-VOTE (8683). Your proxy instructions must be received in each case no later than 10:30 a.m. (MDT) on April 27, 2012. Please read the following for commonly asked questions and answers regarding voting and proxies.

Q. Am I entitled to vote?

A.  You are entitled to vote if you are a holder of common shares of Suncor as of the close of business on March 5, 2012, the record date for the meeting. Each common share is entitled to one vote. A simple majority of votes (50% plus one vote) is required to approve all matters. The list of registered shareholders maintained by Suncor will be available for inspection after March 5, 2012, during usual business hours at the offices of Computershare, 600, 530 - 8th Avenue SW, Calgary, Alberta T2P 3S8 and will be available at the meeting.

Q. What am I voting on?

A.  You will be voting on:

•
the election of directors of the Corporation until the close of the next annual meeting;

•
the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation until the close of the next annual meeting; and

•
the advisory resolution on the Corporation's approach to executive compensation disclosed in this management proxy circular.

Q. What if amendments are made to these matters or if other matters are brought before the meeting?

A.  If you attend the meeting in person and are eligible to vote, you may vote on such matters as you choose. If you have completed and returned a proxy, the securities represented by proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, the securities will be voted accordingly. The persons named in the proxy form will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Annual General Meeting and to other matters that may properly come before the meeting. As of the date of this management proxy circular, our management knows of no such amendment, variation or other matter expected to come before the meeting. If any other matters properly come before the meeting, the persons named in the proxy form will vote on them in accordance with their best judgment.

Q. Who is soliciting my proxy?

A.  The management of Suncor is soliciting your proxy. Solicitation of proxies is done primarily by mail, supplemented by telephone or other contact, by our employees or agents at a nominal cost, and all of these costs are paid by Suncor.

Q. How can I vote?

A.  If you are eligible to vote and your shares are registered in your name, you can vote your shares in person at the meeting or by completing your proxy form through any of the methods described above.

If your shares are not registered in your name but are held by a nominee, please see below.

2        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Q. How can a non-registered shareholder vote?

A.  If your shares are not registered in your name, but are held in the name of a nominee (usually a bank, trust company, securities broker or other financial institution), your nominee is required to seek your instructions as to how to vote your shares. Your nominee will have provided you with a package of information, including these meeting materials and either a proxy or a voting form. Carefully follow the instructions accompanying the proxy or voting form.

Q. How can a non-registered shareholder vote in person at the meeting?

A.  Suncor does not have access to all the names of its non-registered shareholders. Therefore, if you are a non-registered shareholder and attend the meeting, we will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as a proxyholder. If you wish to vote in person at the meeting, insert your name in the space provided on the proxy form or voting form sent to you by your nominee. In doing so you are instructing your nominee to appoint you as a proxyholder. Complete the form by following the return instructions provided by your nominee. You should report to a representative of Computershare upon arrival at the meeting.

Q. Who votes my shares and how will they be voted if I return a proxy?

A.  By properly completing and returning a proxy, you are authorizing the person named in the proxy to attend the meeting and vote your shares. You can use the enclosed proxy form, or any other proper form of proxy, to appoint your proxyholder.

The shares represented by your proxy must be voted according to your instructions in the proxy. If you properly complete and return your proxy but do not specify how you wish the votes cast, your shares will be voted as your proxyholder sees fit. Unless contrary instructions are provided, shares represented by proxies received by management will be voted:

•
FOR the election of directors from those nominees set out in this management proxy circular;

•
FOR the appointment of PricewaterhouseCoopers LLP as auditors; and

•
FOR the approach to executive compensation disclosed in this management proxy circular.

Q. Can I appoint someone other than the individuals named in the enclosed proxy form to vote my shares?

A.  Yes, if you are a registered holder, you have the right to appoint the person of your choice, who does not need to be a shareholder, to attend and act on your behalf at the meeting. If you wish to appoint a person other than the names that appear, then strike out those printed names appearing on the proxy form and insert the name of your chosen proxyholder in the space provided.

NOTE: It is important to ensure that any other person you appoint is attending the meeting and is aware that his or her appointment to vote your shares has been made. Proxyholders should, upon arrival at the meeting, present themselves to a representative of Computershare.

Q. What if my shares are registered in more than one name or in the name of my company?

A.  If the shares are registered in more than one name, all those registered must sign the form of proxy. If the shares are registered in the name of your company or any name other than yours, you may require documentation that proves you are authorized to sign the proxy form.

Q. Can I revoke a proxy or voting instruction?

A.  If you are a registered shareholder and have returned a proxy, you may revoke it by:

1.
completing and signing a proxy bearing a later date, and delivering it to Computershare; or

2.
delivering a written statement, signed by you or your authorized attorney to:

(a)
the Corporate Secretary of Suncor Energy Inc. at P.O. Box 2844 150 - 6th Avenue S.W., Calgary, Alberta, T2P 3E3 at any time up to and including the last business day prior to the meeting, or the business day preceding the day to which the meeting is adjourned; or

(b)
to the Chairman of the meeting prior to the start of the meeting.

If you are a non-registered shareholder, contact your nominee.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         3

Q. Is my vote confidential?

A.  Your proxy vote is confidential. Proxies are received, counted and tabulated by our transfer agent, Computershare. Computershare does not disclose the results of individual shareholder votes unless: they contain a written comment clearly intended for management; in the event of a proxy contest or proxy validation issue; or if necessary to meet legal requirements.

Q. How many common shares are outstanding?

A.  As of February 21, 2012, there were 1,561,810,705 common shares outstanding. We have no other class or series of voting shares outstanding.

As of February 21, 2012, there was no person who, to the knowledge of our directors and officers, beneficially owned, or exercised control or direction, directly or indirectly, over common shares carrying more than 10% of the voting rights attached to all outstanding common shares.

Q. What is electronic delivery?

A.  Electronic delivery is voluntary e-mail notification sent to shareholders when documents such as our annual report, quarterly reports and this management proxy circular are available on our web site. If you wish, you may elect to be notified by e-mail when documentation is posted on our web site. Electronic delivery will save paper, reduce our impact on the environment and reduce costs.

Q. How can I ask for electronic delivery?

A.  If you are a registered shareholder, go to the Investor Communication web site at www.InvestorDelivery.com and follow the instructions on the screen.

You will need your Control Number and your PIN number (you will find them on the proxy form provided in your package).

Non-registered holders can sign up for mailings (not proxy materials) through www.computershare.com/mailinglist.

Q. What if I have other questions?

A.  If you have a question regarding the meeting, please contact Computershare at 1-877-982-8760 or visit www.computershare.com.

Webcast of Meeting

The meeting may also be viewed via webcast on www.suncor.com starting at 10:30 a.m. (MDT) on May 1, 2012. Shareholders may view the meeting and ask questions on line, but will not be able to vote via the webcast.

Shareholder Proposals

Eligible shareholders should direct any proposals they plan to present at the 2013 annual general meeting to our Corporate Secretary. To be included in the management proxy circular, the proposal must be received at Suncor Energy Inc. at P.O. Box 2844, 150 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3 by November 30, 2012.

4        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

ADVISORIES

This management proxy circular contains certain forward-looking statements and other information based on Suncor's current expectations, estimates, projections and assumptions that were made by the company in light of its experience and its perception of historical trends, including expectations and assumptions concerning: the accuracy of reserves and resources estimates; commodity prices and interest and foreign exchange rates; capital efficiencies and cost-savings; applicable royalty rates and tax laws; future production rates; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour and services; and the receipt, in a timely manner, of regulatory and third-party approvals. All statements and other information that address expectations or projections about the future, and other statements and information about Suncor's strategy for growth, expected and future expenditures, commodity prices, costs, schedules, production volumes, operating and financial results and expected impact of future commitments are forward-looking statements. Some of the forward-looking statements and information may be identified by words like "expects", "guidance", "anticipated", "estimated", "plans", "scheduled", "belief", "projects", "could", "outlook", "target", "objective", and similar expressions. Forward-looking statements in this management proxy circular include references to the following: Suncor's compensation programs; Suncor's ten-year growth plan, which is expected to boost total production to more than one million barrels of oil equivalent per day by 2020; the expectation that Suncor will be able to pool its manpower and capital resources and bring its collective strengths to bear to manage projects using best-in-class operating practices; Suncor's target to reduce current tailing ponds from eight to one; the expectation that discussions with our joint venture operators on the Joslyn project will result in operational synergies; the plan for the economics of Voyageur and Fort Hills to improve as a result of the strategic alliance with Total; and the plan that learnings on Firebag Stage 3 will benefit Firebag Stage 4.

Forward-looking statements and information are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Suncor. Suncor's actual results may differ materially from those expressed or implied by its forward-looking statements, and therefore readers are cautioned not to place undue reliance on them.

Additional risks, uncertainties and other factors that could influence financial and operating performance of all of Suncor's operating segments and activities include, but are not limited to: changes in general economic, market and business condition, such as commodity prices, interest rates and currency exchange; fluctuations in supply and demand for Suncor's products; the successful and timely implementation of capital projects, including growth projects and regulatory projects; competitive actions of other companies, including increased competition from other oil and gas companies or from companies that provide alternative sources of energy; labour and material shortages; actions by government authorities, including the imposition of taxes or changes to fees and royalties, and changes in environmental and other regulations; the ability and willingness of parties with whom we have material relationships to perform their obligations to us; the occurrence of unexpected events such as fires, equipment failures and other similar events affecting Suncor or other parties whose operations or assets directly or indirectly affect Suncor; our ability to find new oil and gas reserves that can be developed economically; the accuracy of Suncor's reserves, resources and future production estimates; market instability affecting Suncor's ability to borrow in the capital debt markets at acceptable rates; maintaining an optimal debt to cash flow ratio; the success of the company's risk management activities using derivatives and other financial instruments; the cost of compliance with current and future environmental laws; risks and uncertainties associated with closing a transaction for the purchase or sale of an oil and gas property, including estimates of the final consideration to be paid or received, the ability of counterparties to comply with their obligations in a timely manner and the receipt of any required regulatory or other third-party approvals outside of Suncor's control that are customary to transactions of this nature; the accuracy of cost estimates, some of which are provided at the conceptual or other preliminary stage of projects and prior to commencement or conception of the detailed engineering that is needed to reduce the margin of error and increase the level of accuracy; failure to realize anticipated synergies or cost savings; risks regarding the integration of Suncor and Petro-Canada after the merger; and incorrect assessments of the values of assets acquired and liabilities assumed in the merger with Petro-Canada. The foregoing important factors are not exhaustive.

Suncor's Annual Information Form and Management's Discussion and Analysis for the year ended December 31, 2011 and other documents it files from time to time with securities regulatory authorities describe the risks, uncertainties, material assumptions and other factors that could influence actual results and such factors are incorporated herein by reference. Copies of these documents are available without charge from Suncor at 150 6th Avenue S.W., Calgary, Alberta T2P 3E3, by calling 1-800-558-9071, or by email request to info@suncor.com or by referring to the company's profile on SEDAR at www.sedar.com or EDGAR at www.sec.gov. Except as required by applicable securities laws, Suncor disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Certain natural gas volumes described in this management proxy circular have been converted to barrels of oil equivalent ("boe") on the basis of one barrel for every six thousand cubic feet of natural gas. Any figure presented in boe may be misleading, particularly if used in isolation. A conversion ratio of six thousand cubic feet of natural gas to one barrel of crude oil is based on an energy equivalency conversion method primarily applicable at the burner tip and does not necessarily represent value equivalency at the wellhead.

Certain financial measures described in this management proxy circular – namely operating earnings, cash flow from operations and return on capital employed (ROCE) – are not prescribed by Canadian generally accepted accounting principles ("GAAP"). These non-GAAP measures are defined and reconciled in the Non-GAAP Financial Measures Advisory section of Suncor's Management's Discussion and Analysis for the year ended December 31, 2011 (the "MD&A"). In relation to cash flow from operations as described on page 32 of this management proxy circular, values reported equal cash flows from operations as reported in the MD&A, adjusted to take into account the timing of divestitures, which resulted in a reduction of the cash flow from operations used for measuring compensation. These non-GAAP financial measures do not have any standardized meaning and therefore are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measures are described because management uses the information to analyze operating performance, leverage and liquidity. Therefore, these non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         5

BUSINESS OF THE MEETING

FINANCIAL STATEMENTS

The audited consolidated financial statements for the year ended December 31, 2011 and the report of the auditors thereon will be placed before the meeting. These audited consolidated financial statements form part of our 2011 Annual Report. Copies of the 2011 Annual Report may be obtained from the Corporate Secretary upon request and will be available at the meeting. The full text of the 2011 Annual Report is available on Suncor's web site at www.suncor.com and has been filed with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission.

ELECTION OF DIRECTORS

Number of Directors. Suncor's articles stipulate there shall be not more than 15 nor fewer than 8 directors. There are currently 14 directors. In accordance with our by-laws, the Board of Directors of Suncor (the "Board" or "Board of Directors") has determined that 12 directors will be elected at the meeting. The term of office of each director is from the date of the meeting at which he or she is elected or appointed until the next annual meeting of shareholders or until a successor is elected or appointed.

Richard L. George, Suncor's long-standing Chief Executive Officer ("CEO"), in December of 2011, announced that he would retire at the 2012 annual general meeting and would not stand for re-election as a director. During his tenure, Mr. George has shown exceptionally strong leadership, helping to transform Suncor from an oil sands pioneer into Canada's largest energy company. The Board deeply appreciates his commitment to Suncor, and also his commitment to the industry and his contributions to Alberta and Canada.

In addition, Brian F. MacNeill, after 17 years of service to Petro-Canada and subsequent to the merger, Suncor, will be retiring from the Board this year and will not stand for re-election. Mr. MacNeill has provided a significant contribution to Petro-Canada and Suncor's success through his sound business acumen and dedication during his tenure. Suncor's management wishes to thank Mr. MacNeill for his service to Suncor and its shareholders.

Unless authority to do so is withheld, the persons named in the accompanying form of proxy intend to vote FOR the election of the nominees whose names appear on pages 7 to 12. Management does not expect that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee at their discretion unless the proxy specifies the common shares are to be withheld from voting in the election of directors.

Majority Voting for Directors. The Board has adopted a policy that requires that any nominee for director who receives a greater number of votes "withheld" than votes "for" his or her election as a director shall submit his or her resignation to the Governance Committee of the Board for consideration promptly following the meeting. This policy applies only to uncontested elections, meaning elections where the number of nominees for directors is equal to the number of directors to be elected. The Governance Committee shall consider the resignation and shall provide a recommendation to the Board. The Board will consider the recommendation of the Governance Committee and determine whether to accept it within 90 days of the applicable meeting and a news release will be issued by Suncor announcing the Board's determination. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted.

Shareholders should note that, as a result of the majority voting policy, a "withhold" vote is effectively the same as a vote against a director nominee in an uncontested election.

6        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

The Persons Nominated for Election as Directors Are:

Mel E. Benson
63
Calgary, Alberta, Canada
Director from April 19, 2000 to present

Independent

Mel Benson is president of Mel E. Benson Management Services Inc., an international management consulting firm based in Calgary, Alberta. In 2000, Mr. Benson retired from a major international oil company. Mr. Benson is an owner of Tenex Energy Inc. and a director of Winalta Inc. and Fort McKay Group of Companies, a community trust. He is also a director of Hull Child and Family Services, a non-profit organization.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Winalta Inc.
Human Resources and Compensation	6 of 6	100%
Environment, Health, Safety and Sustainable Development (Chair)	4 of 4	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	17 548	47 231	Nil	64 779	1 903 207	Yes	3.5x
2010	17 548	41 842	Nil	59 390	2 273 449
2009	17 548	35 253	Nil	52 801	1 964 725

Options and Value of Options ($)(7):

2011	2010	2009

16 000	16 000	16 000
Nil	Nil	Nil

Total Value of Equity ($)(8):
2011	2010	2009

1 903 207	2 273 449	1 964 725

Dominic D`Alessandro
65
Toronto, Ontario, Canada
Director from November 12, 2009 to present

Independent

Dominic D'Alessandro was president and chief executive officer of Manulife Financial Corporation from 1994 to 2009 and is currently a director of CGI Group Inc. and Canadian Imperial Bank of Commerce. For his many business accomplishments, Mr. D'Alessandro was recognized as Canada's Most Respected CEO in 2004 and CEO of the Year in 2002, and was inducted into the Insurance Hall of Fame in 2008. Mr. D'Alessandro is an officer of the Order of Canada and has been appointed as a Commendatore of the Order of the Star of Italy. In 2009, he received the Woodrow Wilson Award for Corporate Citizenship and in 2005 was granted the Horatio Alger Award for community leadership. Mr. D'Alessandro is an FCA, and holds a Bachelor of Science from Concordia University in Montreal. He has also been awarded honorary doctorates from York University, the University of Ottawa, Ryerson University and Concordia University.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Canadian Imperial Bank of Commerce
Audit	7 of 7	100%	CGI Group Inc.
Governance	5 of 5	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	10 000	22 483	Nil	32 483	954 351	Yes	1.8x
2010	10 000	14 612	Nil	24 612	942 147
2009	10 000	6 862	Nil	16 862	627 435

Options and Value of Options ($)(7): Nil

Total Value of Equity ($)(8):
2011	2010	2009

954 351	942 147	627 435

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         7

John T. Ferguson
70
Edmonton, Alberta, Canada
Director from November 10, 1995 to present

Independent

John Ferguson is founder and chairman of the board of Princeton Developments Ltd. and Princeton Ventures Ltd. Mr. Ferguson is also a director of Fountain Tire Ltd. and Strategy Summit Ltd. and until March 1, 2012 was a director of Royal Bank of Canada. In addition, he is a member of the Order of Canada, a board member of the Alberta Bone and Joint Institute, an advisory member of the Canadian Institute for Advanced Research, Honorary Colonel – South Alberta Light Horse and chancellor emeritus and chairman emeritus of the University of Alberta. Mr. Ferguson is a fellow of the Alberta Institute of Chartered Accountants and of the Institute of Corporate Directors.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors (Chairman)	7 of 7	100%	None

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	50 298	78 124	Nil	128 422	3 773 038	Yes	2.7x
2010	49 483	65 903	Nil	115 386	4 416 976
2009	45 785	53 987	Nil	99 772	3 712 516

Options and Value of Options ($)(7):

2011	2010	2009

68 000	84 000	100 000
672 400	1 541 360	1 940 400

Total Value of Equity ($)(8):
2011	2010	2009

4 445 438	5 958 336	5 652 916

Douglas Ford
68
Bonita Springs, Florida, USA
Director from April 29, 2004 to present

Independent

W. Douglas Ford was chief executive, refining and marketing for BP p.l.c. from 1998 to 2002 and was responsible for the refining, marketing and transportation network of BP as well as the aviation fuels business, the marine business and BP shipping. Mr. Ford currently serves as a director of USG Corporation and Air Products and Chemicals Inc. He is also a member of the board of trustees of the University of Notre Dame.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Air Products & Chemicals Inc.
Human Resources and Compensation	6 of 6	100%	USG Corporation
Governance	5 of 5	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	Nil	56 798	Nil	56 798	1 668 725	Yes	3.1x
2010	Nil	48 500	Nil	48 500	1 856 580
2009	Nil	40 409	Nil	40 409	1 503 619

Options and Value of Options ($)(7):

2011	2010	2009

40 000	40 000	40 000
256 960	470 560	444 880

Total Value of Equity ($)(8):
2011	2010	2009

1 925 685	2 327 140	1 948 499

8        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Paul Haseldonckx
63
Essen, Germany
Director from July 31, 2009 to present
(Petro-Canada from 2002-2009)

Independent

Paul Haseldonckx was a director of Petro-Canada and a member of the management board of Veba Oel AG, Germany's largest downstream company, including Aral AG gas stations in Europe. Mr. Haseldonckx represented Veba's interests at the board of the Cerro Negro joint venture, an in situ oil sands development including an upgrader, during the construction and early production phase. Mr. Haseldonckx holds a Master of Science and completed Executive Programs at INSEAD, Fontainebleau and IMD, Lausanne.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	None
Audit	7 of 7	100%
Environment, Health, Safety and Sustainable Development	4 of 4	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	12 103	16 883	4 050	33 036	970 598	Yes	1.8x
2010	12 060	11 897	3 998	27 955	1 070 117
2009	12 020	7 052	3 950	23 022	856 649

Options and Value of Options ($)(7): Nil

Total Value of Equity ($)(8):
2011	2010	2009

970 598	1 070 117	856 649

John R. Huff
65
Houston, Texas, USA
Director from January 30, 1998 to present

Independent

John Huff is chairman of Oceaneering International Inc., an oilfield services company. He also serves as director of KBR Inc.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	KBR Inc.
Environment, Health, Safety and Sustainable Development	4 of 4	100%	Oceaneering International Inc.
Human Resources and Compensation	6 of 6	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	43 058	80 240	Nil	123 298	3 622 495	Yes	6.7x
2010	43 018	71 666	Nil	114 684	4 390 104
2009	42 983	63 388	Nil	106 371	3 958 065

Options and Value of Options ($)(7):

2011	2010	2009

64 000	80 000	96 000
672 400	1 541 360	1 940 400

Total Value of Equity ($)(8):
2011	2010	2009

4 294 895	5 931 464	5 898 465

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         9

Jacques Lamarre
68
Montreal, Quebec, Canada
Director from November 12, 2009 to present

Independent

Jacques Lamarre is a strategic advisor to the law firm Heenan Blaikie LLP. He was the president and chief executive officer of SNC-Lavalin from 1996 to 2009. Mr. Lamarre is an Officer of the Order of Canada and a founding member and past chair of the Commonwealth Business Council. He is also past chair of the board of directors of the Conference Board of Canada and a founding member of the World Economic Forum's Governors for Engineering & Construction. Currently, he serves as director of the Royal Bank of Canada, PPP Canada Inc. and the Canadian Institute for Advanced Research, and as a member of the Engineering Institute of Canada, Engineers Canada and the Ordre des ingénieurs du Québec. Mr. Lamarre holds a Bachelor of Arts and a Bachelor of Arts and Science in Civil Engineering from Université Laval in Quebec City. He also completed Harvard University's Executive Development Program. In addition, Mr. Lamarre holds honorary doctorates from the University of Waterloo, the University of Moncton and Université Laval.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Royal Bank of Canada
Environment, Health, Safety and Sustainable Development	4 of 4	100%
Human Resources and Compensation	6 of 6	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	11 280	22 297	Nil	33 577	986 492	Yes	1.8x
2010	6 280	14 490	Nil	20 770	795 076
2009	6 280	6 849	Nil	13 129	488 530

Options and Value of Options ($)(7): Nil

Total Value of Equity ($)(8):
2011	2010	2009

986 492	795 076	488 530

Maureen McCaw
57
Edmonton, Alberta, Canada
Director from July 31, 2009 to present
(Petro-Canada from 2004 to 2009)

Independent

Maureen McCaw was a director of Petro-Canada and is past president (Edmonton) of Leger Marketing, formerly Criterion Research Corp., a company she founded in 1986. Ms. McCaw holds a Bachelor of Arts from the University of Alberta and an Institute of Corporate Directors certification (ICD.D). In addition to being president of Tinnakilly Inc. and a director of the Edmonton International Airport, Women Building Futures, Nature Conservancy of Canada, Alberta chapter and Royal Alexandra Hospital, she is also managing partner at Prism Ventures. She is a past chair of the Edmonton Chamber of Commerce and serves on a number of Alberta boards and advisory committees.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	None
Environment, Health, Safety and Sustainable Development	4 of 4	100%
Human Resources and Compensation	6 of 6	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	7 750	32 844	Nil	40 594	1 192 652	Yes	2.2x
2010	7 693	24 901	Nil	32 594	1 247 698
2009	7 640	17 176	Nil	24 816	923 403

Options and Value of Options ($)(7): Nil

Total Value of Equity ($)(8):
2011	2010	2009

1 192 682	1 247 698	923 403

10        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Michael W. O'Brien
67
Canmore, Alberta, Canada
Director from April 26, 2002 to present

Independent

Michael O'Brien served as executive vice president, corporate development, and chief financial officer of Suncor Energy Inc. before retiring in 2002. Mr. O'Brien is lead director of Shaw Communications Inc. In addition, he is past chair of the board of trustees for Nature Conservancy Canada, past chair of the Canadian Petroleum Products Institute and past chair of Canada's Voluntary Challenge for Global Climate Change.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Shaw Communications Inc.
Audit (Chair)	7 of 7	100%
Governance	5 of 5	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	26 808	44 216	Nil	71 024	2 086 685	Yes	3.9x
2010	51 808	38 868	Nil	90 676	3 471 077
2009	51 808	33 705	Nil	85 513	3 181 939

Options and Value of Options ($)(7):

2011	2010	2009

48 000	48 000	48 000
427 440	712 240	678 000

Total Value of Equity ($)(8):
2011	2010	2009

2 514 125	4 183 317	3 859 939

James W. Simpson
67
Calgary, Alberta, Canada
Director from July 31, 2009 to present
(Petro-Canada from 2004-2009)

Independent

James Simpson was a director of Petro-Canada and is past president of Chevron Canada Resources (oil and gas). He serves as lead director for Canadian Utilities Limited and is on its Corporate Governance, Nomination, Compensation and Succession Committee and Risk Review Committee, as well as being the chairman for the Audit Committee. Mr. Simpson holds a Bachelor of Science and Master of Science, and graduated from the Program for Senior Executives at M.I.T.'s Sloan School of Business. He is also past chairman of the Canadian Association of Petroleum Producers and past vice chairman of the Canadian Association of the World Petroleum Congresses.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Canadian Utilities Limited
Human Resources and Compensation (Chair)	6 of 6	100%
Governance	5 of 5	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	4 736	28 693	Nil	33 429	982 144	Yes	1.8x
2010	4 736	22 047	Nil	26 783	1 025 253
2009	4 736	15 551	Nil	20 287	754 879

Options and Value of Options ($)(7): Nil

Total Value of Equity ($)(8):
2011	2010	2009

982 144	1 025 253	754 879

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         11

Eira M. Thomas
43
West Vancouver, British Columbia, Canada
Director from April 27, 2006 to present

Independent

Eira Thomas is a Canadian geologist with over twenty years of experience in the Canadian diamond business, including her previous roles as vice president of Aber Resources, now Harry Winston Diamond Corp., and as founder and CEO of Stornoway Diamond Corp. Currently, Ms. Thomas is a director of Lucara Diamond Corp. and Strongbow Exploration Inc. She also serves on the board of the Prospectors and Developers Association of Canada.

Suncor Board and Board Committees	Meeting Attendance		Other Public Company Boards

Board of Directors	7 of 7	100%	Lucara Diamond Corp.
Audit	7 of 7	100%	Strongbow Exploration Inc.
Governance	5 of 5	100%

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	4 000	37 759	Nil	41 759	1 226 879	Yes	2.3x
2010	4 000	31 064	Nil	35 064	1 342 250
2009	4 000	24 555	Nil	28 555	1 062 532

Options and Value of Options ($)(7):

2011	2010	2009

24 000	24 000	24 000
Nil	Nil	Nil

Total Value of Equity ($)(8):
2011	2010	2009

1 226 879	1 342 250	1 062 532

Steven W. Williams
56
Calgary, Alberta, Canada
Director from December 1, 2011 to present

Non-independent
Management

Steve Williams has served as the chief operating officer of Suncor Energy Inc. since 2007. He was appointed as President of Suncor Energy Inc. in December of 2011. Mr. Williams is a fellow of the Institute of Chemical Engineers and is a member of the Institute of Directors. He is also co-chair of the Oil Sands Leadership Initiative (OSLI), a member of the CEO Committee of Syncrude Canada Limited, and a member of the Business Advisory Council, School of Business at the University of Alberta. In October of 2010, he was appointed to the Alberta Government Oil and Gas Economics Advisory Council.

Suncor Board and Board Committees	Meeting Attendance	Other Public Company Boards

Board of Directors	N/A (9)	None

Securities Held:
Share Ownership Target (6)
				Total Common Shares, DSUs and RSUs (4)	Total Value of Common Shares, DSUs and RSUs ($) (5)
Fiscal Year	Common Shares (1)	DSUs (2)	RSUs (3)			Meets Target	Current Status

2011	215 672	38 733	Nil	254 405	7 474 419	Yes	2.3x
2010	31 940	13 399	Nil	45 339	1 740 111
2009	28 194	Nil	Nil	28 194	1 049 099

Options and Value of Options ($)(7):

2011	2010	2009

964 400	944 000	814 000
3 911 700	11 998 400	10 627 500

Total Value of Equity ($)(8):
2011	2010	2009

11 386 119	13 738 511	11 676 599

12        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

(1)
Common shareholdings include the number of Suncor common shares, excluding fractional amounts, beneficially owned, or controlled or directed, directly or indirectly, by the director as at December 31 of the year reported. As at February 21, 2012, there had been no changes to the share ownership of the directors.

(2)
Deferred share units ("DSUs") are not voting securities but are included in this table for information purposes and refers to the number of DSUs for each director, excluding fractional amounts, as at December 31 of the year reported. DSUs were granted pursuant to the Suncor Deferred Share Unit Plan (the "DSU Plan") and the closed Petro-Canada Deferred Share Unit Plan (Non-Employee Directors of Petro-Canada) (the "PCCDSU Plan"). See "Board of Directors Compensation – Equity-Based Compensation" on page 17 and "Summary of Incentive Plans – Closed Plans" on page 49 of this management proxy circular.

(3)
Restricted share units ("RSUs") for non-employee directors of Suncor are not voting securities but are included in this table for information purposes and refers to the number of RSUs for each director, excluding fractional amounts, as at December 31 of the year reported. RSUs were granted pursuant to the closed Petro-Canada Restricted Share Unit Plan (Non-Employee Directors of Petro-Canada) (the "PCRSU Plan"). See "Summary of Incentive Plans – Closed Plans" on page 49 of this management proxy circular.

(4)
Total number of Suncor common shares, DSUs and RSUs, excluding fractional amounts, as at December 31 of the year reported.

(5)
Total value reflects the number of Suncor common shares, DSUs and RSUs held by the director as at December 31 of the year reported multiplied by the closing price on the Toronto Stock Exchange (the "TSX") of a Suncor common share on December 31 of the year reported (December 31, 2011 ($29.38), December 31, 2010 ($38.28) and December 31, 2009 ($37.21)).

(6)
Current status reflects the multiple of the minimum share ownership target required to be met by the director as at December 31, 2011. See "Board of Directors Compensation – Compensation Structure – Share Ownership Guidelines" on page 16 of this management proxy circular for non-employee directors and "Compensation Discussion and Analysis — Our Approach to Executive Compensation – Executive Share Ownership Guidelines" on page 29 of this management proxy circular for Steven W. Williams for further information.

(7)
Directors' options are not voting securities but have been included in this table for information purposes. Directors' options for non-employee directors include only options granted on or prior to December 31, 2008, as Suncor discontinued grants effective January 1, 2009 for non-employee directors. The number of options for each director as at December 31 of the year reported. The value of options for a year reported reflects the 'in-the-money' amount (the difference between the closing price on the TSX of a Suncor common share on December 31 for the year reported (December 31, 2011 ($29.83), December 31, 2010 ($38.28) and December 31, 2009 ($37.21)) and the exercise price of the option) of the exercisable and non-exercisable options held as at December 31 of the year reported.

(8)
Total value reflects the value of all Suncor common shares, DSUs, RSUs and options held as at December 31 of the year reported calculated in accordance with footnote (5) and (7).

(9)
Mr. Williams was appointed to the Board at the last Board meeting of 2011 and therefore attended no meeting of the Board or any committee meeting of the Board in his capacity as a director in 2011.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions. To our knowledge, no proposed director: (i) is, or has been in the last ten years, a director, chief executive officer or chief financial officer of an issuer (including Suncor) that, (a) while that person was acting in that capacity was the subject of a cease trade order or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, (b) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while that person was acting in the capacity of director, chief executive officer or chief financial officer, which resulted, after that person ceased to be a director, chief executive officer or chief financial officer, in the issuer being the subject of a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, or (c) is, or has been in the last ten years, a director or executive officer of an issuer that, while that person was acting in the capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, other than Mr. Ford, a current and proposed director of Suncor, who is currently a director of USG Corporation, which was in bankruptcy protection until June, 2006, and who was also a director of United Airlines (until February 2006) which was in Chapter 11 bankruptcy protection until February, 2006; (ii) has, within the last 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets; or (iii) has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         13

APPOINTMENT OF AUDITORS

Management and the Board propose that PricewaterhouseCoopers LLP be appointed as Suncor's auditors until the close of the next annual meeting. PricewaterhouseCoopers LLP have been Suncor's auditors for more than five years.

Fees payable to PricewaterhouseCoopers LLP in 2010 and 2011 are detailed below.

($ thousands)	2010	2011

Audit Fees	4 873	6 145
Audit-Related Fees	637	423
Tax Fees	—	50
All Other Fees	4	9

Total	5 514	6 627

The nature of each category of fees is described below.

Audit Fees. Audit fees were paid for professional services rendered by the auditors for the audit of Suncor's annual financial statements, or services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees were paid for professional services rendered by the auditors for preparation of reports on specified procedures as they relate to joint venture audits and attest services not required by statute or regulation.

Tax Fees. Tax fees were paid for corporate tax filings and tax planning in a foreign jurisdiction where Suncor has limited activity.

All Other Fees. All other fees were paid for subscriptions to auditor-provided and supported tools.

The services described beside the captions "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" were approved by the Audit Committee pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X.

ADVISORY VOTE ON APPROACH TO EXECUTIVE COMPENSATION

The Board believes that shareholders should have the opportunity to fully understand the objectives, philosophy and principles that the Board has used to make executive compensation decisions.

We hope you will carefully review the "Letter to Shareholders" beginning on page 20 and our "Compensation Discussion and Analysis" beginning on page 23 of this management proxy circular before voting on this matter. We encourage any shareholder who has comments on our approach to executive compensation to forward these comments to the chair of the Human Resources and Compensation Committee (the "HR&CC") c/o the Corporate Secretary, Suncor Energy Inc. P.O. Box 2844, 150 - 6 th Avenue S.W., Calgary, Alberta, T2P 3E3. The "Compensation Discussion and Analysis" section discusses our compensation philosophy and approach to executive compensation, what our named executive officers are paid and how their level of compensation is determined. This disclosure has been approved by the Board on the recommendation of the HR&CC.

At the meeting, shareholders will have an opportunity to vote on our approach to executive compensation through consideration of the following advisory resolution:

"Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the management proxy circular of Suncor Energy Inc. delivered in advance of its 2012 annual meeting of shareholders."

As this is an advisory vote, the results will not be binding upon the Board. However, in considering its approach to compensation in the future, the Board will take into account the results of the vote, together with feedback received from shareholders in the course of our engagement activities.

14        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

BOARD OF DIRECTORS COMPENSATION

The Board is composed of 12 non-employee directors, including the chairman of the Board, and Richard L. George, our CEO, and Steven W. Williams, our President and Chief Operating Officer ("COO"). Both Richard L. George and Brian F. MacNeill are retiring in 2012 and therefore are not standing for re-election as directors. Following the annual general meeting, and assuming that all directors are elected as contemplated in this management proxy circular, the Board will be composed of 11 non-employee directors and Steven W. Williams, who will be Suncor's President and CEO upon Richard L. George's retirement.

COMPENSATION PHILOSOPHY AND APPROACH

The compensation of non-employee directors is intended to attract highly qualified individuals with the capability to meet the demanding responsibilities of Board members and to closely align non-employee directors' interests with shareholder interests. Non-employee director compensation is not incentive based. Richard L. George and Steven W. Williams do not receive additional compensation for Board service.

The Governance Committee reviews Board compensation levels annually to ensure Suncor's approach to Board compensation is competitive at the median of the Suncor Compensation Peers, as such term is defined on page 29 of this management proxy circular, reflects best practice and takes into account governance trends.

COMPENSATION STRUCTURE

The North American energy peers, defined as the Suncor Compensation Peers, for benchmarking director compensation are the same companies used for benchmarking senior executive compensation for Suncor, as provided for on page 29 of this management proxy circular. Where Suncor ranks, as compared to the Suncor Compensation Peers, in relation to revenues, market capitalization and assets, is also provided for on page 29 of this management proxy circular.

The compensation structure for the Board's members did not change from 2010 to 2011. The following table displays the compensation structure for 2011 for all non-employee directors, including the chairman of the Board.

Compensation Structure for Non-Employee Directors (Excluding Chairman of the Board)	($)

Retainer and Fees
Annual Retainer (1)	50 000
Annual Committee Chair Retainer:
Audit Committee	25 000
Environment, Health, Safety and Sustainable Development ("EHS&SD") Committee	10 000
Governance Committee	10 000
Human Resources and Compensation Committee ("HR&CC")	15 000
Annual Committee Member Retainer:
Audit Committee	6 000
EHS&SD Committee	5 000
Governance Committee	5 000
HR&CC	5 000
Board Meeting Fee	1 500
Committee Meeting Fee	1 500
Travel within continental North America (Per Round Trip) (2)	1 500
Travel originating from outside continental North America (Per Round Trip) (3)	3 000
Annual Equity
Annual DSU target value (4)	180 000

Compensation Structure for Chairman of the Board (5)	($)

Retainer and Fees
Annual Retainer (1)	250 000
Travel within continental North America (Per Round Trip) (2)	1 500
Travel originating from outside continental North America (Per Round Trip) (3)	3 000
Annual Equity
Annual DSU target value (4)	280 000

(1)
Annual retainer is payable as elected by the non-employee director. Each year, a non-employee director may elect to receive their fees in 100% cash, 50% cash and 50% DSUs or 100% DSUs. All non-employee directors must receive at least 50% of their annual retainer and meeting fees in DSUs until their share ownership guideline level has been met.

(2)
Provides for travel from principal residence within continental North America to attend Board, committee or orientation meetings.

(3)
Provides for travel from principal residence outside North America to attend Board, committee or orientation meetings.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         15

(4)
The number of DSUs to be awarded in 2011 was set by the Board at the beginning of 2011 based on target values for non-employee directors (other than the chairman of the Board) of $180,000 (which equaled 4,800 DSUs) and the chairman of the Board of $280,000 (which equaled 7,400 DSUs). DSUs are administered quarterly.

(5)
No other compensation was payable to the chairman of the Board for 2011.

Share Ownership Guidelines. One way non-employee directors demonstrate their commitment to Suncor's long-term success and alignment with shareholders is through share ownership. The Board has established share ownership guidelines for non-employee directors, which must be attained within five years of when they were first elected or appointed.

For 2011, each non-employee director was required to own Suncor common shares, DSUs and/or RSUs with a market value of $540,000, and the chairman of the Board was required to own Suncor common shares, DSUs and/or RSUs with a market value of $1,400,000. As at February 21, 2012, all non-employee directors, including the chairman of the Board, met their share ownership guidelines.

Share ownership guidelines are reviewed periodically based on survey data. The current share ownership guideline level was determined to be appropriate for 2012.

2011 Committee Membership. Non-employee directors were on the following committees.

Committee Members	Audit Committee	Governance Committee	EHS&SD Committee	HR&CC

Mel E. Benson			Chair	✓
Brian A. Canfield (1)	Chair (2)		✓
Dominic D'Alessandro	✓	✓
W. Douglas Ford		✓		✓
Paul Haseldonckx	✓		✓
John R. Huff			✓	✓
Jacques Lamarre			✓	✓
Brian F. MacNeill	✓	Chair
Maureen McCaw			✓	✓
Michael W. O'Brien	Chair (2)	✓
James W. Simpson		✓		Chair
Eira M. Thomas	✓	✓

(1)
Mr. Canfield retired as a member of the Board, Audit Committee and EHS&SD Committee effective May 3, 2011.

(2)
Mr. Canfield acted as chair of Audit Committee until his retirement on May 3, 2011, following which Mr. O'Brien was appointed to act in such capacity.

TOTAL COMPENSATION

Total Compensation Summary. The following table provides information on the total compensation paid to the non-employee directors for the year ended December 31, 2011.

($)

Name (1)	Total Fees Paid	Share-Based Awards (2)	Total Compensation (3)

Mel E. Benson	92 000	164 208	256 208
Brian A. Canfield (4)	55 000	51 840	106 840
Dominic D'Alessandro	94 000	164 208	258 208
John T. Ferguson	256 000	253 154	509 154
W. Douglas Ford	93 000	164 208	257 208
Paul Haseldonckx	100 000	164 208	264 208
John R. Huff	91 500	164 208	255 708
Jacques Lamarre	91 500	164 208	255 708
Brian F. MacNeill	96 000	164 208	260 208
Maureen McCaw	91 500	164 208	255 708
Michael W. O'Brien	105 250	164 208	269 458
James W. Simpson	98 500	164 208	262 708
Eira M. Thomas	95 500	164 208	259 708

Total	1 359 750	2 111 282	3 471 032

(1)
Richard L. George, Suncor's CEO, and Steven W. Williams, Suncor's President and COO, did not receive compensation for serving as members of the Board. Please refer to page 42 of this management proxy circular for specifics of the compensation provided to Messrs. George and Williams for the year ended December 31, 2011.

(2)
Share-based awards consist of DSUs, which are granted annually and administered quarterly. Grant date fair market value is based on the average of the day's high and low price of a Suncor common share on the TSX for the trading day immediately preceding the date of each quarterly award ($43.20, $37.44, $27.31, $28.89). DSUs cannot be redeemed by non-employee directors until they cease to hold office.

(3)
Suncor does not provide stock options, pension benefits, non-equity incentives or other compensation to Board members.

(4)
Mr. Canfield retired as a member of the Board, Audit Committee and EHS&SD Committee effective as of May 3, 2011.

16        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Fees Paid. The following table provides a detailed breakdown of the fees paid to our non-employee directors for the year ended December 31, 2011. Fees are paid quarterly.

($)

Name	Retainer Fee	Committee Retainer Fee	Committee Chair Retainer Fee	Board Attendance Fee	Committee Attendance Fee	Travel Fees	Total Fees Paid (1)	Fees Taken in DSUs	Fees Taken in Cash

Mel E. Benson	50 000	5 000	10 000	10 500	15 000	1 500	92 000	—	92 000
Brian A. Canfield (2)	25 000	2 500	12 500	4 500	7 500	3 000	55 000	55 000	—
Dominic D'Alessandro	50 000	11 000	—	10 500	18 000	4 500	94 000	94 000	—
John T. Ferguson	250 000	—	—	—	—	6 000	256 000	128 000	128 000
W. Douglas Ford	50 000	10 000	—	10 500	16 500	6 000	93 000	93 000	—
Paul Haseldonckx	50 000	11 000	—	10 500	16 500	12 000	100 000	—	100 000
John R. Huff	50 000	10 000	—	10 500	15 000	6 000	91 500	91 500	—
Jacques Lamarre	50 000	10 000	—	10 500	15 000	6 000	91 500	91 500	—
Brian F. MacNeill	50 000	6 000	10 000	10 500	18 000	1 500	96 000	—	96 000
Maureen McCaw	50 000	10 000	—	10 500	15 000	6 000	91 500	91 500	—
Michael W. O'Brien	50 000	8 000	17 250	10 500	18 000	1 500	105 250	—	105 250
James W. Simpson	50 000	5 000	15 000	10 500	16 500	1 500	98 500	49 250	49 250
Eira M. Thomas	50 000	11 000	—	10 500	18 000	6 000	95 500	47 750	47 750

Total	825 000	99 500	64 750	120 000	189 000	61 500	1 359 750	741 500	618 250

(1)
Amounts reflect aggregate value of fees paid in cash and/or DSUs.

(2)
Mr. Canfield retired as a member of the Board, Audit Committee and EHS&SD Committee effective May 3, 2011.

EQUITY-BASED COMPENSATION

Annual DSU Grant. Non-employee directors participate in the Suncor Deferred Share Unit Plan (previously defined as the "DSU Plan"). When redeemed, each DSU pays the holder the then-current cash equivalent of the market price per share, as calculated in accordance with the DSU Plan. DSUs provide a stake in Suncor and promote greater alignment between directors and shareholders.

Under the DSU Plan, each non-employee director receives an annual DSU grant as part of their total compensation. The annual grant of DSUs is awarded in equal quarterly installments. In 2011, non-employee directors, including the chairman of the Board, received an aggregate of 61,400 DSUs. Each non-employee director, other than the chairman, received 4,800 DSUs. The chairman of the Board received 7,400 DSUs.

For each new non-employee director, the DSU Plan provides for an additional grant equal to the annual grant for the year in which they are appointed to the Board. New non-employee directors, including a new chairman of the Board, who join after February of a calendar year, will receive a pro-rated annual DSU grant based on the date they join the Board.

Fees Paid in DSUs. Until the share ownership guidelines for non-employee directors are met (see page 16 of this management proxy circular for details), non-employee directors receive one-half or, if they choose, all of their fees (excluding expense reimbursements) in the form of DSUs. The number of DSUs to be credited to the non-employee director's account on each payment date is equal to the number of common shares that could have been purchased on the quarterly payment date based on the fees allocated to the director. On each dividend payment date for common shares, an additional number of DSUs, equivalent to the number of common shares that could have been acquired on that date by notional dividend reinvestment, are credited to the non-employee directors' DSU accounts.

Redemption of DSUs. DSUs will be redeemed when a non-employee director ceases to hold office, or on a date elected by that director prior to November 30 of the following calendar year. For directors subject to payment of U.S. federal tax, the redemption period to elect payout of DSUs commences on the first day of the calendar year following that year in which the non-employee director ceases to be a member of the Board, and ends on November 30 of that same year. However, no redemption will be permitted within the first six months following separation from service by a U.S. taxpayer who is considered a "specified employee". The cash payment at redemption is calculated by multiplying the number of DSUs by the then-current market value of a common share.

Stock Options. In accordance with best practice guidelines, stock option grants to non-employee directors were discontinued after 2008. No future stock option grants to non-employee directors are planned.

Director Equity Compensation Hedging. Pursuant to Suncor's policies, directors are not permitted to engage in short selling in Suncor common shares or purchase financial instruments (including, for greater certainty, puts, options, calls, prepaid variable forward contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a change in the market value of common shares or other securities of Suncor held by the director.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         17

Option-Based and Share-Based Awards. The following table provides certain information about option-based and share-based awards outstanding for our non-employee directors as at December 31, 2011. For further details, including the exercise price and expiration date, of each option-based award held by our non-employee directors as at December 31, 2011, see Schedule A.

	Option-Based Awards		Share-Based Awards
Name	Aggregate number of securities underlying unexercised options	Aggregate value of unexercised 'in-the-money' options (1) ($)	Aggregate market or payout value of vested share-based awards not paid out or distributed (2) ($)

Mel E. Benson	16 000	—	1 387 647
Dominic D'Alessandro	—	—	660 551
John T. Ferguson	68 000	672 400	2 295 283
W. Douglas Ford	40 000	256 960	1 668 725
Paul Haseldonckx	—	—	615 012
John R. Huff	64 000	672 400	2 357 451
Jacques Lamarre	—	—	655 086
Brian F. MacNeill	—	—	2 728 051
Maureen McCaw	—	—	964 957
Michael W. O'Brien	48 000	427 440	1 299 066
James W. Simpson	—	—	843 000
Eira M. Thomas	24 000	—	1 109 359

Total	260 000	2 029 200	16 584 188

(1)
The value of options reflects the 'in-the-money' amount (the difference between the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.38) and the exercise price of the option) of the exercisable and non-exercisable options.

(2)
Includes DSUs issued under the DSU Plan and closed PCCDSU Plan. For Messrs. Haseldonckx and MacNeill, includes RSUs issued under the closed PCRSU Plan. All share-based awards held by non-employee directors have vested but cannot be redeemed until they cease to hold office. Calculated based on the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.38).

Share-Based Awards – Value Vested or Earned During the Year. The following table provides the value vested in relation to share-based awards held by our non-employee directors during the year ended December 31, 2011. No option held by a non-employee director that vested during 2011 was 'in-the-money' based on the difference between the exercise price of the option and the closing price of a Suncor common share on the day of vesting.

Name	Share-based awards – Value vested during the year (1) ($)

Mel E. Benson	164 208
Brian A. Canfield	51 840
Dominic D'Alessandro	164 208
John T. Ferguson	253 154
W. Douglas Ford	164 208
Paul Haseldonckx	164 208
John R. Huff	164 208
Jacques Lamarre	164 208
Brian F. MacNeill	164 208
Maureen McCaw	164 208
Michael W. O'Brien	164 208
James W. Simpson	164 208
Eira M. Thomas	164 208

Total	2 111 336

(1)
Includes DSUs issued under the DSU Plan, which are granted annually and administered quarterly. Grant date fair market value is based on the average of the day's high and low price of a Suncor common share on the TSX for the trading day immediately preceding the date of each quarterly award ($43.20, $37.44, $27.31, $28.89).

18        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Director Value at Risk. The following table provides the aggregate equity holdings of our non-employee directors for the years ended December 31, 2010 and 2011 as well as the net change during 2011 and the total value at risk as at December 31, 2011.

	December 31, 2010			December 31, 2011			Net Change During 2011
	Shares	Share- based awards (1)	Options	Shares	Share- based awards (1)	Options	Shares	Share- based awards (1)	Options	Total value at risk (2)(3) ($)

Mel E. Benson	17 548	41 842	16 000	17 548	47 231	16 000	—	5 389	—	1 903 207
Brian A. Canfield	30 020	72 236	80 000	46 020	75 797	64 000	16 000	3 561	16 000	4 251 383
Dominic D'Alessandro	10 000	14 612	—	10 000	22 483	—	—	7 871	—	954 351
John T. Ferguson	49 483	65 903	84 000	50 298	78 124	68 000	815	12 221	(16 000)	4 445 438
W. Douglas Ford	—	48 500	40 000	—	56 798	40 000	—	8 298	—	1 925 685
Paul Haseldonckx	12 060	15 895	—	12 103	16 883	—	43	988	—	970 598
John R. Huff	43 018	71 666	80 000	43 058	80 240	64 000	40	8 574	(16 000)	4 294 895
Jacques Lamarre	6 280	14 490	—	11 280	22 297	—	5 000	7 807	—	986 492
Brian F. MacNeill	13 056	86 881	—	13 056	92 854	—	—	5 973	—	3 111 636
Maureen McCaw	7 693	24 901	—	7 750	32 844	—	57	7 943	—	1 192 652
Michael W. O'Brien	51 808	38 868	48 000	26 808	44 216	48 000	(25 000)	5 348	—	2 514 125
James W. Simpson	4 736	22 047	—	4 736	28 693	—	—	6 646	—	982 144
Eira M. Thomas	4 000	31 064	24 000	4 000	37 759	24 000	—	6 695	—	1 226 879

(1)
Includes DSUs issued under the DSU Plan and closed PCCDSU Plan and in the case of Messrs. Haseldonckx and MacNeill, RSUs issued under the closed PCRSU Plan.

(2)
Value of shares, DSUs and RSUs is calculated based on the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.38).

(3)
Value of options reported reflects the 'in-the-money' amount (the difference between the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.38) and the exercise price of the option) of the exercisable and non-exercisable options held as at December 31, 2011.

Looking Ahead to 2012

In 2011, the Governance Committee reviewed non-employee director compensation market data provided by Towers Watson for the Suncor Compensation Peers and determined that no changes to the compensation structure for directors would be made for 2012.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         19

EXECUTIVE COMPENSATION
LETTER TO SHAREHOLDERS

To Our Fellow Shareholders:

As the chairman of the board of directors (the "Board") of Suncor Energy Inc. ("Suncor") and the chair of the Human Resources and Compensation Committee (the "HR&CC"), we would like to take this opportunity to communicate with you about governance and management of executive compensation at Suncor.

Your Board oversees the overall strategic direction and policy framework for Suncor. This important responsibility includes the compensation of our senior executives, with the assistance of the HR&CC.

Through the Compensation Discussion and Analysis (the "CD&A") section that is provided in Suncor's 2012 management proxy circular, our goal is to provide shareholders with information to understand Suncor's compensation philosophy, our approach to senior executive compensation, what our named executive officers ("NEOs") are paid and how their level of compensation is determined.

The information that follows provides an overview of how senior executive compensation aligns with shareholder value, our compensation framework, actions we have taken in 2011 to continue to enhance our compensation governance practices, the performance and compensation of the Chief Executive Officer ("CEO") for 2011 as determined by the Board and how the Board is approaching compensation for the President and Chief Operating Officer, as he transitions to become the CEO following the annual general meeting in May.

Alignment of Senior Executive Compensation with Strategic Goals and Shareholder Value

Suncor is committed to delivering long-term shareholder value. This commitment is reflected in an integrated business model, which takes advantage of a strong resource position, an extensive range of complementary assets in both the upstream and downstream, reliable operations and an excellent suite of growth projects.

Through 2011, our focus on operational excellence has led to improved reliability and record oil sands production, enabling demonstrated progress in building sustained shareholder value, with record operating earnings, cash flow and a stronger balance sheet. As we move into 2012, the second year of our ten year growth plan that is expected to boost total production to more than one million barrels of oil equivalent per day by 2020, we will continue to focus on operational excellence to drive safe, environmentally responsible and reliable operations, and the delivery of our growth goals through effective, cost efficient execution of our capital projects.

Suncor's senior executive compensation policies and programs are designed to support and reinforce our goals of safe, reliable operations; environmentally and socially responsible practices; and profitable growth strategies.

Recognizing the context within which Suncor operates, our senior executives are provided with a mix of fixed and variable, performance based compensation targeted at the median of a group of North American energy company peers. The variable, performance based components of the senior executives' total direct compensation represent a high proportion (over 80% for the CEO), and are spread over the short-, medium- and long-term.

This design provides the opportunity to increase compensation when above-target business results are achieved while limiting compensation when performance warrants. We believe this pay-for-performance approach with varying performance periods and significant variable, performance based compensation for senior executives responds to shareholder expectations of a strong link between senior executive pay and long-term value creation, providing appropriate incentives to reward strong performance without encouraging undue risk taking.

We believe limiting or increasing actual incentive compensation realized in line with long-term value creation is demonstrated in the CD&A, in regard to the total direct compensation of our NEOs.

Over the period of 2007 to 2011, the total direct compensation of the NEOs was approximately 33% lower than the expected value reported in the summary compensation table over the same period. This result generally aligns with share price performance over this period, and reflects the strong weighting to mid- to long-term incentives in the total direct compensation of the NEOs. While the NEOs have realized increasing short-term incentive compensation from improving operational performance, the value of mid- to long-term incentive compensation is well below the disclosed expected value in the summary compensation table and is in line with Suncor's share price performance and total shareholder return.

20        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Compensation Framework

The HR&CC, comprised of non-employee directors and led by Mr. Simpson, accesses advice from Towers Watson and Meridian Compensation Partners on design, testing and implementation of senior executive compensation programs, emerging trends and best practices for large energy and large general industry companies in North America. The HR&CC has worked to establish an effective compensation framework with the key goals of attracting and retaining talented senior executives and aligning management closely with goals of sustained long-term performance.

This compensation structure balances providing the incentive to achieve both short- and long-term objectives through fixed base salary to reflect the value of a role in the market, a short-term incentive award opportunity based on in year performance versus business goals and mid- and long-term incentives that reward senior executives for both absolute shareholder return and shareholder return relative to our North American energy peers. In this way, a substantive portion of actual compensation is directly tied to our shareholder's experience.

As described in the CD&A, a key responsibility of the Board and the HR&CC is to ensure our senior executive compensation programs and policies are aligned with shareholder interests and appropriately limit compensation risks. At Suncor, this is accomplished through the combination of governance practices applied by the Board and the HR&CC, the design of senior executive programs and practices to include thresholds, cap maximums, performance hurdles, meaningful share ownership requirements and the systems, processes, authorities and controls inherent to the business.

Enhancing Compensation Governance Practices

The Board and the HR&CC Committee carefully oversee governance practices for executive compensation. The HR&CC Committee receives support from external advisors and works closely with management to identify and make changes that ensure Suncor's executive compensation philosophy and programs are effective and appropriately incorporate new trends.

In 2011, a number of improvements were introduced, including the HR&CC undertaking a comprehensive compensation risk assessment. We believe our compensation system does not encourage excessive risk taking. More information on the compensation risk assessment and on other improvements made in 2011 is provided in the CD&A.

In 2012, the HR&CC will work with the Governance Committee to develop and recommend approval by the Board of a claw back policy. This will expand on the current requirement for claw back of CEO and Chief Financial Officer annual incentive bonuses if there is an accounting restatement as a result of misconduct.

2011 CEO Performance and Compensation

The Board evaluated the CEO's performance as exceptional for the past year. His total direct compensation for fiscal 2011 was $13.7 million. This is up from 2010, when his total direct compensation was $9.6 million. The increase reflects Suncor's strong 2011 business results, the almost 15% increase in the market target value at the median of Suncor's North American energy peers for the mid- to long-term incentive component of Rick George's total direct compensation and the Board's evaluation of the CEO's performance measured against his personal goals for 2011.

With more than 65% of the CEO's 2011 total direct compensation provided in the form of mid- to long-term incentives and over 80% of the increase in total direct compensation versus 2010 in the form of mid- to long-term incentives, a substantial portion of the CEO's 2011 compensation is directly tied to an increase in shareholder value.

The Board believes that under the CEO's leadership, the company is positioned to leverage its fully integrated business model and is demonstrating results that will support building long-term shareholder value.

Further information on the 2011 compensation of the CEO and the other NEOs can be found beginning on page 23 of our 2012 management proxy circular.

Compensation Approach for the New President & CEO

Mr. George will retire from Suncor following the annual general meeting. He has been an outstanding CEO for Suncor during his 21 year tenure, leading the creation of significant value to shareholders over his time as CEO and positioning Suncor for long-term, profitable growth going forward.

Through our succession planning process, the Board has implemented a smooth transition from Mr. George to Steve Williams, who will become President and CEO in May.

The HR&CC, working with the Board, has aligned the compensation for Mr. Williams in 2012 with his transition to CEO. Mr. Williams will receive increases in his base salary, annual incentive target and mid- to long-term incentives during 2012 in line with his appointment. These compensation changes will position him, as a new CEO, at the appropriate level, consistent with and typical of an internal promotion, compared to the median level of total direct compensation for Suncor's North American energy peers.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         21

Closing

Your Board, with the support of the HR&CC, is committed to ensuring that Suncor's senior executive compensation is aligned with shareholder interests and enables Suncor's long-term competitiveness.

We believe the compensation structure in place for Suncor senior executives fits our industry, and is appropriately linked to our strategy to build long-term shareholder value. We have always welcomed shareholder feedback on Suncor's business operations, policies and practices including executive compensation and we welcome your feedback.

Sincerely,

James Simpson Chair of the Human Resources & Compensation Committee	John Ferguson Chairman of the Board

22        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

COMPENSATION DISCUSSION AND ANALYSIS

2011 NAMED EXECUTIVE OFFICERS

The persons (the "NEOs" or "Named Executive Officers") who are the focus of the CD&A and who appear in the compensation tables are:

RICHARD L. GEORGE	R.L. GEORGE	CHIEF EXECUTIVE OFFICER (1)
BART W. DEMOSKY	B.W. DEMOSKY	CHIEF FINANCIAL OFFICER (2)
STEVEN W. WILLIAMS	S.W. WILLIAMS	PRESIDENT & CHIEF OPERATING OFFICER (1)
BORIS J. JACKMAN	B.J. JACKMAN	EXECUTIVE VICE PRESIDENT, REFINING & MARKETING
MARK S. LITTLE	M.S. LITTLE	EXECUTIVE VICE PRESIDENT, OIL SANDS & IN SITU (3)
(1)
Effective December 1, 2011, Mr. George retired from the position of President and Mr. Williams was appointed as President.

(2)
For purposes of the Suncor executive compensation structure, Chief Financial Officer is currently equivalent to the Senior Vice President level.

(3)
Effective January 1, 2012, Mr. Little was appointed to Executive Vice President, Oil Sands and In Situ. In 2011, Mr. Little was Executive Vice President, Oil Sands from January 31, 2011 and Senior Vice President, International & Offshore prior to that date.

CD&A HIGHLIGHTS

Evolving disclosure requirements and stakeholder expectations in recent years, focused on transparency and good governance, have resulted in more information being included in management proxy circulars.

This year, we have included a summary of some key information found within the CD&A. The intent of this summary is to provide a quick reference, highlighting some of the points covered in the CD&A. We hope you will find the summary helpful.

Compensation Governance

Risk Management.    Increased disclosure has been provided on managing compensation risk, including oversight procedures and risk mitigating features of our compensation policies and programs. In 2011, the HR&CC, with assistance from Towers Watson, assessed Suncor's compensation policies and programs to determine whether any components could encourage unacceptable risk taking. The HR&CC's assessment concluded that the compensation policies and programs did not encourage risk that is reasonably likely to have a material adverse effect on Suncor. This is consistent with the risk assessment completed by Towers Watson. More information is provided beginning on page 26 of this management proxy circular.

Claw Back Policy.    The Board is committed to the principles of claw back, or recovery of compensation, in the event the financial information on which the compensation awards were based is materially restated. The Board, working through the HR&CC and Governance Committee, will conduct a review of market practice and evolving regulatory requirements with the intent of adopting a claw back policy for Suncor during 2012.

Compensation of the Named Executive Officers

Compensation Decision Process.    The compensation structure for Suncor's executives is determined and approved by the HR&CC using market data based on the Suncor Compensation Peers and information on executive compensation trends provided by the company's external compensation advisors. The 2011 compensation of the NEOs, other than the CEO and President and COO, was recommended by the CEO and President and COO and reviewed by the HR&CC. The compensation for the CEO and for the President and COO was recommended by the HR&CC to the independent members of the Board for approval.

2011 Total Direct Compensation.    Total direct compensation (consisting of base salary, annual incentive and mid- to long-term incentive components) is benchmarked against the median total direct compensation for the Suncor Compensation Peers. More information on the Suncor Compensation Peers can be found beginning on page 29 of this management proxy circular.

Base Salaries.    Increases in base salary reflect market competitiveness, economic conditions and demonstrated capability. The base salaries for the CEO, CFO and President and COO were increased in 2011 to maintain their salaries near the competitive median for their executive level in comparison to the Suncor Compensation Peers. The Executive Vice President ("EVP"), Oil Sands, received an increase in base salary in connection with his promotion to EVP in January 2011. The EVP, Refining and Marketing, did not receive an increase, as his salary is at the top of the Suncor Compensation Peer's competitive salary range for his level.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         23

Annual Incentive.    Suncor's annual incentive plan ("AIP") rewards Corporate, Business Unit and Personal performance and has component weightings at target of 20%, 60% and 20% respectively. There is a maximum payout of 220% of target and a performance threshold trigger that must be achieved before any payouts can be made under the plan.

The overall performance level for the Corporate component of the AIP (cash flow from operations) and Business Unit component of the AIP (personal and process safety, environment, reliability and people) exceeded targets for 2011, which, combined with the Personal component of the AIP (performance against personal goals) for the NEOs, resulted in above target AIP payouts for 2011 for the NEOs that ranged from 155% to 177% of the maximum 220% annual incentive opportunity under the AIP. Information on Corporate and Business Unit performance under the AIP is provided on page 32 of this management proxy circular. Details on the AIP payout calculations for each of the NEOs begin on page 34 of this management proxy circular.

Mid- to Long-Term Incentives.    Equity awards consisting of stock options and PSUs that are provided to NEOs, form a significant part (a minimum of 50% to almost 70% for the CEO) of their competitive target total direct compensation. The target value for the equity awards for the NEOs is based on the median value for the Suncor Compensation Peers. This variable, performance based, mid- to long-term incentive pay component of total direct compensation is intended to reward performance in relation to increases in share price and achievement of performance thresholds. Alignment of this design for the mid- to long-term incentives with shareholder interests is directly reflected in the realized or actual value of the equity awards made to the NEOs for the period of 2007-2011, which, at December 31, 2011, was 53% below the disclosed expected value at the time of the award.

Equity awards are granted to the NEOs early in the year. The equity award values displayed in the summary compensation table beginning on page 42 of this management proxy circular for 2011, are based on awards approved for the NEOs. The equity awards reflect increases in the competitive target value of these awards at the median of the Suncor Compensation Peers for 2011 ranging from 7% to 14%, the performance of the NEOs, consideration of prior awards and retention, and in the case of the EVP, Oil Sands, his promotion to EVP.

Information on company and individual 2011 performance highlights, base salary increases, AIP payouts and mid- to long-term incentive awards for the NEOs begins on page 31 of this management proxy circular.

Supplemental Executive Retirement Plan

The NEOs, other than the EVP, Refining and Marketing, participate in a Supplemental Executive Retirement Plan ("SERP"). The EVP, Refining and Marketing, continues in a closed former Petro-Canada retirement plan. The SERP is a key tool used to attract mid-career senior executives.

The Board approved amendments to the SERP effective January 1, 2012, that prescribe new limits for the total pension of a senior executive participant in the SERP as a percent of remuneration and the maximum executive remuneration that can be used in determining the pension for a senior executive participant. Details on the SERP are provided on page 44 of this management proxy circular. Details on the closed former Petro-Canada retirement plan are provided on page 45 of this management proxy circular.

Termination Agreements and Change of Control Arrangements

Termination Agreements.    Suncor has termination agreements with each of the NEOs to compensate them based on their remuneration in the event of the termination of their employment. Since 2008, Suncor's termination agreements with new senior executive participants have provided for a notice period of 24 months. With the retirement of the current CEO following the annual general meeting in May, and with the appointment of the COO to President in December 2011, the notice period for all senior executive termination agreements is 24 months.

During 2011, termination agreements for new executives were also amended to provide for, in the event of termination of employment, the pro-rating of the payout value of PSUs and RSUs held based on the length of service within the performance period.

Change of Control Arrangements.    Termination agreements with the NEOs are "double trigger" and don't provide payment based on voluntary termination of employment in a change of control.

Stock options, PSUs and RSUs held by a participant that were granted prior to 2012, other than those held by the EVP, Refining and Marketing, under legacy Petro-Canada plans, immediately vest under a change of control. In 2012, the SOP, PSU Plan and RSU Plan were amended to provide that grants made after January 1, 2012, would be "double trigger" under a change of control.

Information on NEO termination agreements and change of control arrangements begins on page 46 of this management proxy circular.

24        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

COMPENSATION PHILOSOPHY

Our executive compensation policies and programs support Suncor's strategic growth and operational excellence goals, which are focused on increasing shareholder value through reliable operations, sustained performance, safety and environmental excellence and profitable growth.

Our philosophy is to compensate executives:

•
based on performance achieved, measured against challenging but fair goals;

•
competitively with the Suncor Compensation Peers; and

•
with a mix of fixed and variable, performance based compensation that enables Suncor to attract, engage and retain talented executives who have the capability to effectively manage Suncor's operations, assets and financial results in order to build and sustain long-term shareholder value.

Our compensation programs are competitive, designed around pay-for-performance objectives and are responsive to market changes. Actual rewards under short-, mid- and long-term programs are directly linked to Suncor's business results and increased shareholder value.

COMPENSATION GOVERNANCE

Board of Directors

The Board oversees development of the overall strategic direction and policy framework for Suncor. This responsibility, in part, is discharged with the assistance of Board committees, including the HR&CC. Further details relating to Board committees can be found in Schedule C attached to this management proxy circular.

Human Resources & Compensation Committee

Central to the role of the HR&CC is the alignment of executive compensation with the delivery of shareholder value. The capabilities, powers and operation of the HR&CC include assisting the Board annually by:

•
reviewing and approving the overall corporate goals and objectives of Suncor relevant to compensation of the CEO, and ensuring that the overall goals and objectives of Suncor are supported by an appropriate executive compensation philosophy and programs;

•
evaluating the performance of the CEO against approved goals and criteria, and recommending to the Board the total compensation for the CEO in light of the evaluation of the CEO's performance;

•
reviewing in-depth the CEO's and President's evaluation of the other senior executives' performance and recommendations for total compensation of these senior executives;

•
reviewing the succession planning process and results for senior executives;

•
reviewing, on a summary basis, any significant compensation, pension and benefit programs for employees generally, with consideration of accounting, tax, design, legal, regulatory and risk implications and the pay-for-performance relationship for variable pay; and

•
reviewing executive compensation disclosure and recommending it to the Board for approval before Suncor publicly discloses this information.

All HR&CC members are independent directors. The HR&CC is currently comprised of the following members: James W. Simpson (chair), Mel E. Benson, W. Douglas Ford, John R. Huff, Jacques Lamarre and Maureen McCaw.

The HR&CC members have experience in top leadership roles (four of six in CEO roles), strong knowledge of the energy industry (four of six with an energy industry background), a mix of functional experience and competency from operations and strategy to construction and professional services, as well as tenure as directors of various public companies. This background provides the HR&CC with the collective experience, skills and qualities to effectively support the Board in carrying out their mandate. Further information on the HR&CC committee member experience and skills is provided in the inventory of Board member capabilities and competencies on page 10 of Schedule C attached to this management proxy circular.

Executive Compensation Consultants

The HR&CC retains Towers Watson and Meridian Compensation Partners ("Meridian") to provide executive compensation advice to help discharge its mandate. Towers Watson was originally retained in February 2006 and Meridian was originally retained in February 2010.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         25

Towers Watson provides advice to the HR&CC, supports management in the area of executive compensation and provides services in other human resources areas, including pensions. Towers Watson has protocols in place to ensure that they are in a position to provide independent advice.

The HR&CC receives consulting support and information from Towers Watson in the following areas:

•
expertise and advice in the development of compensation policies and programs for executives;

•
periodic updates on best practices, trends and emerging regulatory or governance matters related to executive compensation;

•
custom survey work benchmarking Suncor compensation in the marketplace; and

•
support in conducting a risk assessment of Suncor's compensation policies and programs.

Meridian's role is to review and provide advice on recommendations and work put forward by management and Towers Watson. In its role as advisor, Meridian:

•
provides compensation advice and perspective to the HR&CC;

•
validates or challenges proposals, recommendations and the decision process followed; and

•
helps develop proposals and information for the HR&CC as needed.

The decisions made by the HR&CC may reflect factors and considerations other than the information provided or recommendations made by our compensation consultants. During 2011, Towers Watson and Meridian met with the HR&CC chair and attended relevant sections of HR&CC meetings, as necessary.

Executive Compensation-Related Fees

Executive compensation-related fees paid by Suncor in 2010 and 2011 to Towers Watson and to Meridian are displayed in the table below.

Executive Compensation Consultant	Fees Paid related to 2010 ($)	Fees Paid related to 2011 ($)

Towers Watson	102 233	234 544
Meridian	24 390	31 774

All Other Fees

In addition to the fees disclosed above, Towers Watson assisted in certain matters related to pension and benefits, including, but not limited to, actuarial and accounting services. Total fees payable to Towers Watson for the foregoing services were $1 158 552 in 2010 and $1 159 223 in 2011, which included all fees payable to Towers Watson by Suncor not included under executive compensation-related fees in 2010 and 2011 respectively. Other than the fees disclosed above, no other fees were paid by Suncor to Meridian in 2010 and 2011.

The HR&CC pre-approves all material executive compensation-related fees paid to Towers Watson or Meridian. The Board does not pre-approve services provided by Towers Watson that do not relate to executive compensation-related services.

Managing Compensation Risk

Suncor's executive compensation policies and programs are designed to create appropriate incentives to increase long-term shareholder value. While the energy business by its nature requires some level of risk-taking to achieve returns in line with shareholder expectations, Suncor has designs and structures within our policies and programs to limit risk.

Nature of Our Business

When considering the potential risks facing Suncor, it is important to recognize that our business has intrinsic risks, and that many of the factors that influence the organization's performance (e.g., commodity prices and foreign exchange) are outside of the direct control of management and therefore are not subject to potential manipulation for financial gain. Given the oversight procedures and the key risk mitigation features of Suncor's compensation policies and programs described below, Suncor believes that it would be difficult for anyone in management acting alone, or acting as a group, to make "self-interested" decisions for immediate short-term gains that could have a material impact on the organization's financial or share price performance.

26        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Oversight Procedures

•
Suncor's strategic multi-year plan approved by the Board is believed to balance investment risk and reward, and assesses company and industry risks in advance to support planning, risk management and decision-making.

•
As part of its governance, the Board has also overseen the development by management of Suncor's Enterprise Risk Management Program ("ERMP"). ERMP includes an entity-wide approach to risk identification, assessment, monitoring and management. In addition, the Audit Committee oversaw Suncor's adoption of a Trading Risk Management Policy. See page 3 of Schedule C to this management proxy circular.

•
In the normal course of business, Suncor has financial controls that provide limits and authorities in areas such as capital and operating expenditures, divestiture decisions and marketing and trading transactions. These financial controls mitigate inappropriate risk-taking that could affect compensation.

•
During 2011, the HR&CC engaged Towers Watson to assist in developing and implementing a compensation risk framework (the "Risk Framework") for Suncor. The Risk Framework was designed to assist the HR&CC in assessing Suncor's compensation policies and programs to determine whether any components could encourage unacceptable excessive risk taking. In connection with the development of the Risk Framework, Towers Watson met with members of the Board and senior management to understand Suncor's risk culture and risk profile, and the interaction between material risks and compensation policies and programs. Towers Watson also reviewed documentation from the ERMP and all compensation plans. Going forward, the HR&CC will review the Risk Framework on an annual basis to take account of any significant shifts in Suncor's business strategies or compensation policies and programs and adjust the framework as appropriate.

Key Mitigating Features

•
Total direct compensation for executives provides an appropriate balance between base salary and variable, performance based compensation. For our Named Executive Officers, emphasis is not focused on one compensation component, but is spread across short-, mid- and long-term programs to support and balance sustained short-term performance and long-term profitable growth.

•
Suncor's total compensation for executives is regularly benchmarked against a peer group of companies of similar size and scope as approved by the HR&CC. This ensures that compensation is competitive with peers and aligned with Suncor's philosophy.

•
For our NEOs, typically 70% or more of their target total direct compensation is variable based on company, business unit and individual performance and the remaining 30% or less is base salary. Of the 70% or more of variable compensation, approximately 75% or more is mid- and long-term focused and 25% or less is short-term. The weighting towards mid- to long-term compensation mitigates the risk of too much emphasis on short-term goals at the expense of long-term sustainable performance. More information on the pay mix for executives is provided on page 30 of this management proxy circular.

•
Short-term incentive pay is earned through a balanced, diversified mix of performance measures. The performance measures include financial and operational goals. The goals, results and payouts are reviewed and stress-tested by the HR&CC. This balanced approach discourages the unintended consequence of encouraging a singular focus at the expense of other key factors (e.g., profitable growth versus safety).

•
The AIP for all salaried employees is inherently designed to limit risk. The funds available to provide annual cash payouts under the AIP are determined based on a scorecard for each business unit with consistent measurement across areas critical to Suncor's success. The performance measurement areas are personal and process safety, environment, reliability and people. A threshold for payouts under the plan is established each year based on a minimum cash flow level requirement. Payouts under the plan are capped at 220% of target. The use of a number of key performance measurement areas and the threshold for payouts under the AIP diversifies the risk under any one performance area.

•
Under the DSU Plan, executives may elect annually to allocate 50% or 100% of their AIP payment to DSUs. This feature in the DSU Plan can be used by executives to assist in meeting share ownership requirements and defers annual incentive compensation, further encouraging a focus on long-term performance.

•
Our mid-term Performance Share Unit ("PSU") Plan rewards relative total shareholder return ("TSR") performance over three years versus our PSU peer group of companies, as described on page 48 of this management proxy circular. The three year performance period deters short-term focused decision making. There is no payout if relative TSR performance is in the bottom quartile, with a cap of 200% of target for relative TSR performance at the very top of the peer group and a sliding scale in between.

•
Stock options vest over three years and have a seven year term, reinforcing the goal of building and sustaining long-term value in line with shareholder interests.

•
PSUs and stock options are granted annually, thereby providing overlapping performance cycles that require sustained high levels of performance to achieve a consistent payout.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         27

•
Suncor executives must achieve and maintain specific share ownership levels based on a multiple of their annual salary. A substantial ownership level in the company assists in aligning executive interests with those of shareholders. The share ownership guidelines for executive officers are found on page 29 of this management proxy circular and range from 2 × salary for senior vice presidents to 5 × salary for the CEO. In addition, there is a further requirement for the CEO to maintain his share ownership requirement level through the first year following retirement.

•
The HR&CC and the Board provide strong oversight of the management of Suncor's compensation programs. The HR&CC has discretion in assessing performance under executive compensation programs to adjust metrics or the payouts based on results and events, and have used the discretion to lower payouts under certain programs in the past.

Conclusion

The assessment completed by the HR&CC in 2011 pursuant to the Risk Framework concluded that Suncor's compensation policies and programs do not encourage excessive risk that is reasonably likely to have a material adverse effect on Suncor. The conclusion is consistent with the assessment completed by Towers Watson.

After completing the assessment under the Risk Framework, the HR&CC recommended development of a broader claw back policy for Suncor in 2012. Suncor's CEO and CFO are currently subject to a claw back of their annual incentive bonus if there is an accounting restatement as a result of misconduct.

Executive Equity Compensation Hedging

Pursuant to Suncor's policies, executives are not permitted to engage in short selling in shares or purchase financial instruments (including, for greater certainty, puts, options, calls, prepaid variable formal contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a change in the market value of common shares or other securities held by an executive.

Looking Ahead to 2012

As noted above, Suncor's CEO and CFO are currently subject to a claw back of their annual incentive bonus if there is an accounting restatement as a result of misconduct. The Board is committed to the principles of claw back (which generally provide for the recovery of compensation in the event the financial information on which compensation awards were based is materially restated) to help manage the potential risk of paying for performance, in the event that previously rewarded performance was not in fact delivered.

The Board recognizes the complexities in regard to the design and application of a claw back policy. As such, the Board, working through the HR&CC and Governance Committee, will conduct a review with the intent of adopting a claw back policy during 2012. The review will take into account current practices of other issuers, evolving regulatory and legal requirements, shareholder advisory group information and other key considerations in determining the approach and method to adopting a claw back policy.

OUR APPROACH TO EXECUTIVE COMPENSATION

Pay-for-Performance Philosophy. Suncor maintains a strong pay-for-performance philosophy. Compensation plans and practices are tied to our strategic business objectives. Our philosophy is demonstrated in the mix of compensation provided and the way we measure success. A significant portion of the total compensation of our senior executives is provided in variable, performance based pay, designed to reward superior business performance and increasing shareholder returns. This is a fundamental part of who we are as an organization. For senior executives, incentive-based pay is designed to reward successful short-, medium- and long-term performance in key performance areas such as safety, environment, operating reliability, cash flow and shareholder return, all of which enable the performance results and returns that are important to our shareholders.

Finding The Right Balance. To deliver sustained and profitable long-term performance, it is essential that we attract, engage and retain talented, capable executives who can execute on current priorities and help position Suncor over the long-term for sustained success. To do this, we design our programs to provide an attractive and competitive total compensation opportunity. We believe we provide the right balance through "total direct compensation", consisting of salary, annual incentive and mid- and long-term equity-based incentives, and "indirect compensation", consisting of benefits and retirement-related programs. These programs are complimented with excellent career development opportunities and careful succession planning.

Defining Our Marketplace. Suncor's size and business scope are key criteria to defining the marketplace used to establish competitive compensation levels for our senior executives. Suncor is the largest energy company in Canada and one of the largest energy companies in North America by market capitalization.

28        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

The peer group defined by the HR&CC to benchmark executive compensation levels for Suncor's top 13 executives in 2011, including the NEOs identified on page 23 of this management proxy circular, is energy sector specific, comprised of organizations that are similar to Suncor in terms of scope and complexity and what we believe represent our market for executive talent. Our peer group is comprised of 19 North American based energy companies. In Canada, we include pipeline companies, since there are fewer comparable upstream and integrated energy companies and because pipeline companies form part of our labour market. In the U.S., where there are more large upstream and integrated companies, we limit the peer companies to comparable upstream and integrated energy companies.

For our top 13 senior executives in 2011, including the NEOs, annual total direct compensation is targeted at the median of the issuers (the "Suncor Compensation Peers") identified in the table below. The same peer group is used for benchmarking director compensation. Where Suncor ranks, as compared to the Suncor Compensation Peers, in relation to revenues, market capitalization and assets, is also provided below.

Canada	U.S.

Canadian Natural Resources Ltd. Cenovus Energy Inc. Encana Corporation Enbridge Inc. Husky Energy Inc. Imperial Oil Ltd. Nexen Inc. Talisman Energy Inc. TransCanada Corporation	Apache Corporation
Anadarko Petroleum Corporation
Chevron Corporation
Chesapeake Energy Corporation
ConocoPhillips
Devon Energy Corporation
EOG Resources Inc.
Hess Corporation
Marathon Oil Corporation
Occidental Petroleum Corporation (1)
(1)
Occidental is not included in the compensation benchmarking peer group for 2012.
Category	Percentile Rank

Revenues (1)	84th
Market Capitalization (2)	84th
Assets (1)	89th
(1)
Percentile rank for Revenues and Assets is based on results reported as of September 30, 2011. Where applicable, results are converted to Canadian dollars based on the exchange rate on September 30, 2011.

(2)
Percentile rank for Market Capitalization is based on results reported as of December 31, 2011. Where applicable, results are converted to Canadian dollars based on the exchange rate on December 31, 2011.

A similar peer group of 18 companies is used in determining the relative TSR performance for our PSU grants as described on page 48 of this management proxy circular. Fourteen companies are common to both benchmark groups. The difference in the peer groups reflects the different purposes of each group (i.e. benchmarking of executive pay vs. benchmarking company performance). We include only comparable North American upstream and integrated energy companies within the PSU peer group.

Executive Share Ownership Guidelines

Suncor strongly believes that executives' interests should be aligned with the interests of Suncor's shareholders. One of the key ways we reinforce the alignment of the interests of executives with shareholders is by requiring Suncor executives to have personal holdings in Suncor common shares or share equivalents equal to a multiple of their annual base salary.

Introduced in April, 1997, these guidelines visibly align senior management's interests with those of Suncor's shareholders and are supported by competitive benchmark data.

2011 and 2012 Guidelines. The share ownership guideline level is to be achieved within five years of appointment to an executive position, a promotion to a more senior executive position, or an increase in guideline level and must be maintained at the current base salary level. Suncor common shares and DSUs count toward fulfillment of the guidelines. The guidelines for 2011 are based on benchmark data and remain competitive at all executive levels with the Suncor Compensation Peers.

As at February 23, 2012, all NEOs were in compliance with the share ownership guidelines. Please see share ownership guidelines below.

Position	Effective January 1, 2011

President & CEO (effective December 01, 2011 – CEO)	5 × annual salary
Chief Operating Officer (effective December 01, 2011 – President & Chief Operating Officer)	4 × annual salary
Executive Vice President ("EVP")	3 × annual salary
Senior Vice President ("SVP")	2 × annual salary

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CEO Hold Requirement. The CEO must maintain his share ownership level for one year following his retirement, which aligns with good governance practice.

Total Direct Compensation Components: Base Salary + Annual Incentive Plan + Mid- and Long-Term Incentives

Suncor's pay-for-performance compensation philosophy for executives is demonstrated in the mix of target total direct compensation provided. Total direct compensation, made up of base salary, AIP and mid- to long-term incentives, is designed to reward short-term results and achievement of sustained longer-term performance in key business areas that enable the operational and financial results important to our shareholders.

Incentive or variable, performance based compensation represents a significant portion of total direct compensation for senior executives. The percentage of variable, performance based versus fixed compensation increases as a portion of total direct compensation, with greater levels of responsibility, as shown in the target total direct compensation chart provided below.

(1)
For the leader of a Business Unit, the 60% weight at target for the Business Unit component of AIP is based half on the performance of the leader's Business Unit and half on the weighted average performance of all Business Units of Suncor. For the CEO, President and COO and CFO, the 60% weight at target is based on the weighted average performance of all Business Units of Suncor. 2011 Business Units for the purpose of AIP are as follows: Oil Sands; In Situ; Exploration and Production; Refining & Marketing; Energy Supply, Trading & Development; and Major Projects.

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

2011 Company Performance Highlights. The company performance highlights outlined below provide context for compensation of the NEOs.

For the year ended December 31, 2011, Suncor recorded net earnings of $4.304 billion ($2.74 per common share), compared to $3.829 billion ($2.45 per common share) for the year ended December 31, 2010. Operating earnings (1) more than doubled from $2.634 billion ($1.69 per common share) in 2010 to $5.674 billion ($3.61 per common share) in 2011. In addition, cash flow from operations (1) increased to $9.746 billion ($6.20 per common share) in 2011 from $6.656 billion ($4.25 per common share) in 2010. While increased production from the company's oil sands business and a strong crude oil pricing environment were key drivers, the improved results were also due to increased premiums resulting from the company's capacity to upgrade bitumen and refine crude oil in-house.

(1)
Operating earnings and cash flow from operations are non-GAAP measures. See the "Advisories" on page 5 of this management proxy circular.

In 2011, Suncor strengthened its balance sheet, as a result of reliable operating performance, significant cash flow from its integrated operations and the use of proceeds from asset dispositions to reduce total debt. Net debt as at December 31, 2011 was $7.0 billion, which decreased from $11.3 billion as at December 31, 2010. Cash and cash equivalents as at December 31, 2011 was $3.8 billion and has increased from $1.1 billion as at December 31, 2010.

Production at Oil Sands averaged a record 304,700 barrels per day ("bpd") in 2011, while In Situ production exceeded 100,000 bpd in late October, 2011 and exited 2011 averaging approximately 111,000 bpd.

Progress continued on major growth projects. While the company wound down its project work on the Firebag Stage 3 expansion, efforts continued on construction of Firebag Stage 4. Suncor started mining ore from the North Steepbank Extension in late December.

Suncor successfully completed execution of joint venture agreements with Total E&P Canada Ltd. ("Total") to facilitate the Joslyn, Voyageur upgrader and Fort Hills projects, and created a new business unit – Oil Sands Ventures.

The Refining and Marketing business unit contributed over $2.5 billion to cash flow from operations in 2011. Despite major planned maintenance events at its Edmonton and Commerce City refineries in the second quarter, overall refining utilization at its four refineries averaged 92% for 2011, a reflection of the company's focus on reliable operations.

In January 2011, Suncor completed the expansion of its ethanol plant in Ontario that doubled production capacity to 400 million litres per year and confirmed the plant as Canada's largest biofuels production facility. Later in the year, Suncor commenced operations at two new wind power projects – the 88 megawatt ("MW") Wintering Hills project in southern Alberta and the 20 MW Kent Breeze project in southwest Ontario.

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Suncor 2011 AIP Performance

Suncor's AIP rewards NEOs and other eligible plan participants based on the performance achieved versus the approved annual targets in key performance areas and for personal performance. The following table summarizes overall 2011 performance results for the Corporate and Business Unit components of the Suncor AIP and the scores achieved versus the 2011 opportunity. For a description of how the Personal component of the AIP was calculated for 2011, please refer to each NEO's 2011 compensation beginning on page 34 of this management proxy circular.

AIP Component (AIP Target Weight) (1)	Overall Score (3)	Performance Area (4)	Key Measures (5)	Suncor 2011 Aggregate Component Score (3)(6)(7)	Comments

Corporate (20%)	200 (8)	Cash Flow From Operations ("CFOPS")	CFOPS	200	Achieved CFOPS of over $9.6 billion versus target of $6.3 billion, reflecting Suncor's solid operations and a strong business environment.

	138	Personal and Process Safety	Recordable Injury Frequency, Lost Time Injury Frequency, Number of High Risk Incidents and other Business Unit Specific Measures	168	Each Business Unit exceeded their aggregate target, reflecting Suncor's relentless focus on safety.

Business Unit (2) (60%)		Environment	Number of Regulatory Non-Compliances, Energy Intensity, Number of Losses Of Containment and other Business Unit Specific Measures	142	Five Business Units exceeded their aggregate target. The E&P Business Unit's results were below target, partly due to the negative impact of lower than planned production on energy intensity.

		Reliability	Production, Cash Operating Cost, Execution of Growth Plans and other Business Unit Specific Measures	127	Each Business Unit met or exceeded their aggregate target, reflecting the positive impact of ongoing programs to increase reliability while maintaining a focus on costs.

		People	Voluntary Attrition, Culture Survey Improvement and other Business Unit Specific Measures	140	Each Business Unit exceeded their aggregate target, reflecting strong employee engagement.

(1)
Does not include individual performance, which represents 20% of the AIP target.

(2)
2011 Business Units for the purpose of AIP are as follows: Oil Sands; In Situ; Exploration & Production; Refinery & Marketing; Energy Supply, Trading & Development; and Major Projects.

(3)
The opportunity for the Corporate and Business Unit component of AIP ranges from 0-200, with a target score of 100.

(4)
Suncor's Business Unit guideline target weightings by Performance Area are as follows: 15% for each of Personal and Process Safety, Environment and People; and 55% for Reliability. However, these target weightings may vary slightly for individual Business Units, to place increased emphasis on a particular performance area for that year (for example, in 2011, the Refining & Marketing Business Unit assigned a 15% target weighting to Environment and People, 20% to Personal and Process Safety, and 50% to Reliability). For 2011, the company-wide average target weightings for the four performance areas within the Business Unit component of AIP in the table above were as follows: 17% for each of Personal and Process Safety; 15% for Environment; 53% for Reliability; and 15% for People.

(5)
Certain measures may not be applicable to all Business Units. For example, Production is not a measure for the Major Projects Business Unit. In addition, certain Business Units may have additional measures as compared to what is provided in the table above. For example, the Refining & Marketing Business Unit measures include specific reliability measures focusing on Retail, Wholesale, Distribution and Lubricants operations.

(6)
The Performance Area scores for the Business Unit component of AIP reflect the aggregate scores achieved across the Business Units. Performance for individual Business Units varied from the aggregate scores.

(7)
The AIP has a threshold CFOPS level below which AIP payments are reduced to 50%, which was $4.9 billion for 2011. The AIP threshold CFOPS level below which no payment would be made under the AIP was $2.5 billion for 2011. CFOPS is not prescribed by Canadian generally accepted accounting principles. See the "Advisories" on page 5 of this management proxy circular for an explanation as to how CFOPS is calculated for the purposes of AIP.

(8)
For 2011, a score of 200 required CFOPS of $7.6 billion.

2011 Performance Of The CEO

2011 was a significant year for Suncor in terms of both operational and financial performance. With the Petro-Canada post-merger integration efforts demonstrating synergies and savings in 2010, the company was well-positioned to leverage its fully integrated business model to deliver results. The Board observed that a strong focus on operational excellence, which led to gains in reliability and record oil sands production, was a significant factor in delivering shareholder value, as reflected in

32        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

record annual operating earnings of $5.674 billion ($3.61 per common share) and highest ever cash flow from operations, reaching nearly $9.8 billion.

2011 also marked the first full year for implementing Suncor's ten-year growth plan, which is expected to boost total production to more than one million barrels of oil equivalent per day by 2020, provided all of the projects prove economic and are implemented. The formation of a strategic alliance with Total, finalized in March 2011, was an important element of Suncor's plans to accelerate development of its growth portfolio. As a result, Suncor expects it will be able to pool its manpower and capital resources and bring its collective strengths to bear to manage projects using best-in-class operating practices.

International developments also led to changes within the company's Exploration and Production ("E&P") business unit. In response to the political upheaval in Libya, Suncor suspended E&P activities in the country during the first quarter. After the lifting of sanctions, Suncor began a gradual return to the country during the fourth quarter following a change in the political regime.

Amidst continuing political and social unrest in Syria that led to international sanctions, Suncor declared force majeure under its contractual obligations. Having successfully evacuated expatriate staff, the company has ceased recording all production and revenue associated with the Ebla project in Syria.

In December, Rick George announced his plan to retire, having been the company's CEO since 1991. Mr. George, over the past few years, has been working with the Board to ensure an orderly transition of leadership through the development and implementation of a comprehensive succession plan. Steve Williams was appointed as Suncor's President & COO and a member of the company's Board and will assume the role of CEO in May 2012.

In addition to effectively guiding the company through extraordinary circumstances in 2011, Mr. George also continued to lead and deliver results in other areas of his annual performance objectives. As a result, the Board evaluated Mr. George's performance as "Exceptional" for 2011.

The following is a summary for each of the key performance areas.

Financial And Operating Results Achieved During 2011. Operational results were strong, reflecting an ongoing commitment to improving reliability. The company achieved total average production of 546,000 barrels of oil equivalent per day (boe/d), including 339,300 boe/d from Oil Sands (including Syncrude) and 206,700 boe/d from E&P.

Overall financial performance improved significantly over 2010, despite a year marked by worldwide economic instability and market volatility. The company achieved record net earnings in 2011, and operating earnings in 2011 more than doubled as compared to 2010. Cash flow from operations improved by nearly 50% in 2011, reaching the highest annual cash flow from operations in the company's history.

The Board believes that a key to the company's success in the 2011 business environment was the ongoing business integration efforts led by Mr. George, which ensured Suncor's ability to capitalize on the strength of its integrated business model and maximize the return on the barrels of oil produced at all levels of the value chain. This was complemented by a significant focus by Mr. George, along with Mr. Williams, on operational excellence in the base businesses, as demonstrated by strong reliability across the company.

While production was strong in terms of volume, the Board noted that room for improvement remained in the Oil Sands business to ensure the company maximizes the flexibility of its oil sands production slate.

Net debt at year-end 2011 was $7 billion, and has decreased from $11.3 billion at December 31, 2010. This debt level is well within the company's target of 2:1 net debt to cash flow from operations ratio and puts Suncor's balance sheet in a position of strength as the company enters a significant period of growth.

Operational Excellence, Safety And Environmental Performance. Working with Mr. Williams, Suncor's President and COO, Mr. George continued to advance the company's operational excellence program, specifically improving reliability, workforce efficiency and engagement, personal and process safety and environmental performance.

Efforts in this area yielded tangible results, including Oil Sands successfully completing the largest turnaround in its history. In addition, total Oil Sands (excluding Syncrude) production exceeded 325,000 bpd on average over the second half of 2011, including a single month production record of 345,000 bpd on average in December 2011. Bitumen production from Suncor's in situ assets averaged nearly 90,000 bpd in 2011 and exited the year at a record 111,000 bpd.

Ongoing efforts to drive continuous improvement and efficiencies were reflected in stronger central standards, tools and capabilities, as well as the establishment of an Oil Sands Ventures team with an operational excellence culture being the cornerstone. The focus on operational excellence has also been reflected in strong production performance at the company's Firebag in situ project, following the ramp up of Firebag Stage 3.

In 2011, human resources' key metrics were significantly improved, including voluntary and early attrition rates, more favorable culture survey results and increased survey participation rates across the company.

A focus on safety through the Journey to Zero program continued as part of the company's operational excellence efforts. Recordable injury frequency declined 17% versus 2010 and lost time injury frequency declined 40% compared to the same

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period. The number of high risk incidents, a leading indicator of safety, declined 68% in 2011 when compared to 2010. Despite these improvements, Suncor experienced a fatality in 2011 with a contractor passing away as a result of injuries sustained at the company's Firebag in situ operations.

On the environmental front, Suncor continued to be a leader in the oil sands industry, with TROTM tailings management process implementation advancing on plan, enabling the cancellation of five new tailings ponds and enabling the company to target reduction of current tailings ponds at Suncor's current base mine site from eight to one. In addition, regulatory non-compliances were reduced by 14% versus 2010 results, while losses of containment were reduced by 8% for the same period. The company has also made progress on its air, water, land and energy efficiency environmental goals.

Major Project Execution And Cost Control. Due to the size of current and planned capital project investments and concerns about the potential for inflation in northern Alberta, considerable attention was dedicated towards planning, cost control and execution of major projects. With the exception of Firebag Stage 3, the budget and schedule of which were challenged by the impacts of putting the project into safe mode during the 2008 economic downturn, all other projects were executed within plans. Discussions with our joint venture partners on the Joslyn project are expected to result in operational synergies. The Board noted that planning efforts on the MacKay River 2 project were progressing well and that Firebag Stage 4 was progressing on plan. This latter project is expected to benefit from learnings acquired during the construction and commissioning of Firebag Stage 3, which is demonstrating production in line with expectations.

The economics of the Voyageur and Fort Hills projects are expected to improve as a result of the strategic alliance with Total, however work continues in the Oil Sands Venture and Major Projects teams to explore further means of improving returns on capital. Meanwhile, productivity improvements at the company's oil sands sites are helping to mitigate inflationary pressures in the area.

Leadership On Policy And Industry Issues. As the largest oil sands operator and one of North America's largest energy companies, Suncor continues to play an active role in public dialogue on energy, the economy and the environment.

Mr. George had several meetings with senior government, industry and stakeholder representatives. These meetings supported, among other things, the company's goal to be a safe and responsible operator in Syria and Libya in line with the company's human rights policy, and were in support of the role of oil sands as a strategic energy resource for North America and beyond. Mr. George also served as a Canadian government appointee at the International Energy Association meeting.

Mr. George continued to engage with stakeholder groups, built strong relations with joint venture partners and key suppliers and personally delivered over 19 speeches to a variety of audiences in Canada and the United States. During the year, he was the most visible Canadian energy company CEO in the media, as highlighted by third party analysis.

Outside of Suncor in 2011, Mr. George maintained an active role in the Canadian Association of Petroleum Producers oil sands CEO task group, continuing to work with other industry CEOs in providing leadership and direction on improving the industry's performance and engagement on oil sands development issues. He, along with Steve Williams, has been a driving force behind the creation of the Oil Sands Leadership Initiative (OSLI). He served on the Board of the Canadian Council of Chief Executives, and was a member of its Task Force on Environment. He also was a member of the Energy Policy Institute of Canada. The Board congratulates Mr. George on being named Distinguished Business Person of the Year by the Haskayne School of Business and the Calgary Chamber of Commerce, as well as Canadian Energy Person of the Year, by the Energy Council of Canada.

Effective Relationship With The Board Of Directors. Mr. George recognizes the importance the Board places on the stewardship of shareholder interests. He continues to keep the Board fully informed on financial, operational and strategic issues and ensures the availability of senior executives and technical experts to the Board in support of its deliberations. Through the succession plan, and with the appointment of Mr. Williams as a member of the Board of Directors, he has effectively positioned Mr. Williams for his future responsibilities as they relate to the Board. The Board wishes to commend Mr. George on his career with Suncor and extends its appreciation for his unwavering dedication to the company and its shareholders.

2011 Compensation of the CEO

Base Salary. Base salary is the only portion of the NEO's total direct compensation that is not variable, performance based pay and therefore not directly tied to corporate performance and shareholder value.

The base salary level for the CEO is reviewed annually by the HR&CC and any change in the salary level is recommended to the Board. The CEO did not receive an increase in base salary in 2010. In 2011, the CEO received a 7.1% base salary increase. The 2011 increase in base salary was made to reflect the CEO's demonstrated capability and maintain the CEO's salary near the median of CEO salaries for the Suncor Compensation Peers.

Annual Incentive. The CEO's actual 2011 AIP payout was $3,060,000. This payout level was 163% of his annual incentive opportunity, which had a target of $1,875,000 or 125% of his salary (with a range of 0% to 220% of target). The table below displays the AIP components and calculation of the CEO's 2011 AIP award.

34        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

In preparing for evaluating the CEO's 2011 personal performance, a detailed assessment was completed by all independent Board members, which focused on six key performance areas: Strategic Planning; Financial Results; Leadership; Succession Planning and Management Development; Government, Environment and Social Relations; and Board Relations. The independent Board member evaluation, along with the CEO's self-assessment of performance against his personal goals, was collected, reviewed by the chairman of the Board and the chair of the HR&CC and a performance rating for the year was determined. The CEO's performance was rated as "exceptional" by the Board for 2011. The CEO's performance in 2011 is described under "2011 Performance Of The CEO" on page 32 of this management proxy circular.

AIP Component	Performance Area	AIP Component Target % [A]	AIP Component Score [B]	Performance Factor % (2) [C]	AIP Target % (3) [D]	Award Payout % (4) [E]	2011 Base Salary (5) ($) [F]	2011 Award Payout (6)(7) ($)
				(A × B)		(C × D)		(E X F)

Corporate Performance	Cash Flow From Operations	20%	200	40%	125%	50%	1 500 000	750 000
Business Unit Performance (1)	Personal and Process Safety, Environment, Reliability, People	60%	138	83%	125%	104%	1 500 000	1 560 000
Personal Performance	Board Assessment of CEO	20%	200	40%	125%	50%	1 500 000	750 000

Total (7)		100%	—	163%	—	204%	—	3 060 000

(1)
The Business Unit Performance score is based on the weighted average of the Oil Sands, In Situ, Exploration & Production, Refining & Marketing, Energy Supply, Trading & Development and Major Projects Business Units' performance scores. See "Suncor 2011 AIP Performance" on page 32 of this management proxy circular.

(2)
Performance Factor % is the result of multiplying the AIP Component Target % by the actual score achieved for the particular AIP Component.

(3)
AIP Target derived from benchmark data expressed as a percent of annual salary.

(4)
Award Payout % is the result of multiplying the Performance Factor % by the AIP Target %.

(5)
Base salary is at December 31, 2011.

(6)
2011 Award Payout is the result of multiplying the Award Payout % by the 2011 Base Salary.

(7)
Totals are rounded.

Mid- to Long-Term Incentive. Mid- to long-term incentive awards reward performance in relation to increases in Suncor's common share price and to achievement of specific performance thresholds.

The target value of the equity award granted to the CEO is based on median benchmark data for the Suncor Compensation Peers. The HR&CC reviews competitive data and market practice with regard to equity plans and awards, and approves amendments as they deem appropriate to meet Suncor's executive compensation philosophy and to reflect the CEO's performance as determined by the Board. The previous year's equity award under the SOP and PSU Plan was also taken into account by the HR&CC when considering Mr. George's grant.

The 2011 equity award, made in early 2011, reflects a 14% increase in the market target value at the median of the Suncor Compensation Peers and the CEO's performance as determined by the Board. Fifty percent of the 2011 equity award value was provided in stock options and fifty percent was in PSUs. PSUs provide focus on relative and absolute share price performance. The stock options and PSUs awarded are contingent upon future performance which, if not achieved, will reduce or negate the actual value of these awards.

For further details on Mr. George's 2011 equity award and total compensation for 2011, see the "Summary Compensation Table" on page 42 of this management proxy circular.

2011 Compensation of the CFO

2011 Performance. As CFO, Mr. Demosky is responsible for financial operations, including investor relations, tax, treasury, audit and risk management. In 2011, he strengthened the company's financial flexibility and balance sheet credit metrics while improving shareholder returns through the return of excess cash. This effort included improving the debt to capitalization ratio and debt to cash flow multiple, as well as an increase of the annualized dividend to $0.44 per share and successful completion of a $500 million normal course issuer bid.

A key accomplishment for Mr. Demosky was improving Suncor's financial liquidity and market access to funding. This included reducing the company's net debt, increasing cash on the balance sheet, renewal of the company's syndicated bank credit facilities at market-leading terms and conditions and successfully launching a U.S. commercial paper program to capture lower interest rates.

Mr. Demosky's efforts included enhancing Suncor's risk assessment, management and reporting capabilities through process and technology improvements, in addition to strengthening Suncor's financial controls and reporting infrastructure. As well, he ensured the development and delivery of consistent and effective communication of Suncor's strategic plan to investors, analysts, banks and credit rating agencies.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         35

Base Salary. The CFO received a 10% base salary increase, which was made in order to reflect the CFO's demonstrated capability in his role and to provide a salary level near the median of salaries at this senior executive level for the Suncor Compensation Peers.

Annual Incentive. The CFO's actual 2011 AIP payout was $420,000. This payout level was 155% of his annual incentive opportunity, which had a target of $270,000 or 60% of his salary (with a range of 0% to 220% of target). The following table displays the AIP components and calculation of the CFO's 2011 AIP award.

AIP Component	Performance Area	AIP Component Target % [A]	AIP Component Score [B]	Performance Factor % (2) [C]	AIP Target % (3) [D]	Award Payout % (4) [E]	2011 Base Salary (5) ($) [F]	2011 Award Payout (6)(7) ($)
				(A × B)		(C × D)		(E X F)

Corporate Performance	Cash Flow From Operations	20%	200	40%	60%	24%	450 000	108 000
Business Unit Performance (1)	Personal and Process Safety, Environment, Reliability, People	60%	138	83%	60%	50%	450 000	225 000
Personal Performance	CEO Assessment of CFO	20%	162	32%	60%	19%	450 000	86 000

Total (7)		100%		155%	—	93%	—	420 000

(1)
The Business Unit Performance score is based on the weighted average of the Oil Sands, In Situ, Exploration & Production, Refining & Marketing, Energy Supply, Trading & Development and Major Projects Business Units' performance scores. See "Suncor 2011 AIP Performance" on page 32 of this management proxy circular.

(2)
Performance Factor % is the result of multiplying the AIP Component Target % by the actual score achieved for the particular AIP Component.

(3)
AIP Target derived from benchmark data expressed as a percent of annual salary.

(4)
Award Payout % is the result of multiplying the Performance Factor % by the AIP Target %.

(5)
Base salary is at December 31, 2011.

(6)
2011 Award Payout is the result of multiplying the Award Payout % by the 2011 Base Salary.

(7)
Totals are rounded.

Mid- to Long-Term Incentive. The 2011 equity award, made in early 2011, reflects a 10% increase in the market target value at the median of the Suncor Compensation Peers and the CFO's performance as determined by the CEO. The previous year's equity award under the SOP and PSU Plan was also taken into account by the HR&CC when considering Mr. Demosky's grant.

For further details on Mr. Demosky's 2011 equity award and total compensation for 2011, see the "Summary Compensation Table" on page 42 of this management proxy circular.

2011 Compensation of the President & COO

2011 Performance. As COO, and as of December 1, 2011, President, Mr. Williams has been charged with delivering strong performance-related results for shareholders. A key focus for him in 2011 included driving continuous improvement throughout Suncor through operational excellence, with a focus on safety, environment, reliability and people. Work in this area also included accelerating Suncor's journey to becoming a more disciplined process-focused organization.

Mr. Williams helped Suncor achieve record performance in all dimensions of operational excellence, including the company generally exceeding production, availability and utilization expectations.

Other accomplishments included the North Steepbank project producing first oil in 2011, Firebag Stage 3 ramp up in line with expectations, the successful implementation of SAP within the company and progress on the Joslyn mine plan. Mr. Williams also led the company's United Way campaign, which achieved a record $6.25 million in pledge donations.

Base Salary. The President and COO received a 7% base salary increase, which was made in order to reflect the President and COO's demonstrated capability in his role and to ensure his salary continues to be competitive with salaries at this senior executive level for the Suncor Compensation Peers.

36        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Annual Incentive. The President and COO's actual 2011 AIP payout was $1,300,000. This payout level was 158% of his annual incentive opportunity, which had a target of $820,000 or 100% of his salary (with a range of 0% to 220% of target). The following table displays the AIP components and calculation of the President and COO's 2011 AIP award.

AIP Component	Performance Area	AIP Component Target % [A]	AIP Component Score [B]	Performance Factor % (2) [C]	AIP Target % (3) [D]	Award Payout % (4) [E]	2011 Base Salary (5) ($) [F]	2011 Award Payout (6)(7) ($)
				(A × B)		(C × D)		(E X F)

Corporate Performance	Cash Flow From Operations	20%	200	40%	100%	40%	820 000	328 000
Business Unit Performance (1)	Personal and Process Safety, Environment, Reliability, People	60%	138	83%	100%	83%	820 000	681 000
Personal Performance	CEO Assessment of President & COO	20%	175	35%	100%	35%	820 000	287 000

Total (7)		100%		158%	—	158%	—	1 300 000

(1)
The Business Unit Performance score is based on the weighted average of the Oil Sands, In Situ, Exploration & Production, Refining & Marketing, Energy Supply, Trading & Development and Major Projects Business Units' performance scores. See "Suncor 2011 AIP Performance" on page 32 of this management proxy circular.

(2)
Performance Factor % is the result of multiplying the AIP Component Target % by the actual score achieved for the particular AIP Component.

(3)
AIP Target derived from benchmark data expressed as a percent of annual salary.

(4)
Award Payout % is the result of multiplying the Performance Factor % by the AIP Target %.

(5)
Base salary is at December 31, 2011.

(6)
2011 Award Payout is the result of multiplying the Award Payout % by the 2011 Base Salary.

(7)
Totals are rounded.

Mid- to Long-Term Incentive. The 2011 equity award, made in early 2011, reflects a 7% increase in the market target value at the median of the Suncor Compensation Peers and the President and COO's performance as determined by the CEO. The previous year's equity award under the SOP and PSU Plan was also taken into account by the HR&CC when considering Mr. Williams' grants.

For further details on Mr. Williams' 2011 equity award and total compensation for 2011, see the "Summary Compensation Table" on page 42 of this management proxy circular.

2011 Compensation of the EVP, Refining and Marketing

2011 Performance. In his capacity as EVP, Refining and Marketing, Mr. Jackman helped the company achieve strong results. With his leadership, Refining and Marketing had record financial performance in 2011, fueled by strong reliability at all operating facilities which enabled leveraging of market conditions.

The Refining and Marketing business unit delivered on all controllable measures in its operational excellence framework of safety, environment, reliability, expense management and people. A continued focus on personal and process safety yielded total recordable injury frequency of 0.52 injuries per 200,000 manhours worked.

Effective sales and marketing programs, meanwhile, helped deliver record net earnings in Retail and Wholesale, including record convenience store and car wash sales, and record sales' volume in core wholesale channels. Lubricants had record net earnings and sales volumes, with double digit percentage growth in margins and volume over 2010.

Through its Petro-Canada branded outlets, Refining and Marketing continued to be one of the leading retailers in Canada as measured by market share in major urban areas. As of September 30, 2011, Suncor had one of the most profitable networks of its kind in North America (based on earnings per barrel of crude refining capacity).

Base Salary. The EVP, Refining and Marketing did not receive a base salary increase in 2011 as his salary is positioned at the top of the competitive salary range for the EVP level compared to the Suncor Compensation Peers.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         37

Annual Incentive. The EVP, Refining and Marketing's actual 2011 AIP payout was $1,000,000. This payout level was 177% of his annual incentive opportunity, which had a target level of $562,500 or 75% of his salary (with a range of 0% to 220% of target). The following table displays the AIP components and calculation of the EVP, Refining and Marketing's 2011 AIP award.

AIP Component	Performance Area	AIP Component Target % [A]	AIP Component Score [B]	Performance Factor % (2) [C]	AIP Target % (3) [D]	Award Payout % (4) [E]	2011 Base Salary (5) ($) [F]	2011 Award Payout (6)(7) ($)
				(A × B)		(C × D)		(E X F)

Corporate Performance	Cash Flow From Operations	20%	200	40%	75%	30%	750 000	225 000
Business Unit Performance (1)	Personal and Process Safety, Environment, Reliability, People	30%	145	44%	75%	33%	750 000	248 000
Weighted Average of all Business Units' Performance (1)	Personal and Process Safety, Environment, Reliability, People	30%	138	41%	75%	31%	750 000	233 000
Personal Performance	President & COO Assessment of EVP, Refining & Marketing	20%	262	52%	75%	39%	750 000	293 000

Total (7)		100%		177%	–	133%	–	1 000 000

(1)
The Business Unit Performance score represents the Refining & Marketing Business Unit and represents 30% of the AIP at target. The Weighted Average of all Business Units' Performance score is based on the weighted average of the Oil Sands, In Situ, Exploration & Production, Refining & Marketing, Energy Supply, Trading & Development and Major Projects Business Units' performance scores and represents 30% of the AIP at target. See "Suncor 2011 AIP Performance" on page 32 of this management proxy circular.

(2)
Performance Factor % is the result of multiplying the AIP Component Target % by the actual score achieved for the particular AIP Component.

(3)
AIP Target derived from benchmark data expressed as a percent of annual salary.

(4)
Award Payout % is the result of multiplying the Performance Factor % by the AIP Target %.

(5)
Base salary is at December 31, 2011.

(6)
2011 Award Payout is the result of multiplying the Award Payout % by the 2011 Base Salary.

(7)
Totals are rounded.

Mid- to Long-Term Incentive. The 2011 equity award, made in early 2011, reflects a 10% increase in the market target value at the median of the Suncor Compensation Peers and the EVP, Refining and Marketing's performance as determined by the President and COO. The previous year's equity award under the SOP and PSU Plan was also taken into account by the HR&CC when considering Mr. Jackman's grant.

For further details on Mr. Jackman's 2011 equity award and total compensation for 2011, see the "Summary Compensation Table" on page 42 of this management proxy circular.

2011 Compensation of the EVP, Oil Sands

2011 Performance. As EVP, Oil Sands (1) , Mr. Little led the delivery of strong results in support of the company's business objectives. Record performance was achieved in many areas of operational excellence, including safety, risk, environmental incident and energy management. Through Mr. Little's leadership, the business unit is well-positioned to achieve volume and cost budgets.

(1)
Effective January 1, 2012, Mr. Little was appointed to Executive Vice President, Oil Sands and In Situ. In 2011, Mr. Little was Executive Vice President, Oil Sands from January 31, 2011 and Senior Vice President, International & Offshore prior to that date.

Mr. Little has actively promoted operational excellence within his business unit, focusing the organization on operating reliably and generating cash and returns for shareholders. He is a strong member of the senior executive team, engaging regularly with other parts of the business on operational excellence initiatives and representing the company externally through a broad range of government, stakeholder and community interactions.

Base Salary. The EVP, Oil Sands received a 22% base salary increase, which was made in order to recognize Mr. Little's promotion to EVP, Oil Sands in January 2011, moving his base salary towards the median of salaries at this senior executive level for the Suncor Compensation Peers.

38        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Annual Incentive. The EVP, Oil Sands' actual 2011 AIP payout was $610,000. This payout level was 162% of his annual incentive opportunity, which had a target level of $375,000 or 75% of his salary (with a range of 0% to 220% of target). The following table displays the AIP components and calculation of the EVP, Oil Sands' 2011 AIP award.

AIP Component	Performance Area	AIP Component Target % [A]	AIP Component Score [B]	Performance Factor % (2) [C]	AIP Target % (3) [D]	Award Payout % (4) [E]	2011 Base Salary (5) ($) [F]	2011 Award Payout (6)(7) ($)
				(A × B)		(C × D)		(E X F)

Corporate Performance	Cash Flow From Operations	20%	200	40%	75%	30%	500 000	150 000
Business Unit Performance (1)	Personal and Process Safety, Environment, Reliability, People	30%	135	41%	75%	31%	500 000	155 000
Weighted Average of all Business Units' Performance (1)	Personal and Process Safety, Environment, Reliability, People	30%	138	41%	75%	31%	500 000	155 000
Personal Performance	President & COO Assessment of EVP, Oil Sands	20%	200	40%	75%	30%	500 000	150 000

Total (7)		100%		162%	–	122%	–	610 000

(1)
The Business Unit Performance score is for the Oil Sands Business Unit and represents 30% of the AIP at target. The Weighted Average of all Business Units' Performance score is based on the weighted average of the Oil Sands, In Situ, Exploration & Production, Refining & Marketing, Energy Supply, Trading & Development and Major Projects Business Units' performance scores and represents 30% of the AIP at target. See "Suncor 2011 AIP Performance" on page 32 of this management proxy circular.

(2)
Performance Factor % is the result of multiplying the AIP Component Target % by the actual score achieved for the particular AIP Component.

(3)
AIP Target derived from benchmark data expressed as a percent of annual salary.

(4)
Award Payout % is the result of multiplying the Performance Factor % by the AIP Target %.

(5)
Base salary is at December 31, 2011.

(6)
2011 Award Payout is the result of multiplying the award payout % by the 2011 Base Salary.

(7)
Totals are rounded.

Mid- to Long-Term Incentive. The 2011 equity award, made in early 2011, reflects a 10% increase in the market target value at the median of the Suncor Compensation Peers, Mr. Little's promotion to EVP, Oil Sands in early 2011 and his performance as determined by the President and COO. The previous year's equity award under the SOP and PSU Plan was also taken into account by the HR&CC when considering Mr. Little's grant.

For further details on Mr. Little's 2011 equity award and total compensation for 2011, see the "Summary Compensation Table" on page 42 of this management proxy circular.

Executive Compensation Alignment With Shareholder Value

The Board recognizes that in an industry subject to commodity price cycles, Suncor's focus is on long-term shareholder value growth. Suncor's common shares were valued at $29.38 on the TSX at December 31, 2011, a decrease of approximately 23% over the year before. From 2006 to 2011, Suncor's share price decreased by approximately 33%. The following performance graph shows Suncor's total cumulative shareholder return for the past five years.

Performance Graph (1)(2)

(1)
The graph reflects the total cumulative return, assuming the reinvestment of all dividends, of $100 invested on December 31, 2006 in each of Suncor common shares, the S&P/TSX Composite (TRIV) Index and the S&P/TSX Energy (TRIV) Index.

(2)
The year-end values of each investment shown on the graph are based on share price appreciation plus dividend reinvestment.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         39

The expected value and current value of total direct compensation for the NEOs, for the period from 2007 to 2011, are illustrated in the graph below. Over this period, the current value at December 31, 2011 of total direct compensation for the NEOs was approximately 33% lower than the expected value as determined in accordance with the methodology described in the footnotes of the Total Direct Compensation Graph. The lower current value of the total direct compensation for the NEOs is generally consistent with the trend of total return on investment indicated for Suncor in the performance graph provided on page 39 of this management proxy circular.

Suncor's strong operational performance in 2010 and 2011 resulted in above target payouts under the AIP component of total direct compensation. However, this strong operational performance has not been reflected in our share price. At December 31, 2011, the current value of mid- to long-term incentive awards granted during 2007 to 2011 was 53% lower than the expected value, as determined in accordance with the methodology described in the footnotes of the Total Direct Compensation Graph. This reflects the high proportion of variable, performance based compensation in the total direct compensation provided to the NEOs.

The downturn in the market and decline in Suncor's share price would have resulted in outstanding option awards for 2007, 2008, 2010 and 2011, including the Suncor SunShare 2012 Plan (the "SunShare 2012 Plan") performance options granted in 2007, having no cash value if exercised at December 31, 2011. In addition, the PSU awards, granted in 2007 and 2008, provided no payment as the threshold level of relative TSR performance was not achieved. The lower current value at December 31, 2011 of the mid- to long-term incentive awards, which represent 50% or more of total direct compensation for the NEOs, demonstrates Suncor's pay-for-performance philosophy and alignment with shareholder interests.

Total Direct Compensation Graph (1)(2)(3)
In millions ($)

(1)
Values included for 2007 to 2011 include those ascribed to Messrs. George, Demosky, Williams, Jackman and Little, except for 2007, which does not include Mr. Little, as he was not employed by Suncor during this year. Mr. Little's promotion to EVP is reflected in 2011 values.

(2)
The Expected Value columns in the graph illustrate the expected value of total direct compensation as at December 31 of the particular year reported, and in the case of the Aggregate 5 Year Total, a sum of the expected values reported for 2007 to 2011. The expected value includes salary and annual incentive earned during the year reported and the grant date fair value of mid- to long-term awards granted in the particular year reported using Towers Watson's binomial valuation methodology.

(3)
The Current Value columns in the graph illustrate the current value of total direct compensation of the particular year, which includes salary and annual incentive earned during the particular year reported and mid- to long-term incentives granted during the particular year valued as follows: (i) value (market price received less exercise price) of options that were granted in that particular year and that were exercised as at or prior to December 31, 2011; (ii) value attributed to PSUs and RSUs that were granted in that particular year and that had vested as at or prior to December 31, 2011; (iii) the 'in-the-money' value (as at December 31, 2011) of options that were granted in that particular year and that had not been exercised as at December 31, 2011; and (iv) the value (as at December 31, 2011) for PSUs at target and RSUs that were granted in that particular year and that have not vested as at December 31, 2011. In the case of the Aggregate 5 Year Total, a sum of the current values reported for 2007 to 2011.

CEO Look Back

The HR&CC annually reviews a broader analysis of the total compensation earned and accruing to the CEO since his appointment and relates it to the TSR during the same period. In its last review, the HR&CC related the total accrued compensation earned by the CEO up to December 31, 2011 to both the absolute increase in market capitalization, and the relative increase in market capitalization versus a relevant index, over the same period, and found it to be reasonable.

Looking Ahead to 2012:

The HR&CC approved a 2% salary structure increase in 2012 for executives other than the CEO (there was no structure increase for the CEO) and a 4% budget for increases in executives' salaries based on competitive benchmarking. The structure increase ensures that the target level for executive base salaries remains near the median of the Suncor Compensation Peers.

No changes were made in 2012 to executive AIP target percentage levels, or to mid- and long-term incentive award targets expressed as a percentage of base salary.

40        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

2012 Mid- to Long-Term Incentive Grants. Effective February 6, 2012, the Board approved the grant of options and PSUs to the Named Executive Officers, as described in the table below, and to certain other eligible employees under the terms of the SOP and the PSU Plan. The exercise price for each option granted was $34.58, which was based on the average of the high and low market price on the TSX of Suncor common shares on February 3, 2012. Each option granted to an executive was awarded with an associated limited appreciation right ("LAR", further details of which are described on page 46 of this management proxy circular).

Name	Options	PSUs

R.L. GEORGE	400 000	133 410
B.W. DEMOSKY	70 000	23 350
S.W. WILLIAMS	368 000	122 680
B.J. JACKMAN	120 000	40 000
M.S. LITTLE	130 000	43 350

COMPENSATION DISCLOSURE OF NAMED EXECUTIVE OFFICERS

Aggregate Equity Holdings.    The following table sets forth the aggregate equity holdings of the Named Executive Officers for the years ended December 31, 2010 and 2011 as well as the net change during 2011 and the total value at risk as at December 31, 2011.

	December 31, 2010						December 31, 2011

Name	Shares	DSUs (1)		PSUs (1)(2)	Options	RSUs (3)	Shares	DSUs (1)		PSUs (1)(2)	Options	RSUs (3)

R.L. GEORGE	412 847	422 496		208 750	2 866 300	35 470	413 063	428 086		251 893	3 049 100	6 500
B.W. DEMOSKY	5 325	—		30 703	153 736	7 784	7 675	—		43 518	225 736	1 800
S.W. WILLIAMS	31 940	13 399	(4)	93 836	944 000	17 650	215 672	38 733	(4)	115 220	964 000	3 800
B.J. JACKMAN	5 950	121 633		95 462	877 400	—	5 950	123 234		99 949	855 600	—
M.S. LITTLE	11 442	—		28 524	128 620	6 130	19 619	—		49 539	228 620	2 300

	Net change during 2011					Total Value at Risk

Name	Shares	DSUs	PSUs	Options	RSUs	Value (5) ($)	Multiple of Salary (#)

R.L. GEORGE	216	5 590	43 143	182 800	(28 970)	56 368 232	38
B.W. DEMOSKY	2 350	—	12 815	72 000	(5 984)	1 605 728	4
S.W. WILLIAMS	183 732	25 334	21 384	20 000	(13 850)	14 882 937	18
B.J. JACKMAN	—	1 601	4 487	(21 800)	—	11 322 396	15
M.S. LITTLE	8 177	—	21 015	100 000	(3 830)	2 308 876	5

(1)
DSUs and PSUs, other than PSUs issued under the PSU Plan prior to January 1, 2010, include dividend reinvestment.

(2)
Includes grants under the PSU Plan and, for Mr. Jackman, the closed Petro-Canada Performance Share Unit Plan (the "PCPSU Plan"). See "Summary of Incentive Plans – Closed Plans" on page 49 of this management proxy circular. Excludes grants that vested December 31, 2010, in the case of values reported for 2010, and grants that vested December 31, 2011, in the case of values reported for 2011.

(3)
Includes grants under the RSU Plan and the closed SunShare 2012 Plan. Excludes grants that matured December 31, 2010, in the case of values reported for 2010, and grants that matured December 31, 2011, in the case of values reported for 2011.

(4)
Mr. Williams elected to receive 54% of his 2009 AIP award and 100% of his 2010 AIP award in DSUs.

(5)
Calculated based on the closing price of a Suncor common share on the TSX as at December 31, 2011 ($29.38). PSUs, which have not vested, are projected at a 100% payout. Value of options are based on the 'in-the-money' amount of the exercisable and non-exercisable options held as at December 31, 2011. The 'in-the-money' amount is the difference between the closing price of a Suncor common share on the TSX as at December 31, 2011 and the exercise price of the option.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         41

Summary Compensation Table.    The following table provides information concerning compensation paid to the Named Executive Officers for the years ended December 31, 2011, 2010 and 2009.

					Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Share-Based Awards (1)(2) ($)	Option-Based Awards (3)(4) ($)	Annual (5)	Long-Term	Pension Value (6) ($)	All Other Compensation (7) ($)	Total Compensation ($)

R.L. GEORGE	2011	1 483 846	4 596 111	4 596 445	3 060 000		941 200	180 216	14 857 818
Chief Executive Officer (8)	2010	1 400 000	2 829 228	2 830 212	2 577 000	—	(772 100)	198 330	9 062 670
	2009	1 301 269	2 578 017	1 166 200	1 800 000	—	2 831 500	180 641	9 857 627

B.W. DEMOSKY	2011	443 538	889 893	890 784	420 000		373 000	79 374	3 096 589
Chief Financial Officer	2010	401 327	415 638	415 800	360 000	—	311 000	27 919	1 931 684
	2009	302 731	421 228	154 350	191 475	—	244 400	52 708	1 366 892

S.W. WILLIAMS	2011	811 923	2 224 733	2 226 960	1 300 000	—	1 002 100	107 848	7 673 564
President &	2010	761 327	1 200 732	1 201 200	1 150 000	—	855 400	112 927	5 281 586
Chief Operating Officer (8)	2009	685 961	1 516 180	557 375	758 746	—	1 300 200	103 959	4 922 421

B.J. JACKMAN	2011	750 000	1 001 130	1 002 132	1 000 000	—	180 700	89 169	4 023 131
Executive Vice President	2010	750 000	576 372	576 576	850 000	—	176 600	31 154	2 960 702
Refining and Marketing	2009	747 115	696 730	731 566	571 792	—	159 300	37 356	2 943 859

M.S. LITTLE	2011	492 731	1 112 367	1 113 480	610 000	—	594 200	92 568	4 015 346
Executive Vice President	2010	410 000	397 297	397 170	410 000	—	248 300	73 107	1 935 874
Oil Sands & In Situ(9)	2009	335 385	384 253	154 300	296 232	—	211 200	50 868	1 432 288

(1)
For Messrs. George, Demosky, Williams and Little, includes PSUs and RSUs granted in 2009 under the PSU Plan, RSU Plan and closed SunShare 2012 Plan. For Mr. Jackman, includes PSUs granted in 2009 under the closed PCPSU Plan. For all Named Executive Officers, 2010 and 2011 include PSUs granted under the PSU Plan.

(2)
For share-based awards, the fair value of awards at grant date, as shown in the Summary Compensation table above, reflects the number of PSUs and RSUs awarded multiplied by the grant date fair value price calculated using Towers Watson's binomial valuation methodology. The HR&CC uses this methodology in making its decisions regarding incentive grants since it is applied consistently in its competitive market analyses.

Effective January 1, 2011, as a result of the company's adoption of International Financial Reporting Standards ("IFRS"), and for accounting purposes, PSUs are valued based on the Monte Carlo simulation methodology. For grants in 2010, accounting fair values have been restated to reflect this methodology. For grants in 2009, the methodology used to value PSUs and RSUs, for accounting purposes, is based on a mark-to-market valuation of a Suncor common share at the end of each financial quarter.

A summary of the grant date fair values calculated using Towers Watson's binomial valuation and key assumptions used under this methodology as well as the accounting fair values at the end of the financial quarter following the grant date and the variance between the values based on the two methodologies is provided below. Effective January 2013, Suncor expects to move to the accounting valuation methodology for disclosing the grant date fair value of share-based awards in the executive compensation disclosure. The variance between the grant date fair values and accounting fair values for each award is the result of a different methodology being applied to value the awards and the date the value is reported (grant date versus end of financial quarter).

	Towers Watson's Binomial Methodology Key Assumptions						Monte Carlo Simulation Methodology 2011 & 2010 Mark-to-Market Methodology 2009

Year and Plan	Grant Date Fair Value ($)	Term	Vesting	Performance Range %	Turnover	Dividend Reinvestment	Accounting Fair Value ($)	Variance to Grant Date Fair Value ($)

2011 - PSU Plan	33.40	3 years	Cliff	0 - 200	5%	Yes	40.82	7.42
2010 - PSU Plan	25.80	3 years	Cliff	0 - 200	5%	Yes	38.49	12.69
2009 - PSU Plan	18.13	3 years	Cliff	0 - 150	5%	No	28.14	10.01
2009 - PCPSU Plan	15.75	3 years	Cliff	0 - 150	5%	Yes	33.87	18.12
2009 - RSU Plan	21.07	3 years	Cliff	n/a	5%	n/a	28.14	7.07
2009 - RSU (merger related)	34.98	3 years	Cliff	n/a	5%	n/a	37.21	2.23
2009 - RSU (Sunshare 2012)	29.96	3 years	Cliff	n/a	5%	n/a	37.40	7.44

(3)
For Messrs. George, Demosky, Williams and Little, 2009 includes options granted under the closed Suncor Executive Stock Plan (the "ESP") and closed SunShare 2012 Plan. For Mr. Jackman, 2009 includes options granted under the closed Petro-Canada Employee Stock Option Plan (the "PCSOP"). See "Summary of Incentive Plans – Closed Plans" on page 49 of this management proxy circular. For all Named Executive Officers, 2010 and 2011 include options granted under the SOP.

(4)
For option-based awards, the fair value of awards at grant date, as shown in the Summary Compensation table above, reflects the number of options awarded multiplied by the grant date fair value price calculated using Towers Watson's binomial valuation methodology. The HR&CC uses this methodology in making its decisions regarding incentive grants since it is applied consistently in its competitive market analyses.

      For accounting purposes, options, other than options granted under the closed PCSOP, are valued based on the Black Scholes methodology. For options granted under the closed PCSOP, the methodology used to value options is based on a mark-to-market valuation of a Suncor common share at the end of each financial quarter.

      A summary of the grant date fair values calculated using Towers Watson's binomial valuation and key assumptions used under this methodology as well as the accounting fair values and the variance between the values based on the two methodologies is provided below. Effective January 2013, Suncor expects to move to the accounting valuation methodology for disclosing the value of option-based awards in the executive compensation disclosure. The variance between the grant date fair values and accounting fair values for each award is the result of a different methodology being applied to value the awards and, in the case of the PCSOP, the date the value is reported (grant date versus end of financial quarter).

	Towers Watson's Binomial Methodology Key Assumptions								Black Scholes Methodology 2011 & 2010 Mark-to-Market Methodology 2009

Year and Plan	Grant Date Fair Value ($)	Dividend Yield	Volatility	Term	Expected Life	Vesting	Risk-Free Rate (over term)	Turnover	Accounting Fair Value ($)	Variance to Grant Date Fair Value ($)

2011 - SOP	11.13	1.20%	34%	7 years	4.5 years	3 year ratable	0.3%-3.0%	5%	16.59	5.46
2010 - SOP	9.24	0.60%	28%	7 years	4.5 years	3 year ratable	3.7%-3.9%	5%	14.59	5.35
2009 - SOP	8.58	0.40%	29%	10 years	6 years	3 year ratable	3.7%-4.0%	5%	10.28	1.70
2009 - PCSOP	5.44	1.70%	33%	7 years	6 years	4 year ratable	3.7%-3.9%	5%	8.99	3.55

(5)
Awards earned under AIP for 2011 performance were paid in 2012. Similarly, awards for 2010 and 2009 were paid in the year following the year in which they were earned.

42        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

(6)
The pension value reflects the compensatory change as disclosed in the tables under the "Defined Benefits Plans" and, where applicable, the "Defined Contribution Plans" sections on page 45 of this management proxy circular.

(7)
All Other Compensation for 2011 includes actual costs incurred by Suncor related to company contributions to personal savings plans, all gross-ups or other amounts reimbursed for the payment of taxes and the value of perquisites and other personal benefits provided to each NEO, as more particularly described in the table below.
$	Annual Perquisite Allowance	Executive Benefits	Financial Planning	Leased Vehicle	Memberships	Other	Parking	Saving Plan	All Other Compensation

R.L. GEORGE	—	11 573	24 169	26 430	3 329	—	6 615	108 100	180 216
B.W. DEMOSKY	37 917	2 313	6 300	—	—	—	—	32 844	79 374
S.W. WILLIAMS	43 333	6 367	5 788	—	—	—	—	52 360	107 848
B.J. JACKMAN	37 917	4 158	13 008	—	—	—	—	34 086	89 169
M.S. LITTLE	37 917	2 952	12 087	—	—	4 156	—	35 456	92 568

Executive Benefits includes enhanced life insurance, accident and disability protection. Annual Perquisite Allowance includes a taxable benefit paid quarterly based on executive level and market competitive practices. Other includes gross-ups for taxes associated with Suncor's Sunjet. Savings Plan includes Suncor contributions, up to 7.5% of basic earnings on a matching basis, to the company's savings and benefit plans on behalf of the individual.

(8)
Effective December 1, 2011, Mr. George retired from the position of President and Mr. Williams was appointed President.

(9)
Effective January 1, 2012, Mr. Little was appointed to Executive Vice President, Oil Sands and In Situ. In 2011, Mr. Little was Executive Vice President, Oil Sands from January 31, 2011 and Senior Vice President, International and Offshore prior to that date.

Share-Based Awards and Option-Based Awards.    The following table provides certain information about option-based awards and shared-based awards outstanding for the Named Executive Officers as at December 31, 2011. For further details, including the exercise price and expiration date, of each option-based award held by the Named Executive Officers as at December 31, 2011, see Schedule B.

	Option-Based Awards		Share-Based Awards
Name	Aggregate number of securities underlying unexercised options	Aggregate value of unexercised 'in-the- money' options (1) ($)	Aggregate number of shares or units of shares that have not vested (2)	Aggregate market or payout value of share-based awards that have not vested (3) ($)	Aggregate market or payout value of vested share- based awards not paid out or distributed (4) ($)

R.L. GEORGE	3 049 100	24 063 680	258 393	7 591 576	16 740 039
B.W. DEMOSKY	225 736	48 800	45 318	1 331 449	635 675
S.W. WILLIAMS	964 000	3 911 700	119 020	3 496 818	3 127 935
B.J. JACKMAN	855 600	4 590 476	99 949	2 936 502	3 620 607
M.S. LITTLE	228 620	209 440	51 839	1 523 041	550 793

(1)
Calculated based on the difference between the closing price of a Suncor common share on the TSX as at December 31, 2011 ($29.38) and the exercise price of the option. This value assumes 100% vesting of all performance-based options granted under the closed SunShare 2012 Plan.

(2)
Includes share-based awards granted under the PSU Plan, closed SunShare 2012 Plan and closed PCPSU Plan which were held by the Named Executive Officers as at December 31, 2011. For Messrs. George, Demosky, Williams and Little, excludes RSUs and PSUs issued in 2009 that matured and vested respectively on December 31, 2011.

(3)
Calculated based on the closing price of a Suncor common share on the TSX as at December 31, 2011 ($29.38). This assumes 100% payout of all PSUs granted under the PSU Plan and closed PCPSU Plan.

(4)
Calculated based on the closing price of a Suncor common share on the TSX as at December 31, 2011 ($29.38). Includes DSUs granted under the closed Suncor Special Performance Incentive Plan ("SPIP") and the closed Petro-Canada Deferred Share Unit Plans (Eligible Employees of Petro-Canada) (the "PCDSU Plans") which were held by the Named Executive Officers as at December 31, 2011. See "Summary of Incentive Plans – Closed Plans" on page 49 of this management proxy circular. DSUs cannot be redeemed until a Named Executive Officer ceases to be an employee. For Messrs. George, Demosky, Williams and Little, includes: (i) RSUs issued in 2009 under the RSU Plan that matured on December 31, 2011 and paid out in January 2012; and (ii) PSUs issued in 2009 under the PSU Plan that vested on December 31, 2011 and paid out in February 2012.

Incentive Plan Awards – Value Vested or Earned During the Year.    The following table provides the value of option-based awards and share-based awards that vested during the year ended December 31, 2011, and the value of non-equity incentive plan compensation earned during the year ended December 31, 2011, for the Named Executive Officers.

Name	Option-Based awards – Value vested during the year (as at vesting date) (1) ($)	Share-Based awards – Value vested during the year (2) ($)		Non-equity incentive plan compensation – Value earned during the year (3) ($)

R.L. GEORGE	1 281 206	4 162 865		3 060 000
B.W. DEMOSKY	179 130	635 675		420 000
S.W. WILLIAMS	577 189	3 139 957	(4)	1 300 000
B.J. JACKMAN	1 465 168	1 295 325		1 000 000
M.S. LITTLE	231 644	550 793		610 000

(1)
For Messrs. George, Demosky, Williams and Little, one-third of each of the options that were granted under the closed ESP in 2008 and 2009 vested in 2011. For Mr. Jackman, one quarter of each of the options that were granted under the closed PCSOP in 2007, 2008, and 2009 vested in 2011. For all Named Executive Officers, one-third of each of the options that were granted under the SOP in 2010 vested in 2011.

(2)
For Messrs. George, Demosky, Williams and Little, includes RSUs issued in 2009 under the RSU Plan that matured on December 31, 2011 and paid out in January 2012. For Messrs. George, Demosky, Williams and Little, includes PSUs issued in 2009 under the PSU Plan that vested on December 31, 2011 and paid out in February 2012. For Mr. Jackman, includes PSUs issued in 2008 under the closed PCPSU Plan that vested on February 23, 2011 and paid out in March 2011. Value based on actual payout.

(3)
Refers to annual incentive payouts made under the AIP that paid out in February 2012, for recognition of performance in 2011.

(4)
Includes DSUs issued to Mr. Williams under the AIP upon his election, in lieu of a cash award. Value based on grant price.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         43

Option Exercises – Value Realized During the Year.    The following table provides the number of common shares acquired upon the exercise of options as well as the aggregate value realized upon the exercise of these options during the year ended December 31, 2011 for the Named Executive Officers.

Name	Common Shares Acquired on Option Exercise	Aggregate Value Realized(1) ($)

R.L. GEORGE	230 000	7 354 999
B.W. DEMOSKY	8 000	174 160
S.W. WILLIAMS	180 000	3 000 980
B.J. JACKMAN	111 800	2 423 143
M.S. LITTLE	—	—

(1)
The aggregate value realized equals the difference between the value of the option and the market price of the common shares on the TSX at time of exercise.

Suncor Retirement Arrangements.    The Suncor Energy Pension Plan is a registered pension plan that provides retirement income to Suncor employees, including Messrs. George, Demosky, Williams and Little. Retirement income is based entirely on a defined contribution account balance, or depending upon the employees' eligibility, based on a combination of a defined benefit pension payment, including an employee-paid benefit feature, and a defined contribution account balance. Messrs. George, Demosky, Williams and Little participate in the combination provision of the plan.

In addition to the pension provided under the Suncor Energy Pension Plan, certain executive officers may receive supplemental retirement payments under the terms of the Supplemental Executive Retirement Plan (previously defined as the "SERP"). Under the terms of the SERP, any new participants must be approved by the HR&CC, a committee which consists entirely of independent members of the Board.

The SERP is a non-registered supplemental retirement arrangement designed to attract mid-career executives with a competitive career-based pension that features an up-front accrual. This attraction element is balanced by features that limit the executive pension by: a) requiring that an executive provide five years of service to be entitled to SERP benefits, which is three years more than the service required under the Suncor Energy Pension Plan; b) limiting service to Suncor-related experience only, both for vesting and benefit accrual purposes; c) effective January 1, 2012, limiting the executive's total pension to 70% of executive remuneration; and d) effective January 1, 2012, limiting executive remuneration to a maximum of two times base salary (base salary plus annual incentive target bonus of up to 100% of base salary). All of the Named Executive Officers, with the exception of Mr. Jackman, are members of the SERP. Additional details of the SERP follow.

•
Executive employment commences at the date of entry into the SERP. Generally, there is no recognition of service for non-Suncor related employment.

•
The SERP pension is based on the executive's remuneration multiplied by a combined accrual rate of 5%, multiplied by the number of years of executive employment plus a pension formula percentage determined in respect of the Suncor Energy Pension Plan relating to service prior to becoming an executive, limited to a combined accrual rate of 50%. The pension increases by an additional 1.5% of the executive's remuneration for executive employment earned, generally after the executive completes 25 years of service. Effective January 1, 2012, the total pension is limited to 70% of the executive's remuneration, as described below.

•
Executive remuneration is an annualized amount of the average salary plus target bonus for the best consecutive 36 months of the last 180 months of continuous service. Effective January 1, 2012, target bonus, other than as grandfathered for Mr. George, cannot exceed 80% of base salary for Senior Vice Presidents and Executive Vice Presidents and 100% for other executives, including the CEO.

•
Five years of executive employment including, where applicable, the period of notice of termination or payment in lieu of such notice, are required for rights under the SERP to vest. Executive officers with less than five years of executive employment are not eligible to receive supplemental retirement payments under the SERP except in the event of a change of control, or a loss of employment upon or after the occurrence of certain specified events.

•
SERP payments for retirement prior to age 60 will be reduced by 5/12 th of 1% for each month that the executive officer retires before age 60; no reduction is applied for retirement after age 60.

•
The normal form of payment on retirement, and the basis on which benefits in the table under "Defined Benefit Plans" are computed is: for married employees, joint and survivor, with 50% to the non-member surviving spouse; and for single employees, for life, with ten years guaranteed.

•
A portion of retirement income is payable by the Suncor Energy Pension Plan, including both the defined benefit and defined contribution components, and a portion is payable under the SERP. Canada Pension Plan payments are in addition to payments under the Suncor pension plans.

•
Trust arrangements have been established to provide for the long-term funding of Suncor's non-U.S. taxpayer SERP obligations.

44        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Petro-Canada Retirement Arrangements.    The Petro-Canada Retirement Plan is a registered pension plan that provides retirement income to certain Suncor employees who worked for legacy Petro-Canada prior to the merger, including Mr. Jackman. The defined benefit provision of the plan has been closed to new entrants since July 1, 1996. Mr. Jackman continues to participate in this portion of the plan.

In addition to his pension under the Petro-Canada Retirement Plan, Mr. Jackman is also entitled to receive supplemental retirement payments under the terms of his individual retiring allowance agreement. Under his retiring allowance agreement, the normal retirement benefit for Mr. Jackman equals 2% per year of credited service to a maximum of 35 years, multiplied by the average of the highest 36 consecutive months of base salary in the final 120 months of service. At age 65, the benefit is reduced by an adjustment equal to 50% of the total of Canada/Quebec Pension Plan plus Old Age Security benefits, pro-rated for years of service less than 35.

Early retirement under Mr. Jackman's individual retirement allowance agreement requires our consent for commencement before age 65. In the event of early retirement, the normal retirement benefit is reduced by 0.25% for each month that the executive officer retires before age 60; no reduction is applied for retirement after age 60. Normal and early retirement benefits are indexed annually for Mr. Jackman to 50% of the consumer price index, commencing after age 60, subject to a maximum indexing adjustment of 5% for any year. The normal form of payment on retirement for Mr. Jackman, if married, is joint and survivor, with 50% to the non member surviving spouse subject to a minimum of 60 monthly payments. Mr. Jackman's pension obligation is secured by a letter of credit held by a trust.

Defined Benefit Plans.    The following table summarizes the retirement income of each of the Named Executive Officers under the defined benefit provisions of Suncor's pension arrangements.

		Annual Benefits Payable (2)
Name	Number of years credited service (1)	As at December 31, 2011 ($)	At age 65 ($)	Defined Benefit Obligation as at January 1, 2011 (3) ($)	Compensatory change (4) ($)	Non- compensatory change (5) ($)	Defined Benefit Obligation as at December 31, 2011 (3) ($)

R.L. GEORGE	31	1 703 359	1 854 562	22 107 011	939 574	3 606 757	26 653 342
B.W. DEMOSKY	6	107 773 (6)	294 799	863 314	371 374	386 625	1 621 313
S.W. WILLIAMS	10	687 071	709 749	7 992 337	1 000 474	1 945 652	10 938 463
B.J. JACKMAN	29	426 800	449 000	6 564 700	180 700	472 500	7 217 900
M.S. LITTLE	3	104 551 (6)	334 767	583 447	591 864	439 442	1 614 753

(1)
Credited service includes 11 years of service with an affiliated Suncor company for determining the additional 1.5% accrual rate applicable after 25 years of service for Mr. George and 10 years of industry service granted to Mr. Jackman at date of hire. For Mr. Demosky, credited service reflects executive employment plus 3 years of service accrued under the Suncor Energy Pension Plan prior to becoming an executive.

(2)
Represents the estimated annual pension, excluding any employee paid ancillary benefits, where applicable, that would be received by the Named Executive Officer upon retirement at age 65 based on actual or projected pensionable service to the stated date and actual pensionable earnings as at December 31, 2011.

(3)
The defined benefit obligation is the estimated value of the pension obligation to the date indicated using the actuarial assumptions and methods that are consistent with those used in determining the pension obligation as disclosed by Suncor in its consolidated financial statements. See note 24 in Suncor's consolidated financial statements for the year ended December 31, 2011. The methods and assumptions used to determine the estimated amounts may not be identical to those used by other companies and as a result may not be directly comparable to the amounts disclosed by other companies.

(4)
Compensatory change represents the increase in the pension obligation for 2011 related to the annual service cost, compensation changes higher or lower than assumptions and the impact of plan changes, if any. This amount may fluctuate significantly from year-to-year as changes in compensation impact the pension obligation for all years of credited service.

(5)
Includes items such as interest on the obligation and the impact of changes in the discount rate assumption.

(6)
For Messrs. Demosky and Little, the amount represents the total pension accrued under SERP. Only a portion of this benefit relating to the registered and supplemental plans is vested as at December 31, 2011.

Defined Contribution Plans.    Under the combination provision of the Suncor Energy Pension Plan, applicable to Messrs. George, Demosky, Williams and Little, Suncor makes contributions to the defined contribution accounts for all employees of 1% of basic earnings, plus up to an additional 1.5% of basic earnings on a 50% matching basis, subject to maximum contribution levels. For employees participating only in the defined contribution provision, Suncor makes contributions to the defined contribution accounts of 5% to 9% of basic earnings depending upon years of service with the company, plus up to an additional 2.5% of basic earnings on a 50% matching basis, subject to maximum contribution levels.

Under the Suncor Energy Pension Plan, employees may invest the balance of their accounts in a broad range of investment funds made available by the plan; an employee's investment return is based upon the market returns earned by each fund in which the employee has chosen to invest his contributions. At retirement, employees may transfer the balance of their accounts to a pension account as prescribed by law or the company may purchase an annuity on behalf of the employee.

The following table summarizes the defined contributions accounts of each of the Named Executive Officers.

Name	Accumulated value as at January 1, 2011 ($)	Compensatory ($)	Accumulated value as at December 31, 2011 ($)

R.L. GEORGE	42 424	1 626	42 347
B.W. DEMOSKY	21 363	1 626	21 337
S.W. WILLIAMS	16 275	1 626	19 469
M.S. LITTLE	12 371	2 336	16 380

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         45

TERMINATION AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Termination Agreements.    Suncor has employment termination agreements with each of the Named Executive Officers. Except for Mr. Jackman, such individuals are compensated based on their remuneration, in the event of termination of employment ("Termination Event") by Suncor, other than for just cause, and by the individual within 120 days following a constructive dismissal event.

Should a Termination Event occur, the termination agreements provide a 24-month notice period (1) for Messrs. Demosky, Williams (2) and Little, and a 30-month notice period for Mr. George. Cash payments are provided for base salary and targeted annual incentive during the notice period, for SOP and ESP options which, but for the Termination Event, would have become exercisable during the notice period, and for PSUs and RSUs that would pay out during the notice period based on a performance factor calculated as at the date of termination, if applicable. Unless the individual is an eligible retiree, unvested options and share units granted under the SunShare 2012 Plan are, respectively, cancelled and forfeited. The foregoing individuals receive credited service under the SERP for the notice period.

Upon a Termination Event occurring, the notice period for Mr. Jackman is the lesser of 30 months or 65 minus his age at the time of the Termination Event (3). A lump sum payment is provided equal to his base salary as of the date of termination and annual incentive over the notice period and the value of his mid- or long-term incentives, which are equal to the lesser of the value of the grant of options to him in February 2000 and the value of the options granted to him in 2001, and in each successive year thereafter. For the purpose of calculating Mr. Jackman's retirement benefit, service is increased by the notice period and he is deemed to have earned the base salary as of the termination date for the duration of the notice period.

Suncor's termination agreements with Messrs. George, Demosky, Williams and Little are "double trigger" and do not provide for payments based solely on a voluntary termination on a change of control. Stock options under the SOP, ESP, Suncor Key Contributor Stock Option Plan (the "SKCSO Plan") and SunShare 2012 Plan (collectively, the "Suncor Plans"), that are granted but not yet exercisable, become immediately exercisable in the event of a change of control of Suncor, for grants that occurred prior to 2012. In addition, PSUs and RSUs that were granted prior to 2012 will vest in the event of a change of control subject to Suncor performance measured at the change of control date. Under the SOP, a change of control generally includes a transaction or series of transactions whereby any person or combination of persons, acting jointly or in concert, beneficially owns, directly or indirectly, or exercises control or direction over, 35% or more of the outstanding voting securities of Suncor or its successor.

Executive officers with less than five years of executive service may become eligible to receive supplemental retirement payments under the SERP in the event of a change of control of Suncor, after the occurrence of certain specified corporate changes, or for certain executives, after a substantial decrease in such executive's responsibilities. In addition, Suncor has entered into certain trust arrangements for non-U.S. taxpayers to secure its obligations under the SERP upon a change in control of Suncor.

Mr. Jackman does not have a change of control clause in his termination contract. Pursuant to the terms of the SOP and PSU Plan, under a change of control, Mr. Jackman's 2010 and 2011 stock options would become immediately exercisable and Mr. Jackman's 2010 and 2011 PSUs would vest subject to performance measurement at the change of control date.

(1)
Effective 2008, the notice period provided in new employment termination agreements was limited to 24 months.

(2)
The notice period for Mr. Williams was amended to 24 months with his appointment to President on December 1, 2011.

(3)
Based on Mr. Jackman's age at December 31, 2011, and assuming a Termination Event at this date, his notice period is less than 24 months.

Looking Ahead to 2012

The Board has approved amendments to the SOP, PSU Plan and RSU Plan that will require a "double trigger" for automatic vesting of equity grants on a change of control, effective for grants on or after January 1, 2012.

The HR&CC has approved amendments to termination agreements for new senior executive participants that provide for the pro-rating of payments for PSU and RSU grants held at the dismissal date, based on the number of months employed during the term of the PSU or RSU grant.

With the retirement of Mr. George in 2012, the notice period for all employment termination agreements is 24 months.

Limited Appreciation Rights.    Executives, including the Named Executive Officers, key employees and certain Board members (who hold stock options prior to grants to directors being discontinued after 2008), have LARs attached to their options issued under the Suncor Plans. LARs provide the holders an opportunity to realize the value, if any, of their options under the Suncor Plans upon occurrence of a change of control transaction (as explained above) affecting Suncor. In that circumstance, option holders may be unable to exercise their options prior to completion of a change of control transaction due to securities regulatory requirements or internal Suncor policies.

46        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

LARs represent a right attached to each option held by the LAR holder, exercisable upon completion of a change of control transaction, to receive a cash payment from Suncor under a pre-determined formula based on Suncor's share price, upon surrender of a related option.

LARs are generally issued annually at Suncor's discretion, have an 18-month term (unless a replacement LAR is issued, in which case the LAR continues in effect under the terms of the replacement LAR), and attach to all options granted under the Suncor Plans held by the holder during the term of the LAR. Upon the exercise or expiry of any option, the attached LAR is cancelled.

Generally, LARs terminate and are of no further effect upon termination of employment, retirement, death or entitlement to long-term disability benefits. However, the Board has the discretion to permit the exercise of LARs in the manner and on such terms as it may authorize.

Termination and Change of Control Benefits

The table below shows the incremental amounts that the Named Executive Officers would be entitled to if any of them were terminated on December 31, 2011.

Type of Termination	Base Salary ($)	Short-Term Incentive (1) ($)	Long-Term Incentive (2) ($)	Pension ($)	Total Payout ($)

R.L. GEORGE
Resignation	—	—	375 062	—	375 062
Retirement	—	—	375 062	—	375 062
Termination (Without Cause)	3 750 000	4 687 500	375 062	5 686 115	14 498 677
Change of Control (3)	3 750 000	4 687 500	7 812 801	5 686 115	21 936 416
Change of Control (4)	—	—	7 812 801	—	7 812 801

B.W. DEMOSKY
Resignation	—	—	—	—	—
Retirement (5)	—	—	—	—	—
Termination (Without Cause)	900 000	540 000	1 307 845	1 227 362	3 975 207
Change of Control (3)	900 000	540 000	1 360 729	1 227 362	4 028 091
Change of Control (4)	—	—	1 360 729	513 223	1 873 952

S.W. WILLIAMS
Resignation	—	—	195 670	—	195 670
Retirement (5)	—	—	195 670	—	195 670
Termination (Without Cause)	1 640 000	1 640 000	195 670	1 743 902	5 219 572
Change of Control (3)	1 640 000	1 640 000	3 602 553	1 743 902	8 626 455
Change of Control (4)	—	—	3 602 553	—	3 602 553

B.J. JACKMAN
Resignation	—	—	—	—	—
Retirement	—	—	—	—	—
Termination (Without Cause)	1 125 000	1 210 896	380 358	—	2 716 254
Change of Control (3)(6)	1 125 000	1 210 896	1 945 778	—	4 281 674
Change of Control (4)	—	—	1 565 420	—	1 565 420

M.S. LITTLE
Resignation	—	—	—	—	—
Retirement (5)	—	—	—	—	—
Termination (Without Cause)	1 000 000	750 000	1 484 747	1 691 786	4 296 533
Change of Control (3)	1 000 000	750 000	1 552 321	1 691 786	4 994 107
Change of Control (4)	—	—	1 552 321	690 301	2 242 622

(1)
Short-Term Incentives include incremental annual bonus entitlement.

(2)
Long-Term Incentives include the incremental value of the aggregate outstanding option-based and share-based awards held and 'in-the-money' that vest as a result of the termination.

(3)
Assumes involuntary termination on change of control.

(4)
Assumes continued employment or voluntary termination on change of control. In the case of pension, only applies to Messrs. Demosky and Little as each have less than five years of executive service resulting in vesting of SERP benefits.

(5)
Messrs. Demosky and Little are not eligible for retirement as of December 31, 2011. Mr. Williams became retirement eligible effective February 5, 2011.

(6)
Amounts for Mr. Jackman include long-term incentive treatment under a change of control for grants after 2009.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

None of the directors, executive officers or senior officers of Suncor, persons who served as directors, executive officers or senior officers at any time during 2011, or their respective associates, were at any time during the year, excluding routine indebtedness, indebted to Suncor or its subsidiaries, either in connection with the purchase of Suncor securities or otherwise.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         47

SUMMARY OF INCENTIVE PLANS

The following table sets forth information in respect of securities authorized for issuance under our equity compensation plans as at December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under option plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	53 552 649	35.25	10 347 098
Equity compensation plans not approved by security holders	5 625 500	41.15	–

Total	59 178 149	35.81	10 347 098

The numbers shown beside "Equity compensation plans approved by security holders" refer to options granted under the SOP, ESP, the SunShare Performance Stock Option Plan (the "SPSO Plan"), the PCSOP and the SunShare 2012 Plan. The numbers shown beside "Equity compensation plans not approved by security holders" refer to the SKSCO Plan.

Suncor Energy Stock Option. The Suncor Energy Stock Option Plan (previously defined as the "SOP") provides for the grant of options to purchase Suncor common shares, as well as the grant of Stock Appreciation Rights ("SARs") and LARs, to eligible employees of Suncor.

Options entitle the holder to purchase shares at a price not less than the Market Value (as defined below) of the shares on the date of grant. Where SARs are granted on a stand alone basis, each SAR entitles the holder to receive, upon exercise, payment equal to the difference between the Market Value of a share on exercise and the Market Value of a common share on the date of grant. The options and SARs generally have a term of seven years. A tandem SAR, which may be granted with an option, entitles the holder to receive, upon exercise, a payment equal to the difference between the Market Value of a Suncor common share on exercise and the exercise price of the related option. The "Market Value" under the SOP is the simple average of the high and low prices at which shares were traded in one or more board lots on the TSX on the day prior to the grant date or exercise date, as the case may be. Due to legislative changes in 2010 under the Income Tax Act (Canada), Suncor no longer grants SARs or tandem SARs to Canadian employees.

Performance Share Unit Plan. PSUs may pay out at a value between 0% and 200% contingent upon Suncor's performance relative to a peer group of companies over a three year period. The peer group is chosen based on size and business scope criteria approved by the HR&CC. The peer group for grants beginning in 2010 includes North American energy companies. The peer group is adjusted as appropriate and approved by the HR&CC for each annual grant. The peer group for 2010 and 2011 PSU grants, along with other information about the peer group, is displayed below.

Peer	Revenue (1) (Billions) ($)	Market Capitalization (2) (Billions) ($)	Assets (1) (Billions) ($)

Anadarko Petroleum Corporation	10.7	38.6	55.1
Apache Corporation	12.9	35.4	49.3
BP p.l.c.	293.0	138.2	302.0
Canadian Natural Resources Ltd.	9.6	41.8	45.5
Cenovus Energy Inc.	11.4	25.5	21.4
Chevron Corporation	187.0	215.4	212.0
ConocoPhillips	185.0	98.4	160.7
Devon Energy Corporation	8.2	25.5	41.4
Encana Corporation	6.2	13.9	36.0
EOG Resources Inc.	6.7	26.9	25.8
Hess Corporation	29.9	19.3	38.8
Husky Energy Inc.	18.3	23.5	31.7
Imperial Oil Ltd.	21.5	38.5	24.2
Marathon Oil Corporation	11.5	20.9	31.7
Occidental Petroleum Corporation	18.6	77.3	59.5
Royal Dutch Shell	368.4	238.2	361.0
Talisman Energy Inc.	6.4	13.4	24.3
Total S.A.	172.6	117.6	219.3

48        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Distribution	Revenue (1) (Billions) ($)	Market Capitalization (2) (Billions) ($)	Assets (1) (Billions) ($)

25 th percentile	9.9	24.0	31.7
Median	15.6	37.0	43.5
75 th Percentile	136.9	93.1	135.4

Suncor	29.7	46.3	74.5
Suncor Percentile Ranking	67 th	67 th	72 nd

(1)
Percentile rank for Revenue and Assets is based on results reported as of September 30, 2011. Where applicable, results are converted to Canadian dollars based on the exchange rate on September 30, 2011.

(2)
Percentile rank for Market Capitalization is based on results reported as of December 31, 2011. Where applicable, results are converted to Canadian dollars based on the exchange rate on December 31, 2011.

Performance and the corresponding payout, if any, is measured by reference to Suncor's TSR relative to its peer group. The PSU Plan was amended in 2009 to provide for notional dividend reinvestment for awards granted after January 1, 2010.

Vesting for 2010 and 2011 grants of PSUs reward performance between the 25th and 100th percentiles of the peer group identified above as follows.

Percentage of PSUs Vesting at End of Three-Year Performance Period	Total Shareholder Return Performance Period Compared to Peer Group

Nil	Suncor TSR less than the 25th percentile of the peer group.
50% to 200% (1)	Suncor TSR greater than or equal to the 25th percentile.

(1)
Payout is based on actual interpolated position between the 25th percentile and the top performing company.

At the end of the three-year performance period, relative TSR is measured, the payout value is determined and, if applicable, subsequently paid to participants in cash. The final value is based on the number of vested PSUs multiplied by the common share price as determined under the PSU Plan provisions.

PSUs do not count towards the assessment of executive share ownership levels for purposes of the share ownership guidelines. Upon payout, executives must use the cash payout, or other cash resources, to purchase Suncor common shares on the open market toward satisfying any unmet share ownership guidelines.

Restricted Share Unit Plan. The RSU Plan was established in January 2009 by the HR&CC. RSUs may be granted to key employees, senior managers and executives of Suncor as part of their competitive compensation in order to increase the retention aspects of the overall equity programs, as well as to further align participants with shareholder interests.

Each RSU is a right to a cash payment, equivalent in value to one Suncor common share based on the value of Suncor's average share price for the last 20 trading days of the restricted period. Awards under the RSU Plan are administered by the HR&CC. RSUs do not not count towards the assessment of executive share ownership levels for purposes of the share ownership guidelines. The RSU Plan was amended in 2009 to provide for notional dividend reinvestment for grants after January 1, 2010.

Closed Plans. The following table provides the key terms of the Suncor equity based plans that are closed to new grants (the "Suncor Closed Plans").

Year Approved	Plan Name (1)	Award Type (2)	No. Outstanding at February 21, 2012 (% of outstanding shares)	Balance Allocated to SOP Aug. 1, 2009	Vesting Schedule	Expiry (3)	Performance Conditions

1992	Suncor Executive Stock Plan (ESP)	Option	5 528 175 (0.35%)	2 168 732	1/3 per yr over 3 yrs	10 years	No
1997	Suncor Special Performance Incentive Plan (closed March 31, 2002) (SPIP)	DSU	779 117	—	—	—	No
1997	Petro-Canada Restricted Share Unit Plan (Non-Employee Directors of Petro-Canada) (closed Dec. 31, 2003) (PCRSU)	RSU	39 287	—	—	—	No
2000	Petro-Canada Deferred Share Unit Plans (Eligible Employees of Petro-Canada) (PCDSU) (4)	DSU	236 206	—	—	—	No

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         49

Year Approved	Plan Name (1)	Award Type (2)	No. Outstanding at February 21, 2012 (% of outstanding shares)	Balance Allocated to SOP Aug. 1, 2009	Vesting Schedule		Expiry (3)	Performance Conditions

2002	Suncor SunShare Performance Stock Option Plan (SPSO)	Option	7 847 657 (0.50%)	—	Vested	(5)	April 29, 2012	Yes (6)
2004	Petro-Canada Performance Share Unit Plan (PCPSU)	PSU	195 025	—	3 yrs		February 23, 2012	Yes (7)
2004	Petro-Canada Employee Stock Option Plan (PCSOP)	Option	14 620 505 (0.94%)	6 063 015	1/4 per yr over 4 yrs		7 years	No
2004	Suncor Key Contributor Stock Option Plan (SKCSO)	Option	5 539 119 (0.35%)	2 094 650	1/3 per yr over 3 yrs		10 years	No
2004	Petro-Canada Deferred Share Unit Plan (Non-Employee Directors of Petro-Canada) (PCCDSU) (8)	DSU	81 675	—	—		—	No
2007	Suncor SunShare 2012 Plan (SunShare 2012 Plan)	Option	12 645 027 (0.81%)	5 615 984	Share Price and TSR Targets	(9)	September 27, 2014	Yes (10)
		RSU	761 290	—	July 31, 2012		—	No
2007	Petro-Canada Stock Appreciation Rights Plan (PCSAR) (11)	SAR	8 249 413	—	1/4 per yr over 4 yrs		7 years	No
2008	Petro-Canada Resticted Share Unit Plan (Eligible Employees of Petro-Canada)	RSU	611 873	—	3 yrs		February 23, 2012	No

(1)
All plans closed effective August 1, 2009, unless otherwise noted.

(2)
Option grants may include associated LARs.

(3)
Period of time from grant date until maximum expiry. Where no period indicated, maximum expiry is same as vesting schedule.

(4)
Includes two DSU plans. The first allowed eligible employees (as that term is defined in the plan) to elect to have their bonus payable in the next calendar year in DSUs. The second allowed eligible employees (as that term is defined in the plan) to receive DSUs at the discretion of the Management Resources and Compensation Committee of Petro-Canada.

(5)
100% of options vested in recognition of the performance criteria described in footnote 6.

(6)
The performance criteria for maximum vesting included achievement of Suncor-wide targets for return on capital employed ("ROCE") with maximum vesting at 15% average annual ROCE over the 2003 to 2008 period, and a doubling of share price from the $13.82 grant price by April 2008 (achieved June 2005). The interim targets, namely the achievement of a 40% rise in share price concurrent with TSR superior to the TSR of the S&P 500, and the achievement of 15% ROCE for 2003 to 2004, were achieved on October 5, 2004 and December 31, 2004 respectively.

(7)
PSUs under the PCPSU are a form of mid-term incentive that rewards participants for performance against specific performance standards. The Management Resources and Compensation Committee used its discretion to select and attach performance standards to PSUs. Relative TSR is the measure that was employed from 2004.

(8)
Members (as that term is defined in the plan) could elect to have all or a portion of their annual board retainer and meeting fees in DSUs.

(9)
On May 12, 2008, the first of two share price targets under the SunShare 2012 Plan was achieved. See footnote 10 for details.

(10)
The performance criteria include aggressive share price and TSR targets that align employee performance with shareholders' interests. Specifically, the performance criteria for 100% vesting of the SunShare 2012 options include two common share price targets and relative TSR performance in the top quartile among a peer group of companies. TSR is a measure of return on investment that includes both capital gains and dividends over the measurement period.

(11)
The PCSAR Plan provides a cash payment to participants equal to the appreciation in share price between the date the SARs were granted and the date the SARs are exercised. All SARs are non-transferable and non-assignable, and exercisable on terms determined by the HR&CC in its discretion at the time the SARs were granted. The exercise price per SAR cannot be less than the closing price of the common shares on the TSX on the day preceding the day the SAR was granted.

Aggregate Potential Dilution.    The aggregate potential dilution of all issued, outstanding and authorized options under Suncor stock option plans was 4.2% at February 21, 2012. Suncor has no other equity compensation plans involving newly issued securities.

2011 Grant Rate (Run Rate): Stock options granted under the SOP plan in 2011 of 5 839 710 totaled less than 1% (approximately 0.4%) of shares outstanding at the end of 2011.

Additional Terms of Equity Compensation Plans:

•
The SOP, SunShare 2012 Plan and ESP contain an amendment provision providing that the Board may amend, modify or terminate the plans if and when it is advisable at the discretion of the Board without shareholder approval except for those amendments specifically requiring shareholder approval as mandated by the respective plans including: (a) an increase in the number of securities reserved under the plans; (b) a reduction in an exercise price, or cancellation and reissue of options which benefits any option holder (other than as may be permitted by the TSX); (c) an amendment that extends the term of an award beyond its original expiry; (d) allowing awards granted under the plans to be transferable or assignable other than for normal estate settlement purposes; and (e) any amendment that increases the maximum number of options available for annual grants to non-employee directors.

•
The PCSOP contains an amendment provision providing that the HR&CC may amend the plan: (a) to make formal, minor or technical modifications to any of the provisions; (b) to change any of the provisions provided the change is not materially prejudicial to the interests of the option holders; or (c) to correct any ambiguity, defective provisions, error or omissions in the provisions of the plan provided that the rights of the option holders are not prejudiced by the correction. Subject to the obtaining of any required regulatory or other approvals, any other amendment is only effective after it has been approved by option holders, in accordance with the plan.

50        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

•
No one person or company is entitled to receive more than 5% of the common shares reserved for issuance on exercise of the options available for grant under the SOP and the Suncor Closed Plans.

•
All or any portion of an option, or LAR granted under any of the ESP, SPSO, SKCSO and SunShare 2012 Plan (collectively, the "Legacy Suncor Plans"), or any entitlement to receive an option or LAR, is non-transferable and no assignment, encumbrance or transfer, whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such option or LAR in any assignee or transferee. Immediately upon any assignment or transfer, the option or LAR shall terminate, be cancelled and of no further effect. However, an option and the right to exercise it may transfer to a participant's heirs and legal personal representative in death.

•
The exercise price of each option granted under the SOP and the Legacy Suncor Plans cannot be less than the fair market value of a common share at the time of grant.

•
Options granted prior to 2012 under the SOP and the Legacy Suncor Plans, but not yet exercisable, become immediately exercisable in the event of a change of control of Suncor. The SOP was amended (the "Amendments") in 2012. Shareholder approval was not required under the SOP or pursuant to the rules of the TSX and therefore will not be sought for the Amendments. Pursuant to the Amendments, awards made under the SOP subsequent to January 1, 2012 will no longer automatically vest upon a change of control. Rather, upon the happening of a change of control, the SOP will require that awards that have been granted under the SOP subsequent to January 1, 2012 and that remain outstanding on the change of control be substituted with new awards on substantially the same terms and conditions. Provided the foregoing occurs, a holder's options will not vest upon or in connection with a change of control unless his or her employment is terminated within twelve months of the change of control (other than for cause) – in which case, the options will vest upon the holder's termination and shall expire three months following the termination date.

•
The SOP and the Legacy Suncor Plans provide for adjustments to be made for the effect of certain events, including but not limited to, subdivision, consolidation, reorganization or other events which necessitate adjustments to the options in proportion with adjustments made to all common shares.

•
The aggregate number of common shares which may be reserved for issuance under the SOP and all other security-based compensation arrangements of Suncor, must not, within any one-year period be issued, or at any time under such arrangements be issuable, to insiders of Suncor (as defined in the TSX Manual) in an amount exceeding 10% of Suncor's total issued and outstanding securities.

•
Pursuant to the SOP, in the event of an employee's involuntary termination (other than for cause, death, disability retirement or in connection with a change of control) or voluntary termination of employment, unvested options expire immediately and vested options expire no later than three months from such termination. Vested options expire one year after termination of employment due to death or disability and no later than three years after termination of employment due to retirement. In the event of involuntary termination for cause, all options expire on the date of such termination.

•
Pursuant to the ESP and the SKCSO, in the event of an employee's involuntary or voluntary termination of employment, unvested options expire immediately and vested options expire no later than six months from such termination. Vested options expire one year after termination of employment due to death or disability and no later than three years after termination of employment due to retirement.

•
Pursuant to the SPSO Plan and the SunShare 2012 Plan, all unvested options are cancelled on cessation of employment for any reason other than death, retirement or disability. Vested options expire in these circumstances six months from cessation of employment, unless the employee is terminated for cause in which case the vested options also expire immediately. Upon termination of employment due to death, unvested options expire one year from the employee's death and 18 months from the employee's death if they vest during the first year after the employee's death. Pursuant to the SPSO Plan, upon retirement or disability, options vest on a pro-rated basis, based on active service and achievement of performance criteria and expire one year from date of vesting. Pursuant to the SunShare 2012 Plan, upon retirement or disability, options may vest on a pro-rated basis based on active service. Any options that have not vested within one year of retirement shall be cancelled and be of no further force and effect.

•
Pursuant to the PCSOP, unless otherwise determined at the time of grant, in the event of: (a) the death of an option holder, all options shall immediately vest with one year to exercise or until the normal expiry date if earlier; (b) voluntary retirement of an option holder, all options held shall immediately vest upon the date of retirement and may be exercised after vesting for up to three years after retirement or until the normal expiry date, if earlier; (c) the termination without cause of the option holder's employment, options vested on the effective date of the termination may be exercised within the earlier of 90 days of the effective date of termination or the normal expiry date and all other options expire immediately; and (d) termination with cause of the option holder's employment or voluntary resignation (other than at retirement), all options expire immediately.

•
Pursuant to the PCSAR (for employees residing outside the European Economic Area ("EEA")), unless otherwise determined at the time of grant, in the event of: (a) death of a SARs holder, all rights immediately vest with one year to exercise or until

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR         51

  the normal expiry date if earlier; (b) voluntary retirement all rights continue to vest on the original schedule and may be exercised after vesting for up to four years after retirement or until the normal expiry date, if earlier; (c) the termination without cause of the SARs holder's employment, rights that are vested on the effective date of termination may be exercised during the following 90 days or until the normal expiry date, if earlier, and all other SARs expire immediately; and (d) the termination with cause of the SARs holder's employment or voluntary resignation (other than at retirement), all rights expire immediately.

•
Pursuant to the PCPSU (for employees residing outside of the EEA), unless otherwise determined at the time of grant, in the event of: a) death of a PSU holder, the award is prorated based on the portion of the performance period employed; b) voluntary retirement, or termination or retirement of the PSU holder's employment without cause, the PSU holder may, at management discretion, receive a prorated award based on the portion of the performance period employed; and c) the termination or retirement with cause of the PSU holder's employment or voluntary resignation all unpaid awards (earned or unearned) are forfeited.

DIRECTORS' AND OFFICERS' INSURANCE

Under policies purchased by Suncor, approximately US$150 million of insurance is in effect for the directors and officers of Suncor against liability for any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty in discharging their duties, individually or collectively. Suncor is also insured under these policies in the event it is permitted or required by law to indemnify individual directors and officers.

The policies are subject to certain exclusions, and provide for a corporate deductible of US$10 million in circumstances where Suncor indemnifies individual directors and officers. If Suncor is unable by law to indemnify individual directors and officers, including in an event of insolvency, there is no deductible. In 2011, Suncor paid premiums of approximately US$1.4 million for directors and officers insurance for the 12-month period ending July 1, 2011.

CORPORATE GOVERNANCE

The Board is committed to maintaining high standards of corporate governance, and regularly reviews and updates its corporate governance systems in light of changing practices, expectations and legal requirements.

Suncor is a Canadian reporting issuer. Our common shares are listed on both the TSX and the New York Stock Exchange ("NYSE"). Accordingly, our corporate governance practices reflect applicable rules and guidelines adopted by the Canadian Securities Administrators (the "Canadian Requirements") and the U.S. Securities and Exchange Commission ("SEC"), including applicable rules adopted by the SEC to give effect to the provisions of the Sarbanes-Oxley Act of 2002 (collectively, the "SEC Requirements"). NYSE corporate governance requirements are generally not applicable to non-U.S. companies. However, Suncor has reviewed its practices against the requirements of the NYSE applicable to U.S. domestic companies ("NYSE Standards"). Based on that review, Suncor's corporate governance practices in 2010 and 2011 did not differ from the NYSE Standards in any significant respect, with the exceptions described in Schedule C attached to this management proxy circular under the heading, "Compliance with NYSE Standards".

Suncor's Statement of Corporate Governance Practices ("Statement") this year is based on the Canadian Requirements, as set out in National Policy 58-201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the "CSA Guidelines"). This Statement has been approved by the Board, on the recommendation of its Governance Committee. Suncor's Statement can be found in Schedule C attached to this management proxy circular.

Pursuant to the rules of the TSX, Suncor is required to disclose that it has obtained regulatory approval from the TSX to recommence its normal course issuer bid (the "NCIB"). Pursuant to the NCIB, Suncor is authorized to purchase for cancellation up to an additional $1 billion of its common shares between February 28, 2012 and September 5, 2012, which can be no more than 45,839,791 common shares, being approximately 2.9% of the issued and outstanding common shares as at August 26, 2011. During 2011, and pursuant to the NCIB, Suncor repurchased 17,128,065 common shares at a weighted average price of $29.19 per share. All common shares purchased under the NCIB in 2011 were subsequently cancelled.

The actual number of common shares that may be repurchased under the NCIB in the future, and the timing of any such purchases, will be determined by Suncor. Suncor has entered into a pre-defined purchase plan with a designated broker to allow for the repurchase of common shares during scheduled and unscheduled share trading blackout periods. Shareholders may obtain a copy of the company's Notice of Intention to make a Normal Course Issuer Bid filed with the TSX by contacting Investor Relations.

52        SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

SCHEDULE A: DIRECTORS' OUTSTANDING OPTION-BASED AWARDS

The following tables provide details of options held by directors as at December 31, 2011, other than Richard L. George, Suncor's CEO, and Steven W. Williams, Suncor's President and COO.

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

Mel E. Benson	Apr. 26, 2006	8 000	49.13	Apr. 26, 2016	—
	July 31, 2007	4 000	47.34	July 31, 2017	—
	July 29, 2008	4 000	55.86	July 29, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

John T. Ferguson	Apr. 26, 2002	16 000	14.07	Apr. 26, 2012	244 960
	Apr. 24, 2003	16 000	12.31	Apr. 24, 2013	273 120
	Apr. 29, 2004	8 000	16.55	Apr. 29, 2014	102 640
	Apr. 28, 2005	8 000	22.92	Apr. 28, 2015	51 680
	Apr. 26, 2006	8 000	49.13	Apr. 26, 2016	—
	July 31, 2007	6 000	47.34	July 31, 2017	—
	July 29, 2008	6 000	55.86	July 29, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

W. Douglas Ford	Apr. 29, 2004	16 000	16.55	Apr. 29, 2014	205 280
	Apr. 28, 2005	8 000	22.92	Apr. 28, 2015	51 680
	Apr. 26, 2006	8 000	49.13	Apr. 26, 2016	—
	July 31, 2007	4 000	47.34	July 31, 2017	—
	July 29, 2008	4 000	55.86	July 29, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

John R. Huff	Apr. 26, 2002	16 000	14.07	Apr. 26, 2012	244 960
	Apr. 24, 2003	16 000	12.31	Apr. 24, 2013	273 120
	Apr. 29, 2004	8 000	16.55	Apr. 29, 2014	102 640
	Apr. 28, 2005	8 000	22.92	Apr. 28, 2015	51 680
	Apr. 26, 2006	8 000	49.13	Apr. 26, 2016	—
	July 31, 2007	4 000	47.34	July 31, 2017	—
	July 29, 2008	4 000	55.86	July 29, 2018	—

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR A-1

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

Michael W. O'Brien	Apr. 24, 2003	16 000	12.31	Apr. 24, 2013	273 120
	Apr. 29, 2004	8 000	16.55	Apr. 29, 2014	102 640
	Apr. 28, 2005	8 000	22.92	Apr. 28, 2015	51 680
	Apr. 26, 2006	8 000	49.13	Apr. 26, 2016	—
	July 31, 2007	4 000	47.34	July 31, 2017	—
	July 29, 2008	4 000	55.86	July 29, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

Eira M. Thomas	Apr. 26, 2006	16 000	49.13	Apr. 26, 2016	—
	July 31, 2007	4 000	47.34	July 31, 2017	—
	July 29, 2008	4 000	55.86	July 29, 2018	—

(1)
Value reported reflects the 'in-the-money' amount (the difference between the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.38) and the exercise price of the option) of the exercisable and non-exercisable options held as of December 31, 2011.

A-2 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

SCHEDULE B: NAMED EXECUTIVE OFFICERS' OUTSTANDING OPTION-BASED AWARDS

The following tables provide details of options held by the Named Executive Officers as at December 31, 2011. Details of options granted to Named Executive Officers subsequent to December 31, 2011 are included in the "Compensation Discussion and Analysis".

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options (2)	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

R.L. George	Jan. 25, 2002	310 000	11.96	Feb. 12, 2012	5 400 200
Chief Executive Officer	Apr. 30, 2002	560 000 (3)	13.82	Apr. 29, 2012	8 713 600
	Jan. 24, 2003	360 000	13.07	Jan. 24, 2013	5 871 600
	Jan. 29, 2004	180 000	17.29	Jan. 29, 2014	2 176 200
	Feb. 3, 2005	144 000	20.78	Feb. 3, 2015	1 238 400
	Feb. 2, 2006	158 000	46.05	Feb. 2, 2016	—
	Jan. 30, 2007	166 000	43.72	Jan. 30, 2017	—
	Sept. 28, 2007	160 000 (4)	47.55	Sept. 27, 2014	—
	Feb. 4, 2008	156 000	47.52	Feb. 4, 2018	—
	Jan. 27, 2009	136 000	24.50	Jan. 27, 2019	663 680
	Feb 5, 2010	306 300	31.85	Feb. 5, 2017	—
	Feb 7, 2011	412 800	41.24	Feb. 7, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options (2)	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

B.W. Demosky	Feb. 1, 2006	23 334 (3)	45.85	Apr. 29, 2012	—
Chief Financial Officer	Feb. 2, 2006	5 466	46.05	Feb. 2, 2016	—
	Jan. 30, 2007	6 000	43.72	Jan. 30, 2017	—
	Sept. 28, 2007	22 000 (4)	47.55	Sept. 27, 2014	—
	Feb. 4, 2008	7 400	47.52	Feb. 4, 2018	—
	Mar. 3, 2008	2 600	51.23	Mar. 3, 2018	—
	Apr. 1, 2008	23 936 (4)	49.36	Sept. 27, 2014	—
	Jan. 27, 2009	10 000	24.50	Jan. 27, 2019	48 800
	Feb. 5, 2010	45 000	31.85	Feb. 5, 2017	—
	Feb. 7, 2011	80 000	41.24	Feb. 7, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options (2)	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

S.W. Williams	Jan. 24, 2003	100 000	13.07	Jan. 24, 2013	1 631 000
President & Chief Operating Officer	Aug. 5, 2003	57 000	12.78	Aug. 5, 2013	946 200
	Jan. 29, 2004	50 000	17.29	Jan. 29, 2014	604 500
	Feb. 3, 2005	48 000	20.78	Feb. 3, 2015	412 800
	Feb. 2, 2006	48,000	46.05	Feb. 2, 2016	—
	Jan. 30, 2007	46 000	43.72	Jan. 30, 2017	—
	Mar. 19, 2007	24 000	40.29	Mar. 19, 2017	—
	Apr. 1, 2007	16 000 (3)	44.17	Apr. 29, 2012	—
	Sept. 28, 2007	110 000 (4)	47.55	Sept. 27, 2014	—
	Feb. 4, 2008	70 000	47.52	Feb. 4, 2018	—
	Jan. 27, 2009	65 000	24.50	Jan. 27, 2019	317 200
	Feb. 5, 2010	130 000	31.85	Feb. 5, 2017	—
	Feb. 7, 2011	200 000	41.24	Feb. 7, 2018	—

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR B-1

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options (2)	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

B.J. Jackman	Feb. 11, 2002	118 000	13.37	Feb. 10, 2012	1 889 180
Executive Vice President, Refining & Marketing	Feb. 14, 2003	128 000	20.07	Feb. 13, 2013	1 191 680
	Feb. 25, 2005	66 800	26.78	Feb. 23, 2012	173 680
	Mar. 1, 2006	64 000	40.67	Feb. 28, 2013	—
	Feb. 23, 2007	96 000	34.34	Feb. 22, 2014	—
	Feb. 22, 2008	96 000	36.82	Feb. 21, 2015	—
	Feb. 24, 2009	134 400	19.44	Feb. 23, 2016	1 335 936
	Feb. 5, 2010	62 400	31.85	Feb. 5, 2017	—
	Feb. 7, 2011	90 000	41.24	Feb. 7, 2018	—

		Option-Based Awards
Name	Grant Date	Number of securities underlying unexercised options (2)	Option exercise price ($)	Option expiration date	Value of unexercised 'in-the-money' options (1) ($)

M.S. LITTLE	Nov. 17, 2008	20 000	23.30	Nov. 17, 2018	121 600
Executive Vice President, Oil Sands & In Situ	Dec. 1, 2008	47 620 (4)	47.55	Sept. 27, 2014	—
	Jan. 27, 2009	18 000	24.50	Jan. 27, 2019	87 840
	Feb. 5, 2010	43 000	31.85	Feb. 5, 2017	—
	Feb. 7, 2011	100 000	41.24	Feb. 7, 2018	—

(1)
Unless noted, refers to options granted under the SOP, closed ESP and closed PCSOP.

(2)
Value reported reflects the 'in-the-money' amount between the closing price on the TSX of a Suncor common share on December 31, 2011 ($29.28) and the exercise price of the exercisable and non-exercisable options held as of December 31, 2011.

(3)
Options granted under the SPSO Plan.

(4)
Options granted under the SunShare 2012 Plan.

B-2 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

SCHEDULE C: CORPORATE GOVERNANCE SUMMARY

THROUGHOUT THIS SUMMARY, THERE ARE REFERENCES TO INFORMATION AVAILABLE ON THE SUNCOR ENERGY INC. ("SUNCOR" OR THE "CORPORATION") WEB SITE (1). ALL SUCH INFORMATION IS AVAILABLE AT WWW.SUNCOR.COM UNDER THE "ABOUT US-GOVERNANCE" TAB. IN ADDITION, SHAREHOLDERS MAY REQUEST PRINTED COPIES OF THESE MATERIALS BY CONTACTING SUNCOR AT THE ADDRESS ON THE BACK OF THIS CIRCULAR, BY CALLING 1-800-558-9071 OR BY EMAIL REQUST TO INFO@SUNCOR.COM.

Board of Directors – Composition and Independence

The cornerstone of Suncor's governance system is its board of directors (the "Board" or "Board of Directors"), whose duty is to supervise the management of Suncor's business and affairs. The composition of the Board and its independence are important elements of this system. Richard L. George, Suncor's Chief Executive Officer ("CEO") and Steven W. Williams, Suncor's President and Chief Operating Officer, are the only members of the Board who are not independent. Both Mr. George and Brian MacNeill are retiring in 2012 and therefore are not standing for re-election as directors. Following the annual general meeting and assuming that all directors are elected as contemplated in the Circular, 11 of 12 members (91.7%) of the Board will be independent directors. A short biography of each Suncor director standing for election can be found starting on page 7 of the Circular.
THE BOARD IS COMPRISED OF A MAJORITY OF INDEPENDENT DIRECTORS (12 OF 14 MEMBERS (85.7%)). ALL OF THE MEMBERS OF THE COMMITTEES OF THE BOARD ARE INDEPENDENT. SUNCOR'S INDEPENDENT DIRECTORS MEET IN CAMERA AT THE BEGINNING AND END OF EACH BOARD AND COMMITTEE MEETING WITHOUT MANAGEMENT PRESENT.

Each of the Governance, Audit and Human Resources and Compensation Committee ("HR&CC") are required to be and are comprised entirely of independent directors. In addition, the Environment, Health, Safety and Sustainable Development ("EHS&SD") Committee is comprised entirely of independent directors.

Suncor's independent directors meet in-camera at the beginning and end of each Board meeting without management present. Mr. George and Mr. Williams, as members of management and the only Suncor directors who are not independent, do not participate in these sessions. The sessions are presided over by John Ferguson, Suncor's independent chairman since April 2007. The Board's committees also hold in-camera sessions without management present immediately before and following each of their meetings. These sessions are presided over by the independent chairs of the respective committees. Any issues addressed at the in-camera meetings requiring action on behalf of, or communication to management, are communicated to management by the independent chair or other independent director.

The Board has developed and approved written position descriptions for the Board chairman and Board committee chairs, each of which are available on Suncor's website. The position description for Suncor's chairman of the Board is also set out in Schedule D attached to the Circular. The position descriptions for the Board chairman and Board committee chairs supplement the Terms of Reference, as defined below, and are reviewed annually by the Governance Committee. Any changes to the position descriptions are recommended by the Governance Committee to the full Board.

The Board reviews the independence of its members annually. The Board has adopted independence criteria for assessing the independence of directors including additional requirements applicable to members of the Audit Committee. The Board's independence policy and criteria include a description of certain relationships that operate as a complete bar to independence. Suncor's independence criteria are consistent with the Canadian Requirements and the SEC Requirements (each defined on page 52 of the Circular). The independence criteria are set out in Schedule E attached to the Circular.

In applying the independence criteria, the Board reviews and analyzes the existence, materiality and effect of any relationships between Suncor and each of its directors, either directly, through a family member or as a partner, shareholder or officer of another organization that has a relationship with Suncor and determines in each case whether the relationships could, or could reasonably be perceived to, materially interfere with the director's ability to act independently of management.

Some of Suncor's directors sit on the boards of other public companies, the particulars of which are set out in the biographies on pages 7 to 12 of the Circular. John Ferguson and Jacques Lamarre, both members of the Board, were also members of the board of directors and risk committee of Royal Bank of Canada during 2011 and for part of 2012. Mr. Ferguson did not stand for re-election as a director of Royal Bank of Canada at its annual meeting of shareholders held on March 1, 2012. The Board has determined that the foregoing interlocks do not impair either of Mr. Ferguson's or Mr. Lamarre's independence. No other members of the Board sit together on the board of any other entity.

(1)
Information on Suncor's website, though referenced herein, does not form part of this Schedule or the management proxy circular (the "Circular") to which this Schedule is attached.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-1

Some members of the Board are involved with companies with which Suncor has business relationships. The Board has reviewed these relationships on a case-by-case basis against the independence criteria and has determined that none of these relationships impair the independence of the individual directors, as the directors do not serve as employees or executives of these other companies, their respective remuneration from these directorships is not personally material to them nor is it dependent on or variable with the nature or extent of the business relationship with Suncor and they are not personally involved in negotiating, managing, administering or approving contracts between Suncor and the other entities on whose boards they serve. The Board's conflict of interest policy, described in detail below, precludes these directors from voting with respect to any of these arrangements, should they be considered by the Board. In the event there is any material discussion of these arrangements or any arrangements involving competitors of these entities by the Board, these directors are expected to declare such interest and absent themselves from the boardroom during those discussions.

Terms of Reference

The Board has adopted terms of reference (the "Terms of Reference"), which serve as the charter of the Board and which are reviewed by the Board at least annually. The Terms of Reference include a general overview of the Board's role in Suncor's governance, a statement of key guidelines and policies applicable to the Board and its committees and a mandate that describes its major responsibilities, goals and duties. These major responsibilities, goals and duties range from specific matters, such as the declaration of dividends that by law must be exercised by the Board, to its general role to determine, in broad terms, the purposes,	THE BOARD HAS ADOPTED TERMS OF REFERENCE, WHICH INCLUDES A BOARD MANDATE.

goals, activities and general characteristics of Suncor and its business. The Terms of Reference provide that the Board is responsible for the selection, monitoring and evaluation of executive management and for overseeing the ways in which Suncor's business and affairs are managed, thereby assuming responsibility for the stewardship of Suncor. The full text of the Terms of Reference is set out in Schedule F attached to the Circular.

The Board of Directors discharges its responsibilities through preparation for and attendance at, regularly scheduled meetings and through its four standing committees, namely the Governance Committee, the Audit Committee, the EHS&SD Committee and the HR&CC. Each committee has a written mandate that is reviewed annually by such committee. In considering the appointment of members to the committees, the Board ensures that each committee includes directors of diverse background and at least one director with significant expertise relevant to the committee's roles.

Each of these committees is comprised solely of independent directors and, except where otherwise specified in the Terms of Reference, or in Suncor's by-laws, each committee has the power to determine its own rules of procedure. Subject to limited exceptions, these committees generally do not have decision making authority; rather, they convey their findings and recommendations on matters falling within their respective mandates to the full Board of Directors.

The committees also have the authority to conduct any independent investigations into matters which fall within the scope of their responsibilities and may engage external advisors (as may the full Board or an individual director), at Suncor's expense, to assist them in fulfilling their mandate. For a brief summary of the key functions, roles and responsibilities of Board committees, see "Board Committees" on page 5 of this Schedule.

The Board of Directors delegates day-to-day management of Suncor's business to Suncor's CEO and other members of senior management. The Board, through the CEO, sets standards of conduct, including Suncor's general moral and ethical tone, compliance with applicable laws, standards for financial practices and reporting, qualitative standards for operations and products and other standards that reflect the views of the Board as to the conduct of the business of Suncor. A management control process policy, adopted by the Board, defines and sets limits on the authority delegated to management.

The Board has developed and approved a written position description for the CEO, which includes a general description of the role as well as specific accountabilities in the areas of strategic planning, financial results, leadership, safety, government, environment and social relations and management's relationship with the Board. A copy of the CEO position description is available on Suncor's website.

The following is a description of some key duties of the Board as set out in the Terms of Reference. The following description is not exhaustive. For more information, please refer to the "Board Committees" on page 5 of this Schedule, the Terms of Reference set out in Schedule F attached to this Circular and the mandates of the Board committees, available on Suncor's website.

Ethics. The Terms of Reference explicitly recognize that the Board, through the CEO, sets Suncor's standards of conduct, including Suncor's general moral and ethical tone and standards for compliance with applicable laws. The Terms of Reference also state that the Board should be satisfied that the CEO is creating and fostering a culture of integrity within Suncor. The Board plays an active role in this area through its oversight of Suncor's standards of business conduct code (the "Code") and compliance program (see "Ethical Business Conduct" on page 8 of this Schedule) and through its assessment and evaluation of the performance of the CEO. The CEO's position description includes accountability for setting a high ethical tone for the organization as a whole and fostering a culture of integrity throughout the organization.

C-2 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Strategic Planning. One of the Board's major duties is to review, with management, Suncor's mission, objectives and goals and the strategies for achieving them. The Board is responsible for ensuring Suncor has an effective strategic planning process and for annually approving the capital budget and the strategies reflected in Suncor's long-range plan. A Board meeting principally devoted to corporate strategy is held annually. The Governance Committee assists the Board by annually assessing Suncor's planning and budgeting processes and by acting as an effective sounding board for management on key strategic initiatives. It also works with management to design the annual strategy meeting and assesses the effectiveness of this meeting. The Board is continually provided with updates on the human, technological and capital resources required to implement Suncor's strategies and any regulatory, environmental, social, cultural or governmental constraints that may impact Suncor carrying out its business objectives.

Risk Oversight. One of the major responsibilities of the Board is to oversee the identification of the principal risks of Suncor's business and ensure there are systems in place to effectively identify, monitor and manage them. At Suncor, a principal risk is generally defined as an exposure that has potential to materially impact Suncor's ability to meet or support its strategic objectives.

SUNCOR HAS ADOPTED TOOLS, INCLUDING AN ENTERPRISE RISK MANAGEMENT SYSTEM, OPERATIONAL EXCELLENCE MANAGEMENT SYSTEM AND TRADING RISK MANAGEMENT POLICY, TO IDENTIFY AND MANAGE RISK.

As part of its risk management governance system, the Board undertakes an annual principal risk review which involves the identification and assessment of the principal risks of Suncor's business and reviewing the risk management strategies and systems being employed by management to identify, monitor and manage these risks. To support the Board in conducting this review, senior management undertakes an entity-wide process to identify, classify, assess and report on Suncor's principal risks and management strategies to address risk, which is reviewed by the Audit	THE BOARD UNDERTAKES AN ANNUAL PRINCIPAL RISK REVIEW AND MONITORS RISK AND IN-PLACE MANAGEMENT OF RISK THROUGHOUT THE YEAR.

Committee semi-annually and by the Board in its annual principal risk review. As part of its risk governance, the Board has also overseen the development by management of Suncor's Enterprise Risk Management Program, which includes an entity-wide approach to risk identification, assessment, monitoring and management. For a detailed explanation of the risks applicable to Suncor and its businesses, see "Risk Factors" in Suncor's Annual Information Form dated March 1, 2012, filed at www.sedar.com.

In its risk oversight role, the Board has overseen the development by management of Suncor's Operational Excellence Management System ("OEMS"), which is currently being introduced across Suncor and is an overarching framework for Suncor to manage all aspects of operational risk. OEMS consists of a series of elements, with corresponding implementation guidelines, that organize and link into one platform all key standards, systems and processes required to manage operational risks, environmental impacts and deliver safe, reliable operations.

The committees of the Board also play a significant risk oversight role. As mentioned above, the Audit Committee conducts periodic reviews to monitor Suncor's principal risks and the management of same and ensures such principal risks are reflected in the mandates of the Board and its committees. As part of this review, each risk is mapped to a Board committee or the full Board as appropriate, for oversight. The Audit Committee, for example, reviews significant physical security management, IT security or business recovery risks and strategies to address such risks. In addition, the Audit Committee reviews financial risk management issues, programs and policies, including cash management, insurance and trading activities. In this role, the Audit Committee oversaw Suncor's adoption of a Trading Risk Management Policy (the "Trading Policy") to address commodity trading risk. The Trading Policy requires all such activities to occur in the group responsible for trading, so that trading risks can be properly monitored, controlled and reported. The Board has set the trading commodities, trading term limits, value at risk limits and stop loss limits under the Trading Policy and any changes to the foregoing require Board approval. The Board reviews and monitors Suncor's compliance with the Trading Policy through the Audit Committee, which receives a quarterly report that summarizes Suncor's trading activities and provides an assessment of Suncor's financial exposure risk from these activities.

Another committee playing a significant risk oversight role is the EHS&SD Committee. The EHS&SD Committee assists the Board in matters pertaining to the integrity of Suncor's physical assets, by monitoring the adequacy of Suncor's internal controls as they relate to operational risks of its physical assets and matters of environment, health, safety and sustainable development. In fulfilling this role, the EHS&SD Committee reviews the results of evaluations of internal controls by the Operations Integrity Audit function as well as progress reports on the implementation of OEMS by Suncor, and reports to the Board of Directors on these matters. In addition, the EHS&SD Committee reviews and approves the appointment or termination of the Director, Operations Integrity Audit, the engagement (including the audit scope, approach, performance and fees) or termination of the external Operations Integrity Auditors and organizational structure of the Operations Integrity Audit department. The EHS&SD Committee also reviews the Operations Integrity Audit charter and its annual audit plans and activities.

The Governance Committee assists the Board by reviewing and assessing emerging risk areas that do not fall under the mandate of another Board committee.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-3

Succession Planning and Monitoring/Evaluating Senior Management. The Board ensures the continuity of executive management by appointing a CEO and overseeing succession planning. The HR&CC is specifically mandated to assist the Board in this regard, by ensuring that appropriate executive succession planning and performance evaluation programs and processes (including development and career planning) are in place and operating effectively for executives. The HR&CC also reviews significant changes to the organization's structure as they arise and their impact on executive roles.	EFFECTIVE SUCCESSION PLANNING HAS LONG BEEN A FOCUS OF THE BOARD. THE HR&CC REVIEWS THE SUCCESSION PLANNING PROCESS AND RESULTS FOR EXECUTIVE MANAGEMENT ANNUALLY.

The HR&CC undertakes an annual review of the succession planning process and results for executive management and reports to the Board on these matters. As part of this annual process, the CEO, supported by the Senior Vice President, Human Resources, reviews candidates for the CEO and other executive management positions with the HR&CC. In its July, 2011 meeting, the HR&CC reviewed Suncor's succession planning process and its succession plans for Suncor's executive management team, with particular focus paid to the CEO, and subsequently reported to the Board that they found the plan to be comprehensive and detailed and the process to be operating effectively. In December 2011, an important step in the CEO succession plan was successfully implemented when the Board announced that Steve Williams had been appointed to the role of President and would assume the role of CEO following Rick George's retirement at the annual general meeting of Suncor in May, 2012.

The Board also reviews Suncor's processes for successors for its vice presidents, employees who directly report to its vice presidents and managers. Successors are identified using a formalized and consistent process which rigorously assesses leadership potential across Suncor, using specific and clear criteria, including employees' performance, aspirations, engagement, agility, experience and capabilities. To support the development of future leaders, Suncor offers employees multi-day experiences focused on leadership skills, managing resources and leadership experience, to support leadership competence as a core organizational capability.

The Board encourages the CEO to expose the Board to Suncor's executives and high potential employees, both for succession planning and career development and to provide the Board with a broader perspective and context on issues relevant to Suncor. Directors are provided with opportunities to meet with Suncor employees through attendance at events hosted by Suncor, such as Suncor's President's Operational Excellence Awards, or when they visit Suncor's facilities (see "Orientation and Continuing Education" on page 7 of this Schedule).

The HR&CC also assists the Board in monitoring the performance of the CEO by conducting an annual review of the CEO's performance against predetermined goals and criteria (including the goal of succession planning) and reporting to the Board as well as recommending to the Board the total annual compensation of the CEO (see "Compensation Discussion and Analysis" beginning on page 23 of the Circular). The HR&CC also reviews with the CEO the performance of his direct reports and recommendations for their total compensation.

Communication/Disclosure Policy and Stakeholder Feedback. Suncor has a disclosure policy called "Communications to the Public" that establishes guidelines and standards for Suncor's communications with shareholders, investment analysts, other stakeholders and the public generally. This policy includes measures to avoid selective disclosure of material information, identifies designated Suncor spokespersons and establishes internal review processes for key public communications. Suncor's business conduct code (see "Ethical Business Conduct" on page 8 of this Schedule) addresses Suncor's obligations for continuous and timely disclosure of material information and sets standards requiring directors, officers, employees and contractors trading in Suncor shares and other securities to comply with applicable law.

Suncor has disclosure controls and procedures designed to ensure that material information relating to Suncor is made known to our CEO and Chief Financial Officer ("CFO"). Suncor has a Disclosure Committee, chaired by the Vice President and Controller, and has designed and implemented due diligence procedures to support the financial reporting process and the certification of our financial reports by the CEO and CFO.

Suncor interprets its operations for its shareholders and other stakeholders through a variety of channels, including its periodic financial reports, securities filings, news releases, sustainability and climate change reports, webcasts, external website, briefing sessions and group meetings. Suncor encourages and seeks stakeholder feedback through various channels including corporate communications and investor relations programs and through participation in the regulatory process. The Board, either directly or through the activities of a designated Board committee, reviews and approves all quarterly and annual financial statements and related management's discussion and analysis ("MD&A"), management proxy circulars, annual information forms/Form 40-F and press releases containing significant new financial information, among others.

The Board of Directors is specifically mandated to ensure systems are in place for communication with Suncor's shareholders and other stakeholders and that these systems are appropriately resourced. Suncor currently maintains a 1-800 phone number as well as email and regular mail addresses for stakeholder feedback and questions. In addition, Suncor encourages shareholders to attend Suncor's annual meeting. The annual meeting provides a valuable opportunity to hear directly from Suncor's management about the results of Suncor's business and operations, as well as its strategic plans. Members of the

C-4 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Board are in attendance at annual meetings and the chairman of the Board and the chair of each Board committee are available to answer questions as appropriate.

The Board recognizes that it is also important for the Board to communicate with shareholders, including organizations that represent or advise shareholders on matters of governance (collectively, "Interested Parties") and to that end, adopted a Shareholder Communication and Engagement Policy (the "Engagement Policy") in 2011. In accordance with the Engagement Policy, Interested Parties may	IN 2011, THE BOARD ADOPTED A SHAREHOLDER COMMUNICATION AND ENGAGEMENT POLICY.

communicate to the Board in writing to express their views on matters that are important to them, by addressing their correspondence to the Board in care of the Corporate Secretary at the address set forth on the back page of the Circular or via email at: info@suncor.com, subject line: Attention: [Chairman of the Board / Chair of [Insert Board Committee Name]] c/o Corporate Secretary. The Board has determined that questions or concerns related to the Board and senior management succession process, executive and Board compensation, Board level corporate governance and other matters that are within the scope of the Board's supervisory and oversight duties, as set out in its Terms of Reference, may appropriately be addressed to and by, the Board. In addition, the Engagement Policy recognizes that in certain circumstances it may be appropriate for Board members, generally through the chairman of the Board or the chair of a committee, to meet with an Interested Party, and sets out criteria to be considered if the Board receives a meeting request and terms applicable to the conduct of any such meeting.

Expectations and Responsibilities of Directors. The Terms of Reference, supplemented by a Board approved accountability statement for directors (the "Accountability Statement"), which is available on Suncor's website, identifies the key expectations placed on Board members. Directors are expected to review meeting materials in advance of meetings to encourage and facilitate discussion and questions. Board meeting dates are established well in advance and directors are expected to be prepared for and attend all meetings absent extenuating circumstances. Directors' attendance records for meetings held in 2011 are set out on page 9 of this Schedule.

Directors must devote sufficient time and energy to their role as Suncor director to effectively discharge their duties to Suncor and the Board. Pursuant to the Terms of Reference, Audit Committee members must not be members of the audit committees of more than two other public companies, unless the Board determines that simultaneous service on a greater number of audit committees would not impair the member's ability to effectively serve on Suncor's Audit Committee.

Internal Controls. The Board of Directors is specifically mandated to ensure processes are in place to monitor and maintain the integrity of Suncor's internal controls and management information systems. The Audit Committee assists the Board in this regard and monitors the effectiveness and integrity of Suncor's financial reporting, management information, internal controls and Suncor's Internal Audit function (excluding operations integrity audit matters, which are specifically within the mandate of the EHS&SD Committee (2)).

The Audit Committee exercises general oversight over the Internal Audit function by reviewing the plans, activities, organizational structure, qualifications and performance of the Internal Auditors. The appointment or termination of the chief officer in charge of Internal Audit is reviewed and approved by the Audit Committee. This officer has a direct reporting relationship with the committee and meets with it, in the absence of other members of management, at least quarterly. The Audit Committee also reviews and recommends appointees to the office of the CFO.

Board Committees

In addition to the responsibilities described elsewhere in this Schedule, the following provides a brief summary of the key functions, roles and responsibilities of Board committees. The complete text of the mandate of each Board committee is available on Suncor's website.

Governance Committee. The Governance Committee assists the Board in two main areas: corporate governance; and corporate strategy. In its governance role, the Governance Committee is mandated to determine Suncor's overall approach to governance issues and key corporate governance principles. In doing so, it closely monitors emerging best practices in governance. In 2011, the chair of the Governance Committee met with a governance organization to learn about evolving governance practices and a member of the committee attended a forum for director education on executive compensation (see "Orientation	THE GOVERNANCE COMMITTEE CLOSELY MONITORS EMERGING BEST PRACTICES IN GOVERNANCE.

and Continuing Education" on page 7 of this Schedule). In addition, the Corporate Secretary, or her delegate, attended seminars, conferences and meetings on governance and updated the committee on developing trends and practices. The Governance Committee also reviews matters pertaining to Suncor's values, beliefs and standards of ethical conduct and Suncor's corporate reputation and assists the Board in its strategy role (see "Strategic Planning", under the heading "Terms of Reference" on page 3 of this Schedule).

(2)
References throughout this Schedule to "Internal Audit" in relation to the Audit Committee do not include the operations integrity audit department.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-5

The Governance Committee reviews and reports to the Board on directors' compensation issues. The Governance Committee has developed, in consultation with the HR&CC and outside advisors, guidelines for director compensation based on, among other factors, directors' roles and responsibilities and an analysis of the competitive position of Suncor's director compensation program. The Governance Committee annually reviews the competitiveness and form of Board compensation and makes recommendations to the full Board on Board compensation and share ownership guidelines for directors. The Board has set director compensation based upon recommendations from this committee.

Audit Committee. The Audit Committee assists the Board in matters relating to Suncor's external auditors and the external audit process, oil and natural gas reserves reporting, financial reporting and public communication, risk management, security and certain other key financial matters. The Audit Committee also assists the Board in matters relating to Suncor's internal controls and the Internal Audit function (see "Internal Controls", under the heading "Terms of Reference" on page 5 of this Schedule).

The Audit Committee plays a key role in relation to Suncor's external auditors. It initiates and approves their engagement (including fees) or termination, subject to shareholder approval and monitors and reviews their independence, effectiveness, performance and quality control processes and procedures.

The Audit Committee reviews and approves, with management and external auditors, significant financial reporting issues, the conduct and results of the annual audit and significant finance, accounting and disclosure policies and other financial matters. The Audit Committee also plays a key role in financial reporting, by reviewing Suncor's core disclosure documents, being its annual and interim financial statements, MD&A, annual information form and Form 40-F. The committee approves interim financial statements and interim MD&A and makes recommendations to the Board with respect to approval of the annual disclosure documents.

The Audit Committee also plays a key oversight role in the evaluation and reporting of Suncor's oil and natural gas reserves. This includes review of Suncor's procedures relating to reporting and disclosure, as well as those for providing information to Suncor's independent reserves evaluator. The Audit Committee approves the appointment and terms of engagement (including fees) of the reserves evaluator, including their qualifications and independence and any changes in their appointment. Suncor's reserves data and report of the reserves evaluator are annually reviewed by the Audit Committee prior to approval by the full Board of Directors.

The Audit Committee reviews Suncor's policies and practices with respect to cash management, financial derivatives, financing, credit, insurance, taxation, commodities trading and related matters. It also reviews the assets, financial performance, funding and investment strategy of Suncor's registered pension plan, as well as the terms of engagement of the plan's actuary and fund manager and any significant actuarial reports. The Audit Committee oversees generally the Board's risk management governance model (see "Risk Oversight", under the heading "Terms of Reference" on page 3 of this Schedule) and also monitors Suncor's business conduct code compliance program (see "Ethical Business Conduct" on page 8 of this Schedule).

Members of the Audit Committee are required to be financially literate. In addition, at least one member of the Audit Committee must be determined by the Board to be an "audit committee financial expert". The Board has determined Mr. O'Brien and Mr. D'Alessandro, members of the Audit Committee and independent directors, to be such experts. The criteria for assessing the financial literacy of Audit Committee members and whether they qualify as an "audit committee financial expert", are set out in the Terms of Reference in Schedule F attached to the Circular.

For additional information about Suncor's Audit Committee, including the Audit Committee Mandate and Pre-approval Policies and Procedures, see "Audit Committee Information" in Suncor's Annual Information Form dated March 1, 2012, filed at www.sedar.com.

Environment, Health, Safety and Sustainable Development Committee. The EHS&SD Committee reviews the effectiveness with which Suncor meets its obligations and achieves its objectives pertaining to the environment, health, safety and sustainable development. This includes the effectiveness with which management establishes and maintains appropriate EHS&SD policies. The EHS&SD Committee also monitors management's performance and emerging trends and issues in these areas. In fulfilling its role, the EHS&SD Committee reviews quarterly, annual and other management stewardship reports as well as the findings of significant external and internal environmental, health and safety investigations, assessments, reviews and audits. Suncor's periodic sustainability report, a detailed public disclosure document that includes reporting on Suncor's EHS&SD progress, plans and performance objectives, is also reviewed by the EHS&SD Committee.

The EHS&SD Committee also assists the Board in matters pertaining to the integrity of Suncor's physical assets, by monitoring the adequacy of Suncor's internal controls as they relate to operational risks of its physical assets and matters of environment, health, safety and sustainable development (see "Risk Oversight", under the heading "Terms of Reference" on page 3 of this Schedule).

Human Resources and Compensation Committee.    The HR&CC assists the Board by annually reviewing the performance of the CEO and recommending his total compensation to the full Board. The corporate objectives for which the CEO is responsible include a combination of corporate goals and personal goals, set annually by the Board of Directors in consultation with the HR&CC and the chairman of the Board. The HR&CC annually reviews the CEO's performance against these objectives

C-6 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

and against the key accountabilities of his position, as set out in the CEO's position description. The HR&CC reports its assessment to the full Board which ultimately approves CEO compensation.

The HR&CC also reviews annually the CEO's evaluation of the other senior executives within the organization and his recommendation for their total compensation. No member of the HR&CC is currently a chief executive officer of any other public issuer.

For more information about the HR&CC and the process and criteria for determining the CEO's total compensation, see "Compensation Discussion and Analysis" on page 23 of the Circular. See also "Succession Planning and Monitoring/Evaluating Senior Management", under the heading "Terms of Reference" on page 4 of this Schedule.

Orientation and Continuing Education

AT LEAST ONCE ANNUALLY, THE BOARD MEETS AT A SUNCOR LOCATION OUTSIDE OF CALGARY SO THAT IT CAN LEARN ABOUT SUNCOR'S OPERATIONS AND COMMUNITIES IN WHICH THEY ARE CARRIED OUT. THE BOARD HAS A STRATEGIC EDUCATION PROGRAM AND CONTINUING EDUCATION POLICY IN PLACE, BOTH OF WHICH WERE EFFECTIVELY UTILIZED IN 2011.

Each new member of the Board participates in a formal orientation program. The orientation program includes in-person meetings with senior management on key legal, environmental, business, financial and operational topics central to Suncor's business and operations and a tour at the sites of some of Suncor's principal operations. The orientation program also focuses on the role of the Board, its committees and its directors and the nature and operation of Suncor's business.

A directors' handbook, containing information about the Board and Suncor, including Suncor's core governance documents, is presented to each director upon joining the Board. The handbook is continuously updated and is available for viewing by directors through a dedicated and secure directors' portal.

Presentations and tours at the sites of Suncor's principal operations are provided to directors on a periodic basis, often in conjunction with Board meetings, for the purpose of directly acquainting directors with Suncor's operations and the communities in which they are located. The presentations and tours also serve as opportunities for directors to meet and familiarize themselves with senior executives and high potential employees.

The Governance Committee maintains the Board's strategic education program. In conjunction with Board meetings, management presents focused information to directors on topics pertinent to Suncor's business, including the impact of significant new laws or changes to existing laws and opportunities presented by new technologies. In an annual survey, directors are asked to suggest topics of interest for future information sessions and topics are chosen annually for speakers and / or presentations from internal or external sources.

In connection with the Board strategy session held in February of 2011, the Board was briefed on a number of topics pertinent to Suncor, including the socio-political context for Suncor's business and an external assessment of the long-term dynamics of global energy markets. Moreover, in 2011, the Board was provided with specialized training relating to pension plans, with a focus on the pension arrangements in place within Suncor. In addition, the members of the HR&CC received updates on trends and issues in executive compensation, including an overview of best practices in several topical areas as well as emerging issues. The updates were provided by both management and external consultants.

As part of the Board and committee meetings that were held in July of 2011 in Mississauga, Ontario, the executives and other employees of Suncor's Refining and Marketing business led discussions and information sessions with the Board on the business, including its priorities, opportunities and risks. In addition, all members of the Board visited Suncor's lubricants plant in Mississauga, Ontario, where crude oil feedstock is refined to produce pure lubricating oil-based stocks and other specialized products.

The Board's Director Continuing Education Policy encourages directors to enroll in courses and programs that enhance and supplement their knowledge and skills in areas relevant to their role on the Board, with the approval of the chairman of the Board or chair of the Governance Committee. Through this program, Suncor's directors have taken courses in such diverse topics as reserves evaluation, financial accounting and corporate governance. For example, in 2011, one director (James Simpson) attended the Mercer Director Education Forum in Calgary, a forum which examined recent developments in executive and director pay, emerging trends with respect to director voting, say on pay, clawbacks, share retention requirements, compensation risk assessments and pay for performance. Another director (Jacques Lamarre) attended the Canadian Board Diversity Counsel Roundtable (Montreal), which provides a forum for discussion of diversity in the boardroom.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-7

Ethical Business Conduct

Sound, ethical business practices are fundamental to Suncor's business. The Code, which applies to Suncor's directors, officers, employees and contractors, requires strict compliance with legal requirements and sets Suncor's standards for the ethical conduct of our business. Topics addressed in the Code include competition, conflict of interest and the protection and proper use of corporate assets and opportunities, confidentiality, disclosure of material information, trading in shares and securities, communications to the public, improper payments, fair dealing in trade relations and accounting, reporting and business control. The Code is supported by detailed policy guidance and	SUNCOR HAS ADOPTED A BUSINESS CONDUCT CODE, SUPPORTED BY DETAILED GUIDANCE AND STANDARDS AND A CODE COMPLIANCE PROGRAM.

standards and a Code compliance program, under which every Suncor director, officer, employee and contract worker is required annually to read a summary of the Code and affirm that he or she has reviewed the summary, that he or she understands the requirements of the Code and provide confirmation of his or her compliance with the Code during the preceding year. The summary provided includes a message from the CEO, emphasizing Suncor's values and making it clear that all representatives of Suncor are expected to conduct daily business in a safe, fair, honest, respectful and ethical manner.

The Board exercises stewardship over the Code in several respects. Suncor's Internal Auditors audit the compliance program annually and the senior director of Internal Audit, who has direct reporting relationships with the Audit Committee, reports on compliance to that committee.

Moreover, at least once annually, the Code is reviewed and if appropriate, updated. Management reports to the Governance Committee annually on this process and any changes are reviewed by the Governance Committee. Any waivers of Code requirements for Suncor's executive officers or members of the Board of Directors must be approved by the Board of Directors or appropriate committee thereof and disclosed. No such waivers were granted in 2011.

Suncor encourages employees to raise ethical concerns with Suncor management and Suncor's legal, corporate security, human resources and Internal Audit departments, without fear of retaliation. In addition, Suncor's "Integrity Hotline" provides a means for Suncor employees to raise issues of concern anonymously, with a third party service provider. The Integrity Hotline is available 24 hours a day, seven days a week. Any issues of a serious nature are investigated by Suncor's Internal Auditors or security staff. The Audit Committee receives regular updates on activities relating to the Integrity Hotline.

Suncor provides additional specialized training for employees for matters governed by the Code, where it is determined such training would be beneficial. For example, all employees directly involved with Suncor's international and offshore operations are required to attend focused workshops, which address, among other items, compliance with sanctions and anti-bribery and anti-corruption legislation and best practices for operating in international jurisdictions where Suncor operates.

The Code is available on Suncor's website.

Conflicts of Interest

The Board has adopted a policy relating to directors' conflicts of interest. Pursuant to this policy, directors are required to maintain with the Corporate Secretary a current list of all other entities in which they have a material interest, or on which they serve as a director, trustee or in a similar capacity. This list is made available to all directors through the directors' portal. Directors must immediately advise the Corporate Secretary of any deletions, additions or other changes to any information in their declaration of interest.

If the change involves a change in the director's principal occupation or an appointment as director, officer or trustee of any for-profit or not-for-profit organization, the director must also notify the chairman of the Board, who will determine whether the change would be inconsistent with the director's duties as a member of the Board. In appropriate circumstances, the director's resignation may be required.

The policy sets out clear procedures applicable in the event conflicts arise. If a director is a party to, or has an interest in any party to, a contract or transaction before the Board of Directors (regardless of the materiality of the contract or transaction), the director must immediately advise the chairman of the Board or the particular committee chair. The director's conflict or potential conflict is recorded in the minutes of meeting and the director is required to absent himself or herself from the meeting for any material discussions or deliberations concerning the subject matter of the contract or transaction. The director is required to abstain from voting on any resolution in respect of such contract or transaction.

The Corporate Secretary ensures that directors do not receive Board materials in situations where the subject matter of those materials could involve an actual or potential conflict of interest.

C-8 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

Board and Committee Meetings

ALL MEMBERS OF THE BOARD ATTENDED 100% OF THE BOARD AND COMMITTEE MEETINGS HELD IN 2011.
The chairman of the Board, in consultation with the Corporate Secretary, has the responsibility of establishing a schedule for the meetings of the Board of Directors and its committees each year, which is approved by the Board. Board and committee meeting dates are established sufficiently in advance where possible (at least one year and longer if practical) to minimize conflict with other commitments on directors' schedules. The Board holds at least five meetings per year, one of which is principally devoted to strategy. If, during the course of the year, circumstances require Board or committee action or consideration, additional meetings are called.

The chairman of the Board works with the CEO to establish the agenda for each Board meeting. The chair of each committee, in consultation with the committee secretary, determines the agenda for each committee meeting. Each Board member is free to suggest inclusion of items on any Board or committee agenda. Whenever feasible, important issues for decision are dealt with over the course of two meetings. The first meeting allows for a thorough briefing and the second allows for the final discussion and decision.

The following provides details about Board and committee meetings held during 2011 and the directors' attendance at these meetings.

BOARD AND COMMITTEES	NUMBER OF MEETINGS HELD IN 2011

Board (1)	7

Governance Committee	5

Audit Committee	7	(2)

HR&CC	6	(2)

EHS&SD Committee	4

NUMBER OF MEETINGS AND NUMBER OF MEETINGS ATTENDED

DIRECTOR (3)	BOARD (1)	GOVERNANCE COMMITTEE	AUDIT COMMITTEE	HR&CC	EHS&SD COMMITTEE	COMMITTEES (TOTAL)	OVERALL ATTENDANCE

Mel E. Benson	7/7	—	—	6/6	4/4 (Chair)	10/10	17/17

Brian A. Canfield (4)	3/3	—	3/3 (Chair) (5)	—	3/3	6/6	9/9

Dominic D'Alessandro	7/7	5/5	7/7	—	—	12/12	19/19

John T. Ferguson(6)	7/7 (Chairman)	—	—	—	—	—	7/7

W. Douglas Ford	7/7	5/5	—	6/6	—	11/11	18/18

Richard L. George	7/7	—	—	—	—	—	7/7

Paul Haseldonckx	7/7	—	7/7	—	4/4	11/11	18/18

John R. Huff	7/7	—	—	6/6	4/4	10/10	17/17

Jacques Lamarre	7/7	—	—	6/6	4/4	10/10	17/17

Brian F. MacNeill	7/7	5/5 (Chair)	7/7	—	—	12/12	19/19

Maureen McCaw	7/7	—	—	6/6	4/4	10/10	17/17

Michael W. O'Brien	7/7	5/5	7/7 (Chair) (5)	—	—	12/12	19/19

James W. Simpson	7/7	5/5	—	6/6 (Chair)	—	11/11	18/18

Eira M. Thomas	7/7	5/5	7/7	—	—	12/12	19/19

(1)
Board meetings held on February 1-2 and November 7-8 are each counted as one meeting for the purpose of the foregoing table.

(2)
A combined meeting of the Audit Committee and HR&CC was held in July of 2011.

(3)
Steven W. Williams was appointed to the Board at the last Board meeting of 2011 and therefore attended no meetings of the Board or any committee of the Board in his capacity as a director in 2011.

(4)
Mr. Canfield retired as a member of the Board, Audit Committee and EHS&SD Committee effective as of May 3, 2011.

(5)
Mr. Canfield acted as chair of the Audit Committee until his retirement on May 3, 2011, following which Mr. O'Brien was appointed to act in such capacity.

(6)
Mr. Ferguson is not a member of any standing committee and therefore attendance is only recorded for meetings of the Board.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-9

Nomination of Directors

The selection process for new nominees for membership on the Board of Directors is conducted by the Governance Committee. More information on the responsibilities, powers and operations of the Governance Committee is found beginning on page 5 of this Schedule.

In considering its recommendations, the Governance Committee acknowledges that the Board's membership should represent a diversity of backgrounds, experience and skills. Directors are selected for their integrity and character, sound and independent judgment, breadth of experience, insight and knowledge and business acumen. Directors are expected to bring these personal qualities to their role as a Suncor director and apply sound business judgment to help the Board make wise decisions and provide thoughtful and informed counsel to senior management.

Pursuant to the policies of the Board, the assessment and selection process is undertaken by the Governance Committee as needed and consists of several steps, including maintaining and updating from time to time, an inventory of capabilities, competencies and skills of current Board members and of the Board as a whole, which is provided below. The Board has determined that the industry background and functional experience of the Board currently maps well to Suncor's strategy – to be Canada's premier integrated energy company.

The above inventory is assessed as required to identify any gaps between the desired set of capabilities, competencies, skills and qualities that are required to undertake the overall strategy of Suncor and those that are adequately represented on the Board, taking pending retirements into account. The Governance Committee uses this assessment as a basis for identifying the skills, experiences, qualifications, diversity and personal qualities desired in potential new Board members. The Governance Committee identifies candidates from a number of sources, including executive search firms, or referrals from existing directors. When a vacancy occurs or is pending, the Governance Committee identifies a short list of potential candidates to pursue further, considering whether the candidates can devote sufficient time and resources to his or her duties as a Board member. The Governance Committee is required to retain an executive search firm or other third party expert to assist in completing reference and background checks on Board candidates. The Governance Committee may also engage

these firms and experts to assist in carrying out any of its duties required to be carried out in relation to recruitment. Pursuant to Board policies, the Governance Committee is required to maintain and update as needed, a list of potential Board candidates for planned and unplanned vacancies through the form of an ever-green list.	AN EVER-GREEN LIST OF POTENTIAL BOARD CANDIDATES IS MAINTAINED AND UPDATED AS NEEDED.

Throughout the process, the Governance Committee provides updates to the Board and solicits input on candidates. Candidates are interviewed by members of the committee and other directors as deemed appropriate. The Governance Committee ultimately provides its recommendation to the full Board of Directors, which approves a nominee for submission to shareholders for election to the Board.

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Retirement

THE CHIEF EXECUTIVE OFFICER AND OTHER MANAGEMENT DIRECTORS ARE REQUIRED TO LEAVE THE BOARD UPON THEIR RETIREMENT FROM SUNCOR. ALL OTHER DIRECTORS, ABSCENT EXCEPTIONAL CIRCUMSTANCES, MUST RETIRE AT THE SHAREHOLDER MEETING FOLLOWING HIS OR HER 72 ND BIRTHDAY.

The Board has adopted a Retirement and Change of Circumstance Policy. The policy provides that all directors, other than management directors, must retire from the Board upon completion of their term of office at the annual meeting of shareholders following their 72nd birthday. The Governance Committee, in consultation with the chairman of the Board, has the authority under exceptional circumstances to recommend extension of the term of a Board member if the retirement of such director would not be in the best interests of Board continuity and effectiveness. Any such extension must be granted by the Board on the recommendation of the Governance Committee. The CEO and other management directors are required to leave the Board upon their retirement from Suncor.

Assessment of Directors

Suncor's Board Effectiveness Policy establishes an annual process (the "Evaluation Process") whereby directors are provided with an opportunity to evaluate the effectiveness of the Board, its committees, the chairman of the Board, committee chairs and Board members and to identify areas where effectiveness can be improved or enhanced in these areas. The Evaluation Process carried out in 2011 showed that all individuals and groups were effectively fulfilling their responsibilities.	THE BOARD HAS ESTABLISHED AN ANNUAL REVIEW PROCESS FOR THE BOARD, ITS COMMITTEES, THE CHAIRMAN, THE CHAIR OF EACH COMMITTEE AND ITS MEMBERS.

The Evaluation Process involves the solicitation of input from individual directors through an annual on-line survey presented in two parts: (i) the Suncor Energy Board, Chairman of the Board and Committee Effectiveness Evaluation Form (the "Board Effectiveness Survey"), which explores the directors' views and solicits feedbacks on how well he or she believes the Board and its committees, including its chairs, are performing; and (ii) the Director Peer Feedback Survey (the "Peer Survey"), which explores the directors' views and solicits feedback on their assessment of other directors' performance, including their contributions, accountability, knowledge, experience and demonstration of high ethical standards.

The Evaluation Process includes open-ended questions to allow directors to suggest improvement. The Board Effectiveness Survey asks each director whether he or she believes the Board and each of its committee is functioning as it should in accordance with its mandate and information obtained from the answers to these questions assists the Board in determining whether any of the Board or committee mandates need to be amended.

Board Effectiveness Review

Confidential responses are tabulated and analyzed by the Corporate Secretary and presented on a report which is circulated to the chair of the Governance Committee and chairman of the Board, who then work with the Corporate Secretary to summarize key items and recommendations for enhancing or strengthening effectiveness (including any recommendations arising from the one-on-one meetings described under "Peer Review" below). The recommendations are tabled, discussed and finalized at the Governance Committee meeting in January and timelines and action items are assigned at the meeting to track any follow-up to effect the recommendations. The chair of the Governance Committee reports to the full Board on the survey results, recommendations and action items at the January meeting of the Board and reports on the progress in completing those recommendations throughout the year. All materials distributed to the Governance Committee, including the consolidated report and recommendations, are made available for review by all directors.

Peer Review

The results of the Peer Survey are tabulated and consolidated by the Corporate Secretary and a summary report is circulated to the chair of the Governance Committee and chairman of the Board. Individual directors receive their personal results.

The chairman of the Board sets up one-on-one meetings with each director to discuss their peer review results and to receive the directors' input on governance, risk and strategy. The chairman of the Board discusses his own peer review results with the chair of the Governance Committee. The one-on-one meetings are completed prior to the Board and committee meetings held in January. This allows any input provided during the peer review on governance, risk and strategy, to be incorporated in the action plans arising from the Evaluation Process. Once the peer review meetings are completed, the chairman of the Board prepares a summary of key items arising from these discussions which are discussed in camera at the Governance Committee and with the meeting of the full Board.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR C-11

Compliance with NYSE Standards

Suncor's corporate governance practices meet or exceed all applicable Canadian Requirements and SEC Requirements. Except as disclosed below, Suncor's corporate governance practices are in compliance with NYSE Standards in all significant respects.

  •
  Approval of Equity Compensation Plans.  Suncor is not required to and does not comply with Section 303A.08 of the NYSE Listed Company Manual which requires shareholder approval of all equity compensation plans and any material revisions thereto, regardless of whether the securities to be delivered under them are newly issued or purchased on the open market. The TSX rules, applicable to Suncor, only require shareholder approval for certain of Suncor's plans in accordance with a specific amendment provision, as approved by shareholders at the 2007 annual and special meeting and by the TSX. See "Summary of Incentive Plans" on page 48 of the Circular.

  •
  Independence Standards.  The Board of Directors is responsible for determining whether or not each director is independent. In making this determination, the Board has adopted the definition of "independence" as set forth in Canadian Requirements (specifically National Instrument 52-110 – Audit Committees) and SEC Requirements (specifically Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended). The Board has not adopted the director independence standards contained in Section 303A.02 of the NYSE's Listed Company Manual.

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SCHEDULE D: POSITION DESCRIPTION FOR INDEPENDENT BOARD CHAIR

The following principles shape the position description and duties for the Chairman of the Board of Directors of Suncor Energy Inc.:

1.
The Board's overarching duty is to supervise the management of Suncor's business and affairs.

2.
Suncor is committed to establishing and maintaining a well developed governance process involving the Board, Board committees and management.

3.
Active involvement and substantive debate are encouraged.

4.
The Board supports the separation of the role of Chairman from the role of Chief Executive Officer (CEO).

5.
The Board is involved in strategic policy issues.

6.
The Board will strive to be the best.

With the foregoing in mind, the framework for Board Chairman will be:

•
The Chairman of the Board is the chief officer of the Board, appointed annually by the Board with remuneration as determined by the Board. The Chairman is not an employee or officer of the Corporation and will be independent of management. The Chairman will foster and promote the integrity of the Board and a culture where the Board works harmoniously for the long-term benefit of the Corporation and its shareholders.

•
The Chairman will preside at meetings of the Board and at meetings of the shareholders of the Corporation, as provided for in the by-laws of the Corporation.

•
The Chairman will serve on the Governance Committee of the Board. The Governance Committee, by its mandate, assists the Board in matters pertaining to governance, including the organization and composition of the Board, the organization and conduct of Board meetings, and the effectiveness of the Board of Directors, Board committees, and individual directors, in fulfilling their responsibilities. The Chairman is also, by standing invitation, an ex-officio of those committees of the Board of which he is not a listed member.

•
The Chairman will be kept well informed on the major affairs and operations of the Corporation, on the economic and political environment in which it operates and will maintain regular contact with the CEO and other senior executive officers of the Corporation.

The accountabilities of the Chairman include:

Shareholder Meetings

•
Subject to the by-laws, chair all shareholder meetings.

•
Review and approve minutes of all shareholder meetings.

Manage the Board

•
Subject to the by-laws, chair all Board meetings.

•
Provide leadership to the Board.

•
In conjunction with the Governance Committee, ensure that processes to govern the Board's work are effective to enable the Board to exercise oversight and due diligence in the fulfillment of its mandate.

•
Identify guidelines for the conduct and performance of directors.

•
Manage director performance.

•
With the assistance of the corporate secretary and CEO, oversee the management of Board administrative activities (meeting schedules, agendas, information flow and documentation).

•
Facilitate communication among directors.

•
Attend committee meetings as deemed appropriate.

•
Review and approve minutes of all Board meetings prior to presentation to the Board for approval.

Develop a More Effective Board

•
Working with the Governance Committee, plan Board and Board committee composition, recruit directors, and plan for director succession.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR D-1

•
Working with the Governance Committee, participate in the Board effectiveness evaluation process and meet with individual directors to provide constructive feedback and advice.

•
Review any change in circumstance of individual directors and determine whether directors' other commitments conflict with their duties as directors of Suncor; review requests from the CEO to sit on the Board of Directors of outside business organizations.

•
Review and approve requests from directors under the Board's Directors Continuing Education Policy.

Work with Management

•
Support and influence strategy.

•
With the assistance of the Human Resources and Compensation Committee, lead the Board in evaluating the performance of the CEO.

•
Review the CEO's expenses on a quarterly basis.

•
Build relationships at the senior management level.

•
Provide advice and counsel to the CEO.

•
Serve as an advisor to the CEO concerning the interests of the Board and the relationship between management and the Board.

Liaise with Stakeholders

•
Share Suncor's views with other boards and organizations when required.

•
Although primary responsibility for the Corporation's relationships with the financial community, the press and other external stakeholders rests with the CEO, the Chairman may be requested, from time to time, to attend meetings with outside stakeholders.

D-2 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

SCHEDULE E: DIRECTOR INDEPENDENCE POLICY AND CRITERIA

BACKGROUND:

Corporate governance guidelines provide that boards of directors should have a majority of independent directors, and that the board chairman should be independent.

The purpose of this independence policy and criteria is to state the criteria by which the Board of Directors (the "Board") of Suncor Energy Inc. ("Suncor") determines whether each of its directors is or is not independent.

INDEPENDENCE POLICY:

Pursuant to the terms of reference for the Board, a majority of the Board must be independent, and in addition, the Audit, Governance, and Human Resources and Compensation Committees, shall be comprised solely of independent directors. The Governance Committee will conduct an annual review of the status of each director and director nominee in light of the following criteria for independence, and will recommend to the Board in order that the Board may affirmatively determine the status of each such individual. In making independence determinations, the Board shall consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The key concern when assessing independence is independence from management.

INDEPENDENCE CRITERIA:

A director of Suncor will be considered independent only if the Board has affirmatively determined that the director has no material relationship with Suncor, either directly or as a partner, shareholder or officer of an organization that has a material relationship with Suncor. A "material relationship" is one which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director's independent judgment (CSA National Instrument 52-110).

Notwithstanding the foregoing, a director will NOT be considered independent if (1):

•
The director is, or has been within the last three years, an employee or executive officer of Suncor, or an immediate family member is or has been within the last three years, an executive officer, of Suncor.

•
The director has received, or an immediate family member has received, during any 12-month period within the last three years, more than $75,000 in direct compensation from Suncor, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and other than compensation received by any immediate family member for service as an employee of Suncor (other than an executive officer).

•
The director or an immediate family member is a current partner of a firm that is Suncor's internal or external auditor; a director is a current employee of such a firm; or a director's immediate family member is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Suncor's audit within that time. For the purposes of this point ONLY, "immediate family member" means a spouse, minor child or stepchild, adult child or stepchild sharing a home with the director.

•
The director or any immediate family member is or has been within the last three years employed, as an executive officer of another corporation where any of Suncor's current executive officers at the same time serve on that corporation's compensation committee.

•
The director is a current employee, or an immediate family member is a current executive officer, of a corporation that has made payments to, or received payments from, Suncor, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other corporation's consolidated gross revenues.

•
Contributions to tax exempt organizations shall not be considered "payments" for the purposes of these rules, provided that Suncor shall disclose in its proxy circular such contributions made to any tax exempt organization in which a director serves as an executive officer, if within the preceding three years, contributions in any single fiscal year from Suncor to the organization exceeded the greater of $1 million, or 2% of such organization's consolidated gross reserves.

(1)
Unless otherwise noted, "immediate family member" is defined to include a person's spouse, parents, children, siblings, mothers and fathers in law, sons and daughters in law, brothers and sisters in law, and anyone other than domestic employees who shares such person's home.

•
For Audit Committee members only, in order to be considered independent, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board Committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from Suncor, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Suncor provided that such compensation is not contingent in any way on continued service; and in addition, shall not be an affiliated person of Suncor or any of its subsidiaries.

A director of Suncor will not be considered to have a material relationship with Suncor solely because the individual or his or her immediate family member:

•
Has previously acted as an interim CEO of Suncor; or

•
Acts, or has previously acted, as chair or vice chair of the Board or of any Board committees on a part-time basis; or

•
Sits on the board of directors or as a trustee or in an equivalent capacity, of another corporation, firm or other entity, which has a business relationship with Suncor, provided that the individual's remuneration from the other entity is not personally material to that individual or dependent on or variable with the nature or extent of the business relationship with Suncor, the individual is not involved in negotiating, managing, administering or approving contracts between Suncor and the other entity, and the individual otherwise is in compliance with the Board's conflict of interest policy with respect to contracts between Suncor and that other entity.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR E-1

SCHEDULE F: BOARD TERMS OF REFERENCE

PART I: OVERVIEW

The Canada Business Corporations Act (the Act), Suncor Energy's governing statute, provides "that the directors shall manage or supervise the management of the business and affairs of a corporation...". In practice, as a Board of Directors cannot "manage" a corporation such as Suncor Energy in the sense of directing its day-to-day operations, the overarching role and legal duty of Suncor's Board of Directors is to "supervise" the management of Suncor's business and affairs. Accordingly, the Board of Directors oversees development of the overall strategic direction and policy framework for Suncor Energy. This responsibility is discharged through Board oversight of Suncor Energy's management, which is responsible for the day-to-day conduct of the business. The Board, through the Chief Executive Officer (CEO), sets standards of conduct, including the Corporation's general moral and ethical tone, compliance with applicable laws, standards for financial practices and reporting, qualitative standards for operations and products and other standards that reflect the views of the Board as to the conduct of the business in the best interests of the Corporation.

In general, then, the Board is responsible for the selection, monitoring and evaluation of executive management, and for overseeing the ways in which Suncor Energy's business and affairs are managed. In this way, the Board assumes responsibility for the stewardship of the Corporation. Specific responsibilities which facilitate the discharge of the Board's stewardship responsibilities include: the strategic planning process, risk identification and management, ensuring that effective stakeholder communication policies are in place, and ensuring the integrity of internal controls and management information systems. These responsibilities, and others, are addressed in more detail in the Board's Mandate, comprising Part IV of these Terms of Reference.

The Board of Directors discharges its responsibilities with the assistance of Board committees. The committees advise and formulate recommendations to the Board, but do not, except in limited and specifically identified circumstances, have the authority to approve matters on behalf of the Board of Directors. General guidelines relating to Board committees comprise Part III of these Terms of Reference. In addition, each committee has a written mandate, setting out the scope of its operations, and its key roles and responsibilities. Position descriptions of the Board Committee Chairs and the Board of Directors Chairman set out the related principles, framework and accountabilities for those key roles in Suncor's Board governance.

The CEO of Suncor Energy is delegated the responsibility for the day-to-day management of the Corporation and for providing the Corporation with leadership. The CEO discharges these responsibilities by formulating Corporation policies and proposed actions, and, where appropriate, presenting them to the Board for approval. The Corporation's Management Control Process Policy explicitly identifies actions which have been specifically delegated to the CEO, and those which are reserved to the Board of Directors. In addition, the Board has plenary power, and has the power to specify and modify the authority and duties of management as it sees fit with a view to Suncor Energy's best interests and in accordance with current standards. The Act also identifies certain matters which must be considered by the Board as a whole and may not be delegated to a committee or to management. These matters include:

•
any submission to the shareholders of a question or matter requiring the approval of the shareholders;

•
the filling of a vacancy among the directors or in the office of the external auditor;

•
the manner of and terms for the issuance of securities;

•
the declaration of dividends;

•
the purchase, redemption or any other form of acquisition of shares issued by the Corporation;

•
the payment of a commission to any person in consideration of the purchase or agreement to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares;

•
the approval of management proxy circulars;

•
the approval of any take-over bid circular or directors' circular;

•
the approval of the audited annual financial statements of the Corporation; and

•
the adoption, amendment or repeal of by-laws of the Corporation.

One of the key stewardship responsibilities of the Board is to approve the Corporation's goals, strategies and plans, and the fundamental objectives and policies within which the business is operated, and evaluate the performance of executive management. Once the Board has approved the goals, strategies and plans, it acts in a unified and cohesive manner in supporting and guiding the CEO. The CEO keeps the Board fully informed of the progress of the Corporation toward the achievement of its goals, strategies and plans, in a timely and candid manner, and the Board of Directors continually evaluates the performance of executive management toward these achievements.

F-1 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

PART II: BOARD GUIDELINES

The following have been adopted by the Board as the guidelines applicable to the Board and its operations:

•
These Terms of Reference for the Board of Directors (which include the Board Guidelines, Committee Guidelines, Board Mandate and Board Forward Agenda, setting out the important issues that must be addressed by the Board of Directors annually), and the mandates and forward agendas of the Board committees, constitute the charters of the Board and committees respectively, and are reviewed by the Board annually and updated as deemed appropriate. These charters are supplemented by the position descriptions for the Board Chairman and Board Committee Chairs, as well as the Director Accountability Statement.

•
The CEO is responsible for leading the development of long-range plans for the Corporation, including its goals and strategies. The Board, both directly and through its committees, participates in discussions of strategy, by responding to and contributing ideas. The Board annually reviews and approves the Corporation's annual business plan (including the annual budget), and approves the strategies as reflected in the Corporation's long range plan.

•
The Board believes that the appropriate size for the Board is between 10 and 14 members.

•
Directors stand for re-election annually.

•
The Board maintains a Mandatory Retirement and Change of Circumstance Policy and reviews the policy periodically to ensure it continues to serve the Corporation's best interests. The Board maintains a policy permitting directors to retain outside advisors at the expense of the Corporation, subject to the written approval of any of the Board Chairman, the Chair of the committee proposing to retain outside advisors, or the Governance Committee. In exercising their approval authority, the Board Chairman, Board Committee Chair or Governance Committee, as the case may be, will establish, on a case by case basis, reasonable monetary limits and other controls as deemed appropriate.

•
In order to support the alignment of Directors' interests with those of Suncor's shareholders, Directors shall own during the term of their directorship within five years of being appointed or elected to the Board, a minimum value of Suncor common shares, DSUs or any combination thereof, as determined annually by the Human Resources and Compensation Committee.

•
The Board should be comprised of a majority of independent directors. The Board has defined an independent director in written independence criteria, based on definitions in the Canadian Requirements and the SEC Requirements (1). On an annual basis, the Board of Directors shall consider and affirmatively determine whether each individual director is independent, in accordance with the criteria.

•
The membership of the CEO on the Board of Directors is valuable and conducive to effective decision making. However, there should generally be no more than three inside (2) directors on the Board of Directors.

•
The Board supports the separation of the role of Chairman from the role of CEO.

•
The Board will evaluate the performance of the CEO at least annually. The evaluation will be based on criteria which includes the performance of the business and the accomplishment of CEO's qualitative and quantitative objectives as established at the beginning of each fiscal year of the Corporation, and the creation and fostering within the Corporation of a culture of integrity.

•
The Board Chairman will work with the CEO to establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Whenever feasible, important issues should be dealt with over the course of two meetings. The first such meeting would allow for a thorough briefing of the Board, and the second would allow for final discussion and a decision.

•
The Board will hold at least five meetings per year, one of which shall be principally devoted to strategy. An additional meeting shall be scheduled for approval of the annual proxy circular, annual information form and other annual disclosure documents, as necessary.

•
Whenever feasible, the Board will receive materials at least one full weekend in advance of meetings. Presentations on specific subjects at Board meetings will only briefly summarize the material sent so discussion at the meeting can focus on questions and issues. Directors are expected to have reviewed these materials prior to attendance at Board and committee meetings, and are expected to be prepared to engage in meaningful discussion and provide considered, constructive and thoughtful feedback and commentary at meetings.

•
Board meeting dates will be established sufficiently in advance (at least one year and longer if practical) to minimize conflict with other commitments on Directors' schedules. Directors are accordingly expected to make every reasonable effort to attend all meetings of the Board and its committees, if not in person then by telephone.

(1)
Suncor's corporate governance practices reflect applicable rules and guidelines adopted by the Canadian Securities Administrators (the "Canadian Requirements") and the U.S. Securities and Exchange Commission ("SEC"), including applicable rules adopted by the SEC to give effect to the provisions of the Sarbanes-Oxley Act of 2002 (collectively, the "SEC Requirements").

(2)
An inside director is an officer (other than an officer serving as such in a non-executive capacity) or employee of the Corporation.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR F-2

•
While the Board does not restrict the number of public company boards that a director may serve on, each director should ensure that he or she is able to devote sufficient time and energy to carrying out their duties effectively.

•
The Board encourages the CEO to bring other executive officers into Board meetings. The presence of such executives is expected to bring additional insights into the discussions, because of the executives' personal involvement in, and knowledge of, specific agenda items. The benefit of exposing the Board to other executives, for succession planning and career development purposes, is recognized.

•
The Board is responsible for selecting its own members, and for assessing the performance of individual directors, as well as the effectiveness of Board committees and the Board of Directors as a whole. The Board delegates management of the selection processes to the Governance Committee. The Governance Committee has established a policy for director selection. The selection process includes consideration of the competencies and skills the Board, as a whole, should possess, against those of existing directors, and a consideration of the competencies and skills each new nominee will bring to the Board, as well as their ability to devote sufficient time and attention to fulfilling the role of director. The Board ultimately determines nominees that will be included in the Corporation's management proxy circular.

•
The outgoing Chairman of the Board, or in the absence of the outgoing Chairman, a director elected by resolution of the Board, shall manage the process of electing a new Chairman by seeking nominations, determining the willingness of each nominee to take on the role of Chairman of the Board, and by presiding over an election by secret ballot.

•
The Board supports the principle that its membership should represent a diversity of backgrounds, experience and skills.

•
Succession and management development plans will be reviewed by the Human Resources & Compensation Committee, and reported on annually to the Board.

•
At the conclusion of each Board meeting, the Board of Directors shall meet on an "in camera" basis without management. Such in camera meetings shall be presided over by the independent Chairman. In addition, at least once annually, the independent directors will meet in the absence of both management and non-independent directors.

•
At least once annually, the Board will meet at a Suncor Energy location other than the head office location. The purpose is to facilitate continual exposure of Board members to the Corporation's operations and the communities in which they are carried out.

PART III: COMMITTEE GUIDELINES

•
The Board has four standing committees: the Audit Committee, the Governance Committee, the Human Resources and Compensation Committee ("HR&CC"), and the Environment, Health, Safety & Sustainable Development Committee ("EHS&SD"). From time to time the Board may create ad hoc committees to examine specific issues on behalf of the Board. Each committee maintains a written mandate and reviews that mandate annually. Any recommendations to amend committee mandates are reviewed by the Governance Committee for recommendation to the Board of Directors.

•
The Governance Committee, with input from the Chairman of the Board, plans Board committee appointments (including the designation of a committee Chair) for recommendation to and appointment by the Board. The committees shall be reconstituted annually following the annual general meeting at which directors are elected by the shareholders of the Corporation. In accordance with the Corporation's By-laws, unless otherwise determined by resolution of the Board of Directors, a majority of the members of a committee shall constitute a quorum for meetings of committees.

•
Each committee shall be comprised of a minimum of three and a maximum of six directors. Each committee shall have a non-member Secretary who may be a member of management of the Corporation. The Chair of each committee, in consultation with the committee Secretary, shall determine the agenda for each committee meeting.

•
The Board supports the principle that committee Chairs should be rotated regularly while preserving continuity.

•
Except where otherwise specified in these terms of reference or in the Corporation's By-laws, each committee shall have the power to determine its own rules of procedure.

•
The Audit Committee will consist entirely of outside, independent (3) directors. In addition, all members of the Audit committee must be, in the judgment of the Board of the Directors, financially literate (4), and at least one member of the Audit Committee must be an audit committee financial expert (5).

•
In general Audit Committee members will not simultaneously be members of the Audit Committee of more than two other public companies, unless the Board of Directors affirmatively determines that simultaneous service on a greater number of audit committees would not impair the member's ability to effectively serve on Suncor's Audit Committee. Any such determination by the Board of Directors shall be disclosed in the Corporation's management proxy circular.

•
The HR&CC will consist entirely of outside, independent directors.

(3)
See note 1

(4)
See Appendix A

(5)
See Appendix A

F-3 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

•
The Governance Committee shall consist entirely of outside, independent directors.

•
The Chairman, by standing invitation, is considered an ex-officio of those committees of the Board of which he is not a listed member.

•
At the conclusion of each committee meeting, the committee shall meet on an "in camera" basis without management. Such in camera meetings shall be presided over by the Chair of the committee, if an independent director, or other committee member who is an independent director, as selected by the independent directors on the committee.

PART IV: MANDATE OF THE BOARD OF DIRECTORS

Goals of the Board

The major goals and responsibilities of the Board are to:

•
Establish policy direction and the fundamental objectives of the Corporation;

•
Supervise the management of the business and affairs of Suncor Energy;

•
Ensure the Corporation has an effective strategic planning process;

•
Identify the principal risks of Suncor Energy's business, and ensure that there are systems in place to effectively monitor and manage these risks;

•
Annually approve the strategies reflected in Suncor's long range plan, which takes into account, among other things, the opportunities and risks of the Corporation's business;

•
Protect and enhance the assets of the owners of the Corporation and look after their interests in general;

•
Ensure the continuity of the Corporation by assuming responsibility for the appointment of and succession to the office of the CEO, enforcing the articles and by-laws and by seeing that an effective Board is maintained;

•
Make certain decisions that are not delegable, such as the declaration of dividends; and

•
Provide leadership and direction for the Corporation in establishing and maintaining a high standard of corporate ethics and integrity.

Major Duties

The major duties of the Board are to:

1.
Foster the long-term success of Suncor Energy. Commit to the enterprise and acknowledge that the best interests of Suncor Energy and its shareholders must prevail over any individual business interests of the membership of the Board. Represent and safeguard the interests of all shareholders while recognizing that the interests of employees, customers, suppliers, and especially the general public must also be taken into account for the enterprise to continue being able to serve its owners. Monitor and work to improve return on, security of, and prospects for enhancement of the value of shareholder investment.

2.
Determine and control in broad terms the purposes, goals, activities and general characteristics of Suncor Energy. These duties range from establishing objectives, scope of operations, and fundamental strategies and policies and annually approving Suncor's annual budget and the strategies reflected in its long range plan, to declaring dividends, approving annual budgets, major capital investments, mergers and acquisitions, issuance or retirement of stock, and other specific actions that are likely to have a substantial effect on the Corporation or that the Board is legally required to take.

3.
Review with management the mission of the Corporation, its objectives and goals, and the strategies whereby it proposes to achieve them. Monitor the Corporation's progress toward its goals and plans, and assume responsibility to revise and alter the Corporation's direction where warranted.

4.
Appoint a CEO, monitor and evaluate his performance, provide for adequate succession to that position, and replace the CEO when appropriate. Appoint as well the other officers of the Corporation, and in respect of the senior officers, monitor their performance, that there is adequate succession to their positions, and that they are replaced when appropriate.

5.
Ensure that the CEO is providing for achievement of acceptable current financial results relative to corporate objectives, budgets, and the economic environment, and the development of resources necessary to future success. These resources include:

•
management competence, organization and depth;

•
technology in exploration, production, mining, manufacturing, product design and product application;

•
fixed assets;

•
marketing capability – customer loyalty, distribution organization, market knowledge and so on;

•
work force and employee relations;

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR F-4

  •
  financial resources, including relations with the financial community; and

  •
  reputation.

6.
Establish an overall compensation policy for the Corporation and monitor its implementation with special attention devoted to the executive group. Review the policy from time to time to ensure that it continues to be appropriate.

7.
Oversee corporate financial operations, including:

•
capital structure management, maintaining reasonable financial flexibility and safety while achieving an appropriate return on equity;

•
financial results reporting;

•
allocation of assets, providing for increasing investment in areas of high return while withdrawing funds from areas producing inadequate returns;

•
maintaining access to suitable sources of new capital;

•
pension funds and other major employee benefit programs;

•
dividend pay-out policy and action;

•
selection of outside auditors for approval by the shareholders; and

•
insurance.

8.
Identify the principal risks of the Corporation's business and ensure implementation and monitoring of systems to effectively manage these risks.

9.
Ensure that processes are in place to monitor and maintain the integrity of the Corporation's internal control and management information systems.

10.
Ensure that the Corporation has in place appropriate environmental, health and safety policies, having regard to legal, industry and community standards, and ensure implementation of management systems to monitor the effectiveness of those policies.

11.
Ensure that systems are in place for communication and relations with stakeholder groups, including, but not limited to, shareholders, the investing public, government, employees, the financial community, and the communities in which Suncor Energy operates. Ensure that measures are in place for receiving feedback from stakeholders, including toll free telephone and internet email communication channels that are adequately resourced to respond to appropriate enquiries. Monitor system effectiveness and significant sensitive and legally required communications.

12.
Ensure that the Corporation has systems in place which accommodate stakeholder feedback.

13.
Collectively and individually respond constructively to requests for advice and assistance from the CEO. Provide leadership and policy direction to management with a view to establishing and maintaining a high standard of legal and ethical conduct for the Corporation, by:

•
taking reasonable steps to ensure that Suncor Energy complies with applicable laws and regulations and with its constating documents, including its Articles and By-laws, and operates to high ethical and moral standards – being on the alert for and sensitive to situations that could be considered illegal, unethical or improper, and taking corrective steps;

•
establishing the means of monitoring performance in this area with assistance of legal counsel;

•
approving and monitoring compliance with key policies and procedures by which the Corporation is operated; complying with the legal requirements, including those pursuant to the Canada Business Corporations Act, applicable to corporate boards of directors, including, without limitation, the duty to act honestly and in good faith with a view to the best interests of the Corporation, and the duty to exercise the care, diligence and skill that reasonably prudent people exercise in comparable circumstances.

14.
Manage Board operations, including, without limitation:

•
subject to any required shareholder approval, fix the size of the Board, review its composition and, when appropriate, identify new nominees to the Board;

•
elect a Chairman, appropriate committees and Committee Chairs;

•
define the duties of the Chairman of the Board and the committees;

•
determine when and where the Board meets;

•
influence the structuring of agendas and how meeting time is spent; and

•
meet legal requirements with respect to corporate administration.

F-5 SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR

APPENDIX A TO THE TERMS OF REFERENCE – FINANCIAL LITERACY AND EXPERTISE

For the purpose of making appointments to the Corporation's Audit Committee, and in addition to the independence requirements, all Directors nominated to the Audit Committee must meet the test of Financial Literacy as determined in the judgment of the Board of Directors. Also, at least one director so nominated must meet the test of Financial Expert as determined in the judgment of the Board of Directors.

Financial Literacy

Financial Literacy can be generally defined as the ability to read and understand a balance sheet, an income statement and a cash flow statement. In assessing a potential appointee's level of Financial Literacy the Board of Directors must evaluate the totality of the individual's education and experience including:

•
The level of the person's accounting or financial education, including whether the person has earned an advanced degree in finance or accounting;

•
Whether the person is a professional accountant, or the equivalent, in good standing, and the length of time that the person actively has practiced as a professional accountant, or the equivalent;

•
Whether the person is certified or otherwise identified as having accounting or financial experience by a recognized private body that establishes and administers standards in respect of such expertise, whether that person is in good standing with the recognized private body, and the length of time that the person has been actively certified or identified as having this expertise;

•
Whether the person has served as a principal financial officer, controller or principal accounting officer of a company that, at the time the person held such position, was required to file reports pursuant to securities laws, and if so, for how long;

•
The person's specific duties while serving as a public accountant, auditor, principal financial officer, controller, principal accounting officer or position involving the performance of similar functions;

•
The person's level of familiarity and experience with all applicable laws and regulations regarding the preparation of financial statements that must be included in reports filed under securities laws;

•
The level and amount of the person's direct experience reviewing, preparing, auditing or analyzing financial statements that must be included in reports filed under provisions of securities laws;

•
The person's past or current membership on one or more audit committees of companies that, at the time the person held such membership, were required to file reports pursuant to provisions of securities laws;

•
The person's level of familiarity and experience with the use and analysis of financial statements of public companies; and

•
Whether the person has any other relevant qualifications or experience that would assist him or her in understanding and evaluating the Corporation's financial statements and other financial information and to make knowledgeable and thorough inquiries whether:

•
The financial statements fairly present the financial condition, results of operations and cash flows of the Corporation in accordance with generally accepted accounting principles; and

•
The financial statements and other financial information, taken together, fairly present the financial condition, results of operations and cash flows of the Corporation.

Audit Committee Financial Expert

An "Audit Committee Financial Expert" means a person who in the judgment of the Corporation's Board of Directors, has following attributes:

a.
an understanding of Canadian generally accepted accounting principles and financial statements;

b.
the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

c.
experience preparing, auditing or analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Suncor's financial statements, or experience actively supervising one or more persons engaged in such activities;

d.
an understanding of internal controls and procedures for financial reporting; and

e.
an understanding of audit committee functions.

A person shall have acquired the attributes referred to in items (a) through (e) inclusive above through:

a.
education and experience as a principal financial officers, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

b.
experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

c.
experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

d.
other relevant experience.

SUNCOR ENERGY INC. 2012 MANAGEMENT PROXY CIRCULAR F-6

If you are looking for Suncor's 2011 annual report and you haven't received it in the mail, you may not have confirmed you wanted to receive it. Our 2011 annual report is available electronically on
Suncor's web site at www.suncor.com. Or if you would like to receive a printed copy, please call 1-800-558-9071.

Box 2844, 150 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3 tel: (403) 296-8000 fax: (403) 296-3030 info@suncor.com www.suncor.com

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